UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ZEMEX CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box)

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i) (1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee: is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with written preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MANAGEMENT PROXY CIRCULAR

IN RESPECT OF THE

SPECIAL MEETING OF THE SECURITYHOLDERS

OF

ZEMEX CORPORATION

TO BE HELD ON MAY 5, 2003

TO CONSIDER THE PLAN OF ARRANGEMENT INVOLVING

ZEMEX CORPORATION

AND 6012639 CANADA INC.,

A NEWLY FORMED SUBSIDIARY OF

CEMENTOS PACASMAYO, S.A.A.

April 2, 2003

This management proxy circular is first being mailed to securityholders of Zemex Corporation on or about April 7, 2003.

ZEMEX CORPORATION 95 Wellington Street West, Suite 2000 Toronto, Ontario Canada M5J 2N7

April 2, 2003

To the Securityholders of Zemex Corporation:

On behalf of the Board of Directors of Zemex Corporation, I would like to invite you to a special meeting of the Corporation’s securityholders to be held on May 5, 2003 at 10:00 a.m. (Toronto time) in the Quebec Room of the Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario.

The Corporation proposes to complete a plan of arrangement pursuant to which a subsidiary of Cementos Pacasmayo S.A.A. will acquire all the outstanding common shares of Zemex for US$8.80 cash per common share and each of the options of Zemex having an exercise price less than US$8.80 for a cash payment of the difference between US$8.80 and the exercise price. Upon completion of the arrangement, Zemex will cease to be publicly traded in Canada and the United States.

At the special meeting, our securityholders will be asked to vote on a special resolution approving the arrangement. The attached management proxy circular describes the arrangement in detail. Please review the document carefully. You may wish to consult your financial advisor to assist you in considering the implications of the arrangement.

The affirmative vote of at least 66 2/3% of the votes cast by holders of our common shares and options to purchase our common shares, voting as a single class, present in person or by proxy at the special meeting, is required to approve the special resolution. Certain of our shareholders and optionholders have entered into support agreements in which they agreed to vote, in the aggregate, 3,562,674 common shares and options to purchase 559,500 common shares (representing approximately 46% of our shares and options), in favour of approving the arrangement.

Your Board of Directors has determined that the arrangement is fair to and in the best interests of Zemex and its securityholders and unanimously recommends that all securityholders vote in favour of the arrangement.

Sincerely,

/s/ R. Peter Gillin

R. Peter Gillin
President and Chief Executive Officer

ZEMEX CORPORATION 95 Wellington Street West, Suite 2000 Toronto, Ontario Canada M5J 2N7

NOTICE OF SPECIAL MEETING OF SECURITYHOLDERS

May 5, 2003

To the Securityholders:

Notice is hereby given that a special meeting of holders of common shares and options to purchase common shares of Zemex Corporation will be held in the Quebec Room at the Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario M5J 1E3, on May 5, 2003 at 10:00 a.m. (Toronto time) for the following purposes:

1.	for Zemex’s shareholders and optionholders to consider, pursuant to an interim order of the Superior Court of Justice of the Province of Ontario, and, if deemed advisable, to pass a special resolution to approve an arrangement under Section 192 of the Canada Business Corporations Act, as described in the accompanying management proxy circular, pursuant to which holders of our common shares will receive U.S. $8.80 for each share of Zemex Corporation that such holders own and holders of options to purchase common shares will receive the positive difference, if any, between $8.80 per share and the exercise price for such options; and

2.	to transact such other business as may properly come before the special meeting and any adjournments or postponements of the special meeting.

Only holders who owned common shares or options to purchase common shares at the close of business on March 31, 2003, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting.

The proposed arrangement is described in the accompanying management proxy circular. The full text of the plan of arrangement is set out in Exhibit B to the arrangement agreement which is attached to the accompanying management proxy circular as Schedule A. The full text of the special resolution referred to in Item 1 above is set out in Schedule F to the accompanying management proxy circular.

Registered holders of Zemex common shares are entitled to exercise dissent rights in accordance with Section 190 of the Canada Business Corporations Act as modified by the plan of arrangement and the interim order. Registered holders of Zemex common shares who properly exercise their dissent rights will be entitled to be paid the fair value of all, but not less than all, of such shares if they dissent from the special resolution and the arrangement becomes effective. See “Rights of Dissenting Shareholders” in the management proxy circular.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE ARRANGEMENT ON THE TERMS SET FORTH IN THE PLAN OF ARRANGEMENT BY VOTING IN FAVOUR OF THE ARRANGEMENT.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy (proxies if you hold both common shares and options) and return it or them promptly in the enclosed return envelope to our transfer agent, CIBC Mellon Trust Company, 200 Queen’s Quay East, Unit #6, Toronto, Ontario, Canada M5A 4K9, Attention: Proxy Department. Proxies must be received by no later than 4:00 p.m. (Toronto time) on May 2, 2003 or, in the event the special meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned or postponed meeting. Any person giving a proxy has the power to revoke it at any time prior to the voting thereof. Even though you execute the proxy, you may still vote your shares or options in person at the special meeting.

By Order of the Board of Directors,

Toronto, Ontario April 2, 2003	/s/ Lorna MacGillivray Lorna D. MacGillivray Assistant Secretary

QUESTIONS AND ANSWERS ABOUT THE PLAN OF ARRANGEMENT
SUMMARY
The Companies
The Special Meeting
NOTICE TO UNITED STATES SECURITYHOLDERS
THE COMPANIES
Zemex Corporation
Cementos Pacasmayo S.A.A.
6012639 Canada Inc.
INFORMATION CONCERNING THE SPECIAL MEETING
Time, Date and Place of Meeting
Record Date and Entitlement to Vote
Purpose of the Special Meeting
Solicitation of Proxies
Voting Securities and Principal Holders Thereof
Securityholder Approval
Appointment and Revocation of Proxies
Voting of Shares and Options Represented by Management Proxies
Due Date for Signed Proxies
Beneficial Holders of Common Shares
Dollar Figures
THE ARRANGEMENT
Implementation of the Arrangement
The Arrangement Agreement
Background to the Arrangement; Proceedings of Our Special Committee; and Deliberations of Directors
Financing for the Arrangement
Reasons for the Arrangement
Fairness Opinion of TD Securities
Approach To Fairness
Net Asset Value Analysis
Discounted Cash Flow Analysis
Comparable Precedent Transactions Analysis
Precedent Transactions Premiums Analysis
Liquidity Analysis
Recommendations of Directors
Intentions of Directors and Officers
Court Approval
Securityholder Approval
Transaction Approval
Effective Time of the Arrangement
Stock Exchange Listings
Trading in Our Shares
Interests of Insiders and Management in the Arrangement
Accounting Treatment of the Arrangement
Delisting and Deregistration of Common Shares
Termination of Ongoing Reporting Obligations
Structure of the Arrangement
The Arrangement Consideration — Shares
Return of Share Certificates
Treatment of Stock Options
Surrender of Certificates
Lost Certificates
Unclaimed Amounts
CERTAIN US FEDERAL INCOME TAX CONSEQUENCES
Federal Income Tax Consequences to US Holders of Shares or Options
Federal Income Tax Considerations for Non-US Holders of Shares or Options
CERTAIN CANADIAN INCOME TAX CONSIDERATIONS
Residents of Canada
Shareholders — Capital Gains and Capital Losses
Shareholders — Exercise of Dissent Rights
Holders of Options to Acquire Common Shares
Non-Residents of Canada
Shareholders – Capital Gains and Capital Losses
Shareholders – Exercise of Dissent Rights
Holders of Options to Acquire Common Shares
RIGHTS OF DISSENTING SHAREHOLDERS
THE ARRANGEMENT AGREEMENT
Representations and Warranties of Pacasmayo
Covenants
Directors’ and Officers’ Indemnification and Exculpation; Liability Insurance
Employee Benefits Plans
Pacasmayo Guaranty
Conditions to the Completion of the Arrangement
Regulatory Approval
No Solicitation
Termination and Payment of Termination and Break-Up Fees
Fees and Expenses in Connection with the Arrangement
Governing Law
Plan of Arrangement
SUPPORT AGREEMENTS WITH SECURITYHOLDERS
Parties to the Agreements
Voting Arrangements
PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
Ownership Table
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
Compensation Philosophy
Compensation
2002 Performance
Compensation of Named Officers
COMPENSATION OF DIRECTORS
Option Exercises and Year-End Values Table
Option Grants to Named Officers
1999 Employee Stock Purchase Plan
Indebtedness of Directors, Named Officers and Senior Officers
Pension Plan
Average Final
Credited Service as of NRD
SHAREHOLDER RETURN PERFORMANCE GRAPH
OTHER MATTERS AT SPECIAL MEETING
SHAREHOLDER PROPOSALS
CAUTIONARY “SAFE HARBOR” STATEMENT UNDER THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
ADDITIONAL INFORMATION
DIRECTORS’ APPROVAL

QUESTIONS AND ANSWERS ABOUT THE PLAN OF ARRANGEMENT	1
SUMMARY	4
The Companies	4
The Special Meeting	4
The Arrangement	6
Special Committee; Recommendation and Opinion	8
Interests of Insiders and Management	9
Income Tax Considerations	9
Transaction Approvals	11
NOTICE TO UNITED STATES SECURITYHOLDERS	12
THE COMPANIES	12
Zemex Corporation	12
Cementos Pacasmayo S.A.A.	12
6012639 Canada Inc.	12
INFORMATION CONCERNING THE SPECIAL MEETING	13
Time, Date and Place of Meeting	13
Record Date and Entitlement to Vote	13
Purpose of the Special Meeting	13
Solicitation of Proxies	13
Voting Securities and Principal Holders Thereof	13
Securityholder Approval	14
Appointment and Revocation of Proxies	14
Voting of Shares and Options Represented by Management Proxies	14
Due Date for Signed Proxies	15
Beneficial Holders of Common Shares	15
Dollar Figures	15
THE ARRANGEMENT	15
Implementation of the Arrangement	16
The Arrangement Agreement	16
Background to the Arrangement; Proceedings of Our Special Committee; and Deliberations of Directors	17
Financing for the Arrangement	18
Reasons for the Arrangement	19
Fairness Opinion of TD Securities Inc.	21
Approach To Fairness	23
Net Asset Value Analysis	23
Discounted Cash Flow Analysis	24
Comparable Precedent Transactions Analysis	24
Precedent Transactions Premiums Analysis	26
Liquidity Analysis	26
Recommendations of Directors	27
Intentions of Directors and Officers	27
Court Approval	27
Securityholder Approval	27
Transaction Approval	27
Effective Time of the Arrangement	28
Stock Exchange Listings	28
Trading in Our Shares	28
Interests of Insiders and Management in the Arrangement	29
Accounting Treatment of the Arrangement	29
Delisting and Deregistration of Common Shares	29
Termination of Ongoing Reporting Obligations	30
Structure of the Arrangement	30
The Arrangement Consideration — Shares	30
Letters of Transmittal; Return of Share Certificates	30
Treatment of Stock Options	30
Surrender of Certificates; Release of Option Rights	30
Lost Certificates	31

i

Unclaimed Amounts	32
CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS	32
Federal Income Tax Considerations for US Holders of Shares or Options	32
Federal Income Tax Considerations for Non-US Holders of Shares or Options	33
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	34
Residents of Canada	34
Shareholders — Capital Gains and Capital Losses	34
Shareholders — Exercise of Dissent Rights	35
Holders of Options to Acquire Common Shares	35
Non-Residents of Canada	35
Shareholders — Capital Gains and Capital Losses	36
Shareholders — Exercise of Dissent Rights	36
Holders of Options to Acquire Common Shares	36
RIGHTS OF DISSENTING SHAREHOLDERS	36
THE ARRANGEMENT AGREEMENT	38
Representations and Warranties of Pacasmayo	39
Our Representations and Warranties	39
Covenants	40
Directors’ and Officers’ Indemnification and Exculpation; Liability Insurance	41
Employee Benefits Plans	41
Pacasmayo Guaranty	41
Conditions to the Completion of the Arrangement	41
Regulatory Approval	42
No Solicitation	42
Termination and Payment of Termination and Break-Up Fees	43
Fees and Expenses in Connection with the Arrangement	43
Governing Law	43
Plan of Arrangement	44
SUPPORT AGREEMENTS WITH SECURITYHOLDERS	45
Parties to the Agreements	45
Voting Arrangements	45
PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT	45
Ownership Table	45
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE	47
Compensation Philosophy	48
Compensation	48
2002 Performance	49
Compensation of Named Officers	49
COMPENSATION OF DIRECTORS	51
Option Exercises and Year-End Values Table	51
Option Grants to Named Officers	52
1999 Employee Stock Purchase Plan	52
Indebtedness of Directors, Named Officers and Senior Officers	52
Pension Plan	53
SHAREHOLDER RETURN PERFORMANCE GRAPH	55
OTHER MATTERS AT SPECIAL MEETING	56
SHAREHOLDER PROPOSALS	56
CAUTIONARY “SAFE HARBOR” STATEMENT UNDER THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995	56
ADDITIONAL INFORMATION	56
DIRECTORS’ APPROVAL	57
SCHEDULE A — ARRANGEMENT AGREEMENT	A-1
SCHEDULE B — THE DUNDEE BANK SUPPORT AGREEMENT	B-1
SCHEDULE C — FORM OF OFFICER AND DIRECTOR SUPPORT AGREEMENT	C-1
SCHEDULE D — FAIRNESS OPINION	D-1
SCHEDULE E — NOTICE OF APPLICATION FOR FINAL ORDER	E-1
SCHEDULE F — ARRANGEMENT RESOLUTION	F-1
SCHEDULE G — INTERIM ORDER	G-1
SCHEDULE H — DISSENT RIGHTS	H-1

ii

ZEMEX CORPORATION
95 Wellington Street West
Suite 2000
Toronto, Ontario
Canada M5J 2N7

MANAGEMENT PROXY CIRCULAR

     This management proxy circular is furnished in connection with the solicitation by the management of Zemex Corporation of proxies to be voted at the special meeting of holders of common shares and options to purchase common shares to be held on May 5, 2003 or any adjournments or postponements thereof. The purpose of the special meeting will be to consider a plan of arrangement.

QUESTIONS AND ANSWERS ABOUT THE PLAN OF ARRANGEMENT

Q:	What Am I Being Asked To Vote On? What Is a Plan of Arrangement?

A:	You are being asked to vote on the approval of an arrangement pursuant to which all of the common shares of Zemex will be acquired by a newly formed, Canadian subsidiary of Cementos Pacasmayo S.A.A. This subsidiary will own all of our outstanding common shares after the arrangement is completed. This proposed transaction will be effected by way of a plan of arrangement pursuant to Section 192 of the Canada Business Corporations Act. A plan of arrangement provides a corporation with the means to effect certain types of fundamental changes and requires a determination as to the fairness of the proposed transaction by the applicable court. Shareholders, optionholders and other interested parties have the right to appear at the court hearing on the plan of arrangement.

Q:	What Will Happen To Zemex As A Result Of The Arrangement?

A:	If the arrangement is completed, the Canadian subsidiary of Cementos Pacasmayo will own all of our common shares and we will become a privately-owned, indirect subsidiary of Cementos Pacasmayo.

Q:	What Will I Be Entitled To Receive In The Arrangement And What Will Happen To My Shares After The Arrangement?

A:	Upon completion of the arrangement, your common shares will be deemed to be acquired by the Canadian subsidiary of Cementos Pacasmayo and, upon surrender of your certificates, you will receive a payment in cash equal to U.S.$8.80 per share, without interest.

Q:	What Does Our Board Recommend?

A:	Our board unanimously recommends that you approve the arrangement on the terms set forth in the plan of arrangement by voting in favour of the special resolution. After considering a variety of factors, including the current and historical market prices of our common shares relative to the U.S.$8.80 per share arrangement consideration, and the fact that U.S.$8.80 per share represented a 46% premium over the closing price of our common shares on February 28, 2003 and a 56% premium to the volume weighted average closing price of our common shares on the New York Stock Exchange over the twenty trading day period up to and including February 28, 2003, our board has determined that the arrangement is fair to, and in the best interest of, us and our securityholders. To review the background and reasons for the arrangement in greater detail, see pages 17 and 19.

Q:	What Vote Is Required To Approve The Arrangement?

A:	The arrangement resolution must be approved by the affirmative vote of at least 66 2/3% of the votes cast by holders of our common shares and options voting as a single class present in person or by proxy and entitled to vote at the special meeting (excluding spoiled, illegible and/or defective votes and abstentions). As of April 2, 2003, we had approximately 7,901,287 common shares issued and outstanding and options outstanding entitling the holders to acquire 1,047,150 common shares.

Certain of our securityholders, officers and directors have entered into agreements with Cementos Pacasmayo pursuant to which they have agreed to vote “FOR” the special resolution to approve the arrangement. These securityholders own 3,562,674 common shares and options to purchase 559,500 common shares, representing approximately 46% of the aggregate outstanding common shares and options.

Q:	Am I Entitled To Dissent Rights?

A:	In accordance with Section 190 of the Canada Business Corporations Act, as modified by the plan of arrangement and the interim order of the Ontario Superior Court of Justice, a registered shareholder may dissent by sending a written objection in respect of the special resolution to us prior to the special meeting. If the arrangement is completed, such a dissenting shareholder, if the shareholder has followed the required procedures, will be entitled to be paid the fair value of his or her shares, as more specifically described in “Rights of Dissenting Shareholders.”

Q:	What Do I Need To Do Now?

A:	After carefully reading and considering the information contained in this proxy circular, please complete, sign and date your form(s) of proxy and return it in the enclosed return envelope as soon as possible, so that your shares and options, if any, may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote “FOR” the special resolution to approve the arrangement.

Q:	What Is The Deadline For Submitting My Proxy?

A:	All proxies to be used at the meeting must be deposited at the office of our transfer agent, CIBC Mellon Trust Company, 200 Queen’s Quay East, Unit #6, Toronto, Ontario Canada M5A 4K9, Attention: Proxy Department or at our principal executive office, not later than 4:00 p.m. (Toronto time) on May 2, 2003 or, in the event the special meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned or postponed meeting.

Q:	Can I Change My Vote After I Have Mailed My Signed Proxy?

A:	Yes. You can revoke your proxy by delivery of a subsequent proxy to us or CIBC Mellon Trust Company, 200 Queen’s Quay East, Unit #6, Toronto, Ontario, Canada M5A 4K9, Attention: Proxy Department, Telephone: (416) 643-5550, Fax: (416) 368-2502 up to 4:00 p.m. (Toronto time) on May 2, 2003 or, in the event the special meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned or postponed meeting. You can also revoke your proxy by delivery of a notice of revocation to us up to 5:00 p.m. (Toronto time) on the last business day preceding the date of the special meeting, or of any adjournment or postponement thereof. Such notices of revocation should be addressed to Zemex Corporation, 95 Wellington Street West, Suite 2000, Toronto, Ontario, Canada M5J 2N7, Attention: Assistant Secretary. Telephone: (416) 365-8080, Fax: (416) 365-8094. Written revocation may also be submitted to the chairman of the special meeting prior to the voting thereof on the day of the special meeting or any adjournment or postponement thereof or in any other manner permitted by law. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause shares to be voted.

Q:	If My Shares Are Held In “Street Name” By My Broker Or Bank, Will My Broker Or Bank Vote My Shares For Me?

A:	Your broker or bank will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without instructions, your shares held in “street name” will not be voted.

Q:	Should I Send In My Share Certificates Now?

A:	No. After the arrangement is effective, you will receive a letter of transmittal with instructions for the surrender of your share certificates. Please do not send in your share certificates with your proxy.

Q:	What Will Happen To My Options After The Arrangement?

A:	Each option to purchase our common shares for an exercise price greater than or equal to US$8.80 will be terminated, and each option with an exercise price of less than US$8.80 will be deemed acquired by the Canadian subsidiary of Cementos Pacasmayo and you will receive a payment in cash equal to US$8.80 per share less the exercise price of the option, without interest.

Q:	When Do You Expect The Arrangement To Be Completed?

A:	We intend to complete the arrangement as quickly as possible. In addition to obtaining securityholder approval and the final approval of the Superior Court of Justice of the Province of Ontario, we must satisfy all other closing conditions. We currently expect to seek the final court approval promptly following our special meeting, which is scheduled for May 5, 2003, at 10:00 a.m. in the Quebec Room of the Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario M5J 1E3. We expect to complete the arrangement as soon as possible after receipt of the final court approval.

Q:	Will The Arrangement Be Taxable To Me?

A:	The arrangement will generally be a taxable transaction under US and Canadian law.

You should read “Certain US Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” beginning on page 32 for a more complete discussion of the US federal and Canadian federal income tax consequences of the arrangement. Tax matters can be complicated and the tax consequences to each securityholder of the arrangement will depend on the securityholder’s particular tax situation. We urge each securityholder to consult with his or her tax advisor to fully understand the tax consequences to him or her of the arrangement.

Q:	Who Can Help Answer My Questions?

A:	If you have any questions about the arrangement or if you need additional copies of this proxy circular or the enclosed proxy or proxies, you should contact Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, NY 10004. You can contact Georgeson Shareholder Communications at (866) 242-8242. You can also contact us at Zemex Corporation, 95 Wellington Street West, Suite 2000, Toronto, Ontario, Canada M5J 2N7, Attention: Assistant Secretary. You can also contact us by telephone at 416-365-8080.

SUMMARY

The following is a summary of certain information contained elsewhere in this proxy circular including the schedules hereto. This summary is qualified in its entirety by, and should be read together with, the more detailed information contained elsewhere in this proxy circular and in the schedules hereto.

All references to dollars in this proxy circular are to United States dollars unless otherwise indicated. On April 1, 2003, the Bank of Canada noon rate of exchange for United States dollars into Canadian dollars was Cdn. $1.4726 = US $1.00.

The Companies

Zemex Corporation

We are a corporation incorporated under the Canada Business Corporations Act. We produce specialty materials and products for use in a variety of industrial applications. Our major products include feldspar, feldspathic minerals, kaolin, sand, mica, talc, and aluminum dross derivatives.

Our businesses consist of two major operating units: industrial minerals and aluminum recycling. Our industrial minerals segment is comprised of seven indirect wholly-owned subsidiaries with 11 mining and processing facilities throughout Canada and the United States. Our aluminum recycling segment is composed of six indirect wholly-owned subsidiaries with four facilities: aluminum dross reprocessing plants in Cleveland, Ohio; Wabash, Indiana and Friendly, West Virginia, and a heat containment fabrication plant in Macedonia, Ohio.

Our principal executive office is located at 95 Wellington Street West, Suite 2000, Toronto, Ontario Canada M5J 2N7 and our telephone number at that address is (416) 365-8080.

Cementos Pacasmayo S.A.A.

Cementos Pacasmayo S.A.A. is a Peruvian corporation that is publicly traded on the Lima stock exchange, the Bolsa de Valores de Lima. It is the second largest cement producer in Peru. Pacasmayo has operated in Peru since 1949, when it commenced business under the name Compañia Nacional de Cemento Portland del Norte S.A. Pacasmayo engages in the production, distribution and sale of cement, lime and other construction materials, and is also involved in mining, industrial and commercial activities related to its main business.

The principal executive office of Pacasmayo is located at Cementos Pacasmayo S.A.A., Pasaje E1 Carmen No. 180, Urb. E1 Vivero de Monterrico, Surco, Lima 33 - Peru. Pacasmayo’s telephone number at that address is (+51) 1-317-2000.

6012639 Canada Inc.

6012639 Canada Inc. is a Canadian subsidiary of Pacasmayo and was formed solely for the purpose of facilitating our acquisition by Pacasmayo.

The principal executive office of the Canadian subsidiary is located at 40 King Street West, Suite 2100, Toronto, Ontario, Canada M5H 3C2. Its phone number is (+51) 1-317-2000.

The Special Meeting

Time, Date and Place of Meeting: (See Page 13)	Pursuant to the interim order of the Superior Court of Justice of the Province of Ontario, the special meeting of our securityholders will be held on May 5, 2003 at 10:00 a.m., Toronto time, in the Quebec Room of the Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario M5J 1E3.

Purpose of Meeting: (See Page 13)	The purpose of the special meeting is to consider and, if deemed advisable, to approve the arrangement resolution in the form set out in Schedule F to this management proxy circular.

Approval of Securityholders: (See Page 14)	Approval of the arrangement resolution will require the affirmative vote of at least 66 2/3% of the votes cast by the holders of our common shares and options to purchase common shares, voting as a single class, present in person or by proxy and entitled to vote at the special meeting (excluding spoiled, illegible and/or defective votes and abstentions).

Record Date and Voting Power: (See Page 13)	In accordance with the interim order of the Ontario Superior Court of Justice, our shareholders and optionholders are entitled to vote at the special meeting if they owned common shares or options to purchase common shares as of the close of business on March 31, 2003, the record date. On the record date, there were 7,901,287 common shares and options to purchase 1,047,150 common shares entitled to vote at the special meeting. Securityholders will have one vote at the special meeting for each common share that they owned on that date and one vote for each share they could purchase upon full exercise of each option that they owned on that date.

Voting of Proxies: (See Pages 13 and 14)	You should complete, date and sign the accompanying proxy (or proxies if you own both shares and options) and promptly return it (or them) in the pre-addressed accompanying envelope. Brokers or banks holding shares in “street name” may vote the shares only if the shareholder provides instructions on how to vote. Brokers or banks will provide shareholders with directions on how to instruct the broker or bank to vote the shares. All properly executed proxies that we receive prior to the proxy deadline that are not revoked will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly executed proxy returned to us, the proxy will be voted “FOR” the special resolution to approve the arrangement.

Revocability of Proxies: (See Page 14)	You can revoke your proxy by delivery of a subsequent proxy to us or CIBC Mellon Trust Company, 200 Queen’s Quay East, Unit #6, Toronto, Ontario, Canada M5A 4K9, Attention: Proxy Department, Telephone: (416) 643-5550, Fax: (416) 368-2502 up to 4:00 p.m. (Toronto time) on May 2, 2003 or in the event the special meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned or postponed meeting. You can also revoke your proxy by delivery of notice of revocation to us up to 5:00 p.m. (Toronto time) on the last business day preceding the date of the special meeting, or of any adjournment or postponement thereof. Such notices of revocation should be addressed to Zemex Corporation, 95 Wellington Street West, Suite 2000, Toronto, Ontario, Canada M5J 2N7, Attention: Assistant Secretary. Telephone: (416) 365-8080, Fax: (416) 365-8094. Written revocation may also be submitted to the chairman of the special meeting prior to the voting thereof on the date of the special meeting or any adjournment or postponement thereof or in any other manner permitted by law. Attendance at the special meeting does not in itself result in the revocation of a proxy or cause shares to be voted.

Due Date for Signed Proxies: (See Page 15)	All proxies to be used at the special meeting must be deposited with us or our transfer agent at the office of our transfer agent, CIBC Mellon Trust Company in Toronto, Ontario, or at our principal executive office not later than 4:00 p.m. (Toronto time) on May 2, 2003 or in the event the special meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned or postponed meeting.

Shares and Options Owned by Directors, Executive Officers and Certain Securityholders: (See Page 45)	Certain of our securityholders, directors and executive officers have entered into support agreements with Pacasmayo, pursuant to which they have agreed to vote in favor of the arrangement resolution and to take other actions to support the completion of the arrangement. These securityholders, directors and officers own, in the aggregate, 3,562,674 common shares and options to purchase 559,500 common shares, representing approximately 46% of the aggregate outstanding common shares and options. A copy of the support agreement between The Dundee Bank, our largest shareholder, and Pacasmayo is attached hereto as Schedule B and a copy of the form of support agreement between our officers and directors and Pacasmayo is attached hereto as Schedule C. You are encouraged to carefully read the support agreements in their entirety.

Solicitation of Proxies and Expenses: (See Page 13)	We will pay the expense of solicitation of proxies from our securityholders. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from securityholders by telephone, internet, facsimile, or other electronic means or in person. We have also retained Georgeson Shareholder Communications Inc. to solicit proxies personally or by mail, telephone, facsimile, or telegram from brokerage houses, custodians, fiduciaries and nominees for a fee of $5,000 plus expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

The Arrangement

Effect of the Arrangement: (See Page 15)	If the arrangement is approved and certain conditions are satisfied, each of the following events will occur on the effective date pursuant to the plan of arrangement:

• each outstanding common share will be deemed to be acquired by a Canadian subsidiary of Pacasmayo and our shareholders will become entitled to receive $8.80 for each of their common shares (payment will be made on or after the effective date of the arrangement upon the presentation and surrender by or on behalf of such holders to the depositary, CIBC Mellon Trust Company, of the certificate or certificates representing such shares) and each share shall be deemed to be acquired by the Canadian subsidiary of Pacasmayo;

• each outstanding option to purchase common shares will automatically vest, notwithstanding that any conditions to vesting may not have been satisfied;

• each outstanding option to purchase common shares with an exercise price per share greater than or equal to $8.80 per share will be terminated; and

• each outstanding option to purchase common shares with an exercise price per share less than $8.80 per share will be deemed to be acquired by the Canadian subsidiary of Pacasmayo for a payment in cash equal to the difference between $8.80 per share and the exercise price of such option, and each such option shall be deemed to be thereafter terminated.

If we set aside or pay any dividend on, or make any other payment in respect of, our common shares after March 3, 2003, and before the effective date of the arrangement, the per share arrangement consideration may be reduced by the amount of the cash proceeds per common share of such dividend.

Reasons for the Arrangement: (See Page 19)	Our board has reviewed the terms and conditions of the proposed arrangement and the opinion of TD Securities Inc. and has determined that the arrangement is advisable and fair to, and in the best interests of, us and our securityholders. In arriving at its conclusions, our board considered, among other matters, our business, operations, prospects and outlook, as well as the recent and historical trading prices of our common shares and the other matters identified below.

Conditions to Arrangement: (See Pages 27 and 41)	The arrangement is subject to a number of conditions, including the approval of the arrangement by our securityholders and by the Superior Court of Justice of the Province of Ontario. The arrangement agreement also provides that the arrangement may be terminated in certain circumstances by our directors before the effective date, notwithstanding approval by securityholders and by the court.

Rights of Dissenting Shareholders: (See Page 36)	Our registered shareholders have the right to exercise dissent rights in accordance with the provisions of the Canada Business Corporations Act as modified by the plan of arrangement and the interim order of the Superior Court of Justice of the Province of Ontario. Upon the arrangement becoming effective, each such dissenting shareholder will be entitled to be paid the fair value of our shares in respect of which such shareholder dissents in accordance with the applicable dissent procedures. Eligible shareholders who wish to dissent in respect of the arrangement must provide a written objection thereto prior to 5:00 p.m. (Toronto time) on the business day immediately preceding the date of the special meeting.

Arrangement Agreement: (See Pages 16 and 38)	The arrangement agreement provides that the Canadian subsidiary of Pacasmayo will acquire all of our outstanding common shares on the basis of $8.80 per share and each outstanding option to purchase a common share having an exercise price per share less than $8.80 per share will be acquired by the Canadian subsidiary of Pacasmayo for an amount in cash equal to the difference between $8.80 and the exercise price. The agreement further provides for our representations and warranties to Pacasmayo, covenants relating to the conduct of our business, consents and approvals required for and conditions to the completion of the arrangement and our ability to consider other acquisition proposals.

Termination of Arrangement Agreement: (See Page 43)	The arrangement agreement contains provisions addressing the circumstances under which the parties may terminate the arrangement agreement. In addition, the arrangement agreement provides that, in certain circumstances, including our acceptance of a superior proposal and termination of the arrangement agreement or our breach of a covenant and Pacasmayo’s termination of the arrangement agreement, we would be required to pay Pacasmayo a termination fee of $3,000,000, and it also provides that Pacasmayo must pay us a termination fee of $3,000,000 if we terminate the arrangement agreement as a result of a breach of a covenant by Pacasmayo.

Plan of Arrangement: (See Page 44)	The arrangement will be effected by way of a plan of arrangement pursuant to section 192 of the Canada Business Corporations Act on the terms and subject to the conditions set forth in the plan of arrangement, which is attached to the arrangement agreement as Exhibit B. Pursuant to the plan of arrangement, each holder of our common shares will be deemed to have:

• sold such shares for $8.80 per share;

• made certain representations and warranties regarding the ownership and title of such shares; and

• agreed to sign and deliver other necessary documents including a letter of transmittal.

The plan of arrangement provides for the vesting of all outstanding options, the termination of options with an exercise price greater than or equal to $8.80 per share, and the sale and subsequent termination of options with an exercise price less than $8.80 per share. The plan of arrangement establishes the procedures for the Canadian subsidiary of Pacasmayo to deposit the purchase price with the depositary, CIBC Mellon Trust Company in the City of Toronto, and explains the steps required for holders of our common shares and options to collect the payment of the arrangement consideration. In addition, the plan of arrangement sets forth the effective time of the arrangement, the dissent rights available to the shareholders, the procedures for lost certificates, and the authority of the parties to deduct and withhold amounts from the arrangement consideration as required or permitted under applicable tax legislation.

Payment of Dividends: (See Page 44)	Pursuant to the plan of arrangement, if we set aside or pay any dividend on, or make any other payment in respect of, our common shares after March 3, 2003 and before the effective date of the arrangement, the per share arrangement consideration may be reduced by the amount of such cash proceeds per common share.

COPIES OF THE ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT ARE ANNEXED TO THIS PROXY CIRCULAR AS SCHEDULE A. YOU ARE STRONGLY ENCOURAGED TO READ EACH DOCUMENT CAREFULLY IN ITS ENTIRETY.

Special Committee; Recommendation and Opinion

Special Committee: (See Page 17)	Our board of directors established a special committee in respect of the proposed arrangement. The mandate of the special committee included recommending which investment bank should be appointed to provide a fairness opinion with respect to the arrangement consideration, reviewing the work of the investment bank and the draft opinion of the investment bank, recommending to our board of directors whether or not to approve the transaction, and advising whether or not the arrangement is fair to, and in the best interests of, us and our securityholders.

In the course of their deliberations, the special committee considered the TD Securities Inc. opinion, which concluded that the consideration payable pursuant to the arrangement is fair, from a financial point of view, to our shareholders. Based thereon, and on other factors, the special committee concluded that the arrangement is fair to, and in the best interests of, us and our securityholders and recommended to our board of directors that it authorize and approve the arrangement agreement.

Recommendation of Directors: (See Page 27)	Our board of directors has reviewed the terms and conditions of the arrangement and has concluded that the arrangement is fair to, and in the best interests of, us and our securityholders.

Our board of directors unanimously recommends that our securityholders approve the arrangement on the terms set forth in the plan of arrangement by voting in favor of the special resolution at the special meeting.

Fairness Opinion: (See Page 21)	We retained TD Securities Inc. to provide a fairness opinion in connection with the proposed arrangement. We requested that TD Securities, in its role as investment banker, evaluate the fairness, from a financial point of view, of the consideration to be received by the holders of our common shares, pursuant to the plan of arrangement. On March 3, 2003, TD Securities delivered its oral opinion, which it subsequently confirmed in writing, to our board of directors that, as of March 3, 2003, based upon and subject to the various assumptions and limitations set forth in its opinion, the consideration to be received by holders of our common shares pursuant to the arrangement agreement, was fair, from a financial point of view, to such holders.

THE FULL TEXT OF TD SECURITIES’ FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY TD SECURITIES IN RENDERING ITS OPINION, IS ANNEXED TO THIS PROXY CIRCULAR AS SCHEDULE D. WE URGE YOU TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. TD SECURITIES’ OPINION WAS ADDRESSED TO OUR BOARD OF DIRECTORS, RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF COMMON SHARES PURSUANT TO THE PLAN OF ARRANGEMENT AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE ARRANGEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMMON SHARES AS TO HOW TO VOTE ON THE ARRANGEMENT OR ANY OTHER MATTER RELATING THERETO.

Interests of Insiders and Management

Interests of Insiders and Management: (See Page 29)	In considering the recommendation of our board of directors to vote for the special resolution approving the arrangement, you should be aware that certain of the directors and executive officers have personal interests in the arrangement that are, or may be, different from, or in addition to, your interests. The specific natures of these personal interests are more fully explained in this proxy circular.

Income Tax Considerations

Certain U.S. Federal Income Tax Considerations: (See Page 32)	The receipt of cash by a US holder for shares pursuant to the arrangement (other than certain US holders who received the shares pursuant to the exercise of an incentive stock option under Internal Revenue Code Section 422) will be a taxable transaction for US federal income tax purposes and will cause the US holder to recognize a capital gain or loss for US federal income tax purposes equal to the difference, if any, between the amount of cash received and the US holder’s adjusted tax basis in the shares surrendered.

For US holders of options (other than US holders who purchased or received the options in connection with their employment by or the provision of services to us), the receipt of cash in exchange for an option (if the exercise price is less than $8.80 per share), or the termination of an option with no cash payment (if the exercise price is equal to or greater than $8.80 per share) will be a taxable transaction for US federal income tax purposes and will cause the US holder to recognize a capital gain or loss equal to the difference, if any, between the amount of cash received, if any, and the US holder’s adjusted tax basis, if any, in the option surrendered or terminated, as the case may be. US holders of options purchased or received in connection with their employment by or provision of services to us must recognize ordinary income in an amount equal to the amount of cash received, if any, less the US holder’s adjusted basis in the options, if any.

Any loss on the receipt of cash for, or the termination of, options will be a capital loss.

The receipt of cash by a non-US holder for shares or options (or the termination of options with no cash payment) will not be subject to United States federal income tax, including withholding tax.

You should read “Certain US Federal Income Tax Considerations” beginning on page 32 for a more complete discussion of the US federal income tax consequences of the arrangement, including a discussion of the tax consequences to certain US holders of shares received pursuant to the exercise of an incentive stock option. Tax matters can be complicated and the tax consequences to each holder of the arrangement will depend on the holder’s particular tax situation. We urge each holder to consult with that holder’s tax advisor to fully understand the tax consequences to that holder of the arrangement.

Certain Canadian Federal Income Tax Considerations (See Page 34)	The following portion of this tax summary is generally applicable to a holder of our common shares and a holder of options to acquire our common shares who, at all relevant times, for purposes of the Income Tax Act (Canada) and any applicable income tax treaty or convention, is, or is deemed to be, a resident in Canada, deals at arm’s length with us and 6012639 Canada Inc., a Canadian subsidiary of Pacasmayo, and is not affiliated with these corporations and, in the case of a shareholder, holds the shares as capital property, and, in the case of an optionholder, has been granted options to acquire our common shares in respect of his or her employment with us or a corporation with which we do not deal at arm’s length and has been resident in Canada on a continuous basis since the granting of such options. A shareholder who disposes of our common shares pursuant to the plan of arrangement will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of our common shares to the shareholder. Such shareholder will be required to include one-half of the amount of any capital gain (a “taxable capital gain”) in income, and one-half of the amount of any capital loss (an “allowable capital loss”) will be required to be deducted against taxable capital gains realized in the year of disposition. Allowable capital losses not deducted in the taxation year in which they are realized may ordinarily be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Income Tax Act (Canada). A holder of options to acquire our common shares will be required to include in computing his or her income from employment amounts received under the plan of arrangement for such options, less the amount, if any, paid to acquire the options and may be entitled to claim a deduction in computing taxable income equal to one-half of such income inclusion. Holders of options should consult their own tax advisors in this regard.

The following portion of this tax summary is generally applicable to a holder of our common shares and a holder of options to acquire our common shares who, at all relevant times, for the purposes of the Income Tax Act (Canada) and any applicable income tax treaty or convention, is not resident, nor deemed to be resident, in Canada, deals at arm’s length, and is not affiliated, with us and 6012639 Canada Inc. and, in the case of a shareholder, holds our common shares as capital property and does not use or hold, and is not deemed to use or hold, the shares in connection with carrying on a business in Canada, and, in the case of an optionholder, has been granted options in respect of his or her employment with us or a corporation with which we do not deal at arm's length and has been a non-resident of Canada on a continuous basis since the grant of such options. A non-resident holder of our common shares that are not taxable Canadian property to such shareholder will not be subject to tax under the Income Tax Act (Canada) on any capital gain realized on the disposition of such shares under the plan of arrangement. Our common shares will generally not be taxable Canadian property to a non-resident shareholder unless, at any time during the 60-month period that ends at the time of the disposition, the non-resident holder, persons with whom the non-resident holder did not deal at arm’s length, or any combination thereof, owned 25% or more of the shares of any class or series of Zemex. Our common shares may also be taxable Canadian property in certain other circumstances. Even if our common shares are taxable Canadian property to a non-resident shareholder, any capital gain realized upon the disposition or deemed disposition thereof may not be subject to tax under the Income Tax Act (Canada) if such gain is exempt from tax pursuant to the provisions of an applicable income tax treaty or convention. In the event that our common shares constitute taxable Canadian property and the capital gain otherwise to be realized upon a disposition of such shares is not exempt from Canadian tax by virtue of an applicable income tax treaty or convention, then in such circumstances, the tax consequences as described above in the first paragraph of this tax summary will generally apply. Non-resident shareholders whose common shares are taxable Canadian property should consult their own tax advisors in this regard. A non-resident holder of options to acquire common shares granted in respect of his or her employment which is performed in Canada will be taxed in the same manner as described above in the first paragraph of this tax summary, subject to the provisions of any applicable income tax treaty or convention. Otherwise, a non-resident holder of options will not be subject to tax under the Income Tax Act (Canada) in respect of amounts received under the plan of arrangement for such options. Holders of options should consult their own tax advisors in this regard.

Shareholders and optionholders should read carefully the information under “Certain Canadian Federal Income Tax Considerations” which qualifies the information set out above, and should consult their tax advisors.

Transaction Approvals

Transaction Approvals: (See Page 27)	In addition to the approval of the Superior Court of Justice of the Province of Ontario, the approval of the Committee on Foreign Investment in the United States under the “Exon-Florio” Amendment (Section 5021 of the Omnibus Trade and Competitiveness Act of 1988), which deals with ownership of defense-sensitive businesses by non-United States owners, is a condition to the completion of the plan of arrangement.

NOTICE TO UNITED STATES SECURITYHOLDERS

The solicitation of proxies and the transactions contemplated herein involve securities of a Canadian issuer and are being effected in accordance with Canadian corporate and securities laws as well as United States securities laws. Securityholders should be aware that requirements under such Canadian laws may differ from requirements under United States corporate and securities laws relating to United States corporations.

United States securityholders are advised to consult their tax advisers to determine the particular tax consequences to them of the transactions contemplated by the arrangement.

Enforcement by securityholders of civil liabilities under the United States securities laws may be affected adversely by the fact that we are governed by the laws of a jurisdiction other than the United States, that some of our officers and directors are residents of countries other than the United States, that experts named in this proxy circular are residents of countries other than the United States, and that a portion of our assets and such persons may be located outside the United States.

THE COMPANIES

Zemex Corporation

We are a corporation incorporated under the Canada Business Corporations Act. We produce specialty materials and products for use in a variety of industrial applications. Our major products include feldspar, feldspathic minerals, kaolin, sand, mica, talc, and aluminum dross derivatives.

Our businesses consist of two major operating units: industrial minerals and aluminum recycling. Our industrial minerals segment is comprised of seven indirect wholly-owned subsidiaries with 11 mining and processing facilities throughout Canada and the United States. Our aluminum recycling segment is composed of six indirect wholly-owned subsidiaries with four facilities: aluminum dross recycling plants in Cleveland, Ohio; Wabash, Indiana and Friendly, West Virginia, and a heat containment fabrication plant in Macedonia, Ohio.

Our principal executive office is located at 95 Wellington Street West, Suite 2000, Toronto, Ontario, Canada M5J 2N7, and our telephone number at that address is (416) 365-8080.

Cementos Pacasmayo S.A.A.

Cementos Pacasmayo S.A.A. is a Peruvian corporation that is publicly traded on the Lima stock exchange, the Bolsa de Valores de Lima. It is the second largest cement producer in Peru. Pacasmayo has operated in Peru since 1949, when it commenced business under the name Compañia Nacional de Cemento Portland del Norte S.A. Pacasmayo engages in the production, distribution and sale of cement, lime and other construction materials, and is also involved in mining, industrial and commercial activities related to its main business.

The principal executive office of Pacasmayo is located at Cementos Pacasmayo S.A.A., Pasaje E1 Carmen No. 180, Urb. E1 Vivero de Monterrico, Surco, Lima 33 – Peru. Pacasmayo’s telephone number at that address is (+51) 1-317-2000.

6012639 Canada Inc.

6012639 Canada Inc. is a subsidiary of Pacasmayo incorporated under the Canada Business Corporations Act and was formed solely for the purpose of facilitating our acquisition by Pacasmayo.

The principal executive office of the Canadian subsidiary is located at 40 King Street West, Suite 2100, Toronto, Ontario, Canada M5H 3C2. Its phone number is (+51) 1-317-2000.

INFORMATION CONCERNING THE SPECIAL MEETING

Time, Date and Place of Meeting

Pursuant to the interim order of the Superior Court of Justice of the Province of Ontario, the special meeting will be held on May 5, 2003, at 10:00 a.m. (Toronto time) in the Quebec Room of the Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario M5J 1E3.

Record Date and Entitlement to Vote

The information contained in this proxy circular is furnished in connection with the solicitation of proxies by us to be used at our special meeting of securityholders to be held on May 5, 2003, in the Quebec Room of the Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario M5J 1E3, at 10:00 a.m. (Toronto time) and, at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of meeting. This proxy circular, including the notice of meeting and accompanying form(s) of proxy, is being mailed on or about April 7, 2003 to each holder of record of common shares and options to acquire common shares as of the close of business on March 31, 2003.

Purpose of the Special Meeting

At the special meeting, we will ask our securityholders to consider and, if deemed advisable, approve the arrangement resolution in the form set out in Schedule F to this proxy circular. Our board of directors has determined that the arrangement is advisable and fair to, and in the best interests of, us and our securityholders, and unanimously recommends that you approve the arrangement on the terms set forth in the plan of arrangement by voting in favor of the special resolution.

Solicitation of Proxies

We will pay the expense of solicitation of proxies. Following the mailing of the proxy material, solicitation of proxies may be made by mail, telephone, facsimile, telegram or personal interview by our directors, officers or regular employees, who will receive no additional compensation for their services. We have also retained Georgeson Shareholder Communications Inc. to solicit proxies personally or by mail, telephone, facsimile, or telegram from brokerage houses, custodians, fiduciaries and nominees for a fee of $5,000 plus expenses. In addition, we will reimburse brokers and other nominees for their expenses in forwarding soliciting material to beneficial owners.

Voting Securities and Principal Holders Thereof

In accordance with the interim order of the Superior Court of Justice of the Province of Ontario, the record date for the determination of our securityholders entitled to vote at the special meeting has been fixed as the close of business on March 31, 2003. As of April 2, 2003, we had approximately 7,901,287 common shares issued and outstanding and options outstanding entitling the holders to acquire 1,047,150 common shares.

Each shareholder will be entitled to one vote at the special meeting for each common share held by such shareholder at the close of business on the record date. Each optionholder will be entitled to one vote at the special meeting for each common share such optionholder would receive upon a full exercise of the options held by such optionholder. Two shareholders present in person or by proxy are required in order to constitute a quorum for the transaction of business.

As indicated on page 45 under the heading “Principal Shareholders and Security Ownership of Management,” The Dundee Bank beneficially owns 3,055,176 of our issued and outstanding common shares, representing approximately 38.7% of the outstanding shares and 34.1% of the aggregate outstanding common shares and options.

Securityholder Approval

Approval of the arrangement resolution will require the affirmative vote of at least 66 2/3% of the votes cast by the holders of our common shares and options, voting as a single class, present in person or by proxy and entitled to vote at the special meeting (excluding spoiled, illegible and/or defective votes and abstentions).

Appointment and Revocation of Proxies

The persons named as proxyholders in the enclosed form or forms of proxy accompanying this proxy circular are our directors and/or officers. (Proxy circulars sent to holders of common shares who do not hold options include only one form of proxy as they have no need for a proxy to vote options.) A securityholder has the right to appoint a person other than the person specified in such form of proxy and who need not be one of our securityholders to attend and act for him or her and on his or her behalf at the special meeting. Such rights may be exercised by striking out the name of the persons specified in the applicable form of proxy, inserting the name of the person to be appointed in the blank space provided in the form of proxy, signing the form of proxy and returning it in the reply envelope in the manner set forth in the accompanying notice of meeting.

Any securityholder giving a proxy in an accompanying form of proxy has the right to revoke it by delivery of a subsequent proxy to us or CIBC Mellon Trust Company up to 4.00 p.m. (Toronto time) on May 2, 2003 or in the event the special is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned or postponed meeting. You can also revoke your proxy by delivery of notice of revocation to us up to 5.00 p.m. on the last business day preceding the day of the special meeting, or any adjournment or postponement thereof. Such notices of revocation should be addressed to us at the address listed below:

Zemex Corporation 95 Wellington Street West Suite 2000 Toronto, Ontario Canada M5J 2N7 Attention: Assistant Secretary Telephone: (416) 365-8080 Fax: (416) 365-8094

Written revocation may also be submitted to the chairman of the special meeting prior to the voting thereof on the date of the special meeting or any adjournment or postponement thereof or in any other manner permitted by law.

Voting of Shares and Options Represented by Management Proxies

The persons named as proxyholders in the enclosed form or forms of proxy will vote the shares and options in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions therein. In the absence of such specification, such shares and options will be voted in favor of the special resolution to approve the arrangement.

If your shares are held in “street name” by a broker or bank, those shares may only be voted by the broker or bank if you provide instructions on how to vote. Your broker or bank should provide you with directions on how to instruct the broker or bank to vote the shares.

The enclosed form or forms of proxy confer discretionary authority upon the persons named therein with respect to amendments to or variations of matters identified in the notice of meeting and with respect to other matters, if any, which may properly come before the special meeting. At the date of this proxy circular, we do not know of any such amendments, variations or other matters to come before the special meeting. However, if any other matters, which are not known to us, should properly come before the special meeting, the proxies will be voted on such matters in accordance with the best judgment of the named proxyholder.

Due Date for Signed Proxies

All proxies to be used at the special meeting must be deposited with us or at the office of our transfer agent, CIBC Mellon Trust Company, in Toronto, Ontario, not later than 4:00 p.m. (Toronto time) on May 2, 2003 or, in the event the special meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned or postponed meeting.

Beneficial Holders of Common Shares

The information set forth in this section of this proxy circular is of significant importance to shareholders who do not hold their common shares in their own name.

Only registered holders of common shares and holders of options to acquire common shares, or the persons they appoint as their proxyholders, are permitted to vote at the special meeting. However, in many cases, common shares beneficially owned by non-registered shareholders are registered either (a) in the name of an intermediary; or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust Company) of which the intermediary is a participant.

In accordance with the requirements of National Instrument 54-101, we are distributing copies of this proxy circular and the other meeting materials to clearing agencies and intermediaries for onward distribution to non-registered shareholders. Intermediaries are required to forward such meeting materials to non-registered shareholders unless a non-registered shareholder has waived the right to receive them. Very often, intermediaries will use service companies to forward the meeting materials to non-registered shareholders. Generally, non-registered shareholders who have not waived the right to receive meeting materials will either:

•	be given a form of proxy by the applicable intermediary which has already been signed by the intermediary (typically by facsimile stamped signature) which is restricted as to the number of securities beneficially owned by the non-registered shareholder but which is otherwise not completed by the intermediary; this form of proxy need not be signed by the non-registered shareholder and the non-registered shareholder who wishes to submit a proxy in respect of beneficially owned common shares should properly complete the remainder of the form of proxy and, unless otherwise instructed by the intermediary, return it to CIBC Mellon Trust Company, as described herein; or

•	more typically, be given a voting instruction form by the applicable intermediary which must be completed and signed by the non-registered shareholder in accordance with the directions on the voting instruction form.

The purpose of these procedures is to permit non-registered shareholders to direct the voting of common shares they beneficially own. Should a non-registered shareholder who receives either a form of proxy or voting instruction form from an intermediary wish to attend and vote at the special meeting in person (or have another person attend and vote in person on behalf of the non-registered shareholder), the non-registered shareholder should contact their broker or agent or other intermediary well in advance of the special meeting to determine how to do so.

Dollar Figures

Unless expressly stated to the contrary, all “$” figures contained in this proxy circular refer to US dollars.

THE ARRANGEMENT

Our securityholders will be asked to approve the arrangement, the particulars of which are set forth in detail in this proxy circular.

Approval of the arrangement resolution will require the affirmative vote of at least 66 2/3% of the votes cast by the holders of our common shares and options to purchase common shares, voting as a single class, in person or by proxy and entitled to vote at the special meeting (excluding spoiled, illegible and/or defective votes and abstentions). The text of the arrangement resolution is set out in Schedule F to this proxy circular.

If any registered holder of our common shares dissents from the arrangement resolution, such holder is entitled to be paid the fair value of all, but not less than all, of such shares in accordance with Section 190 of the Canada Business Corporations Act, as modified by the plan of arrangement and the interim order of the Superior Court of Justice of the Province of Ontario, if, and only if, the arrangement becomes effective. See “Rights of Dissenting Shareholders.”

Implementation of the Arrangement

We are governed by the Canada Business Corporations Act. If approved by our securityholders and the Superior Court of Justice of the Province of Ontario, the arrangement will be implemented under the Canada Business Corporations Act. The terms of the arrangement are set out in the arrangement agreement which is attached as Schedule A to this proxy circular and in the plan of arrangement (which is Exhibit B to the arrangement agreement).

If the arrangement is approved and certain conditions are satisfied, each of the following events will occur on the effective date pursuant to the plan of arrangement:

•	each outstanding common share will be deemed to be acquired by a Canadian subsidiary of Pacasmayo and our shareholders will become entitled to receive $8.80 for each common share (payment will be made on or after the effective date of the arrangement upon the presentation and surrender by or on behalf of such holders to the depositary, CIBC Mellon Trust Company, of the certificate or certificates representing such shares);

•	each outstanding option to purchase common shares will automatically vest, notwithstanding that any conditions to such vesting may not have been satisfied;

•	each outstanding option to purchase common shares with an exercise price per share greater than or equal to $8.80 per share will be terminated; and

•	each outstanding option to purchase common shares with an exercise price per share less than $8.80 will be deemed to be acquired by a Canadian subsidiary of Pacasmayo for a payment in cash equal to the difference between $8.80 per share and the exercise price of such option, and each such option will be deemed to be thereafter terminated.

If we set aside or pay any dividend on, or make any other payment in respect of, our common shares after March 3, 2003, and before the effective date of the arrangement, the per share arrangement consideration may be reduced by the amount of the cash proceeds per common share of such dividend or payment.

The Arrangement Agreement

The following description of the arrangement agreement is qualified in its entirety by reference to the full text thereof, which is attached as Schedule A to this proxy circular.

The arrangement agreement has been executed by us, Pacasmayo and its Canadian subsidiary, 6012639 Canada Inc. The arrangement agreement sets forth certain representations, warranties and covenants of each party and provides that completion of the arrangement will be subject to a number of conditions having been met, including the following:

•	accuracy of representations and warranties;

•	performance of covenants;

•	obtaining of securityholder and court approval for the transaction;

•	absence of governmental litigation to enjoin the transaction;

•	absence of any material adverse change specific to our business;

•	obtaining clearance from the Committee on Foreign Investment in the United States under the “Exon-Florio” Amendment (Section 5021 of the Omnibus Trade and Competitiveness Act of 1988);

•	receipt of a modified permit from the Quebec Ministry of the Environment, authorizing the mining of the quantities of mica which are presently being mined at our facility in Boucherville, Quebec; and

•	the arrangement agreement shall not have been terminated as provided for therein.

If any of the conditions set out above is not fulfilled or performed, the party to the arrangement agreement entitled to the benefit of such condition may terminate the arrangement agreement or, in certain cases, waive the condition in whole or in part. The third and fourth conditions noted above are mutual conditions which can be waived only by the agreement of both parties. Upon fulfillment of the foregoing conditions, we intend to file articles of arrangement with the Director appointed pursuant to Section 260 of the Canada Business Corporations Act to effect the arrangement, together with such other materials as may be required to give effect to the arrangement. Filing of these articles will be subject to obtaining the final order of the Superior Court of Justice of the Province of Ontario approving the arrangement. Notice of the application for the final order is attached as Schedule E to this proxy circular. If the final order is granted on May 7, 2003, it is expected that the effective date of the arrangement will be on or about May 8, 2003. We will announce the effective date of the arrangement through a press release following receipt of the final order.

Note that, under certain circumstances, our board of directors may terminate the arrangement agreement, regardless of whether the arrangement has been approved at the special meeting, but no later than the effective date of the arrangement, without any further action on the part of our securityholders.

Background to the Arrangement; Proceedings of Our Special Committee; and Deliberations of Directors

In September 2002, Cementos Pacasmayo approached us and expressed interest in acquiring our industrial minerals business. A meeting took place between our Chief Executive Officer and Pacasmayo’s financial advisor, Kapital Corp., in September 2002. Preliminary information was provided by us and representatives of Pacasmayo visited Spruce Pine, North Carolina, the principal operating site of our industrial minerals group. On October 23, 2002, Pacasmayo submitted a non-binding expression of interest to acquire our industrial minerals business. This expression of interest was considered by our board of directors on October 23, 2002, and an ad hoc committee comprised of R. Peter Gillin and Jonathan Goodman was formed to review the expression of interest. The ad hoc committee reviewed and assessed the expression of interest and reported at a reconvened meeting of our board of directors held on October 28, 2002. Our board concluded that the expression of interest was inadequate and was incomplete in that it excluded a proposal for the aluminum recycling business. On October 30, 2002, Pacasmayo was advised that its expression of interest was not acceptable as structured.

On November 16, 2002, Pacasmayo provided a non-binding expression of interest for all of our common shares and requested that it be permitted to complete due diligence in order to confirm its continued interest. At a meeting held on November 21, 2002, our board considered the outlook for the business as presented in the budget and whether the expression of interest was at an attractive enough value to warrant further consideration. In arriving at its conclusion, our board assessed the price indication, the prospects of other interested parties coming forward, the risks of disruption arising from a due diligence review and the views of our major shareholder. Our board concluded that it was in our interest to pursue the matter. A confidentiality agreement was signed by Pacasmayo and a detailed presentation on our business was made to Pacasmayo. Additional site visits took place in late November and early December.

On December 3, 2002, the directors of Pacasmayo met to consider the acquisition, following which Pacasmayo’s financial advisor confirmed to Mr. Gillin that Pacasmayo wished to proceed in principle subject to completion of detailed due diligence. This extensive legal and operating due diligence was conducted through December 2002 and January and February 2003.

From mid-December to mid-January, in separate general discussions, Mr. Gillin met with several companies which had expressed interest in acquiring certain of our assets in the past. Many of the structural, business mix and legal issues that had precluded transactions in the past remained and it appeared that an alternative proposal as simple and attractive as Pacasmayo’s was unlikely.

On January 20, 2003, our board established a special committee of directors comprised of Messrs. Morton A. Cohen, John M. Donovan, R. Peter Gillin and William J. vanden Heuvel to consider the appointment of a financial advisor to the special committee and our board to evaluate the fairness of the arrangement, from a financial point of view, to our shareholders. Each of these directors has many years of experience in the business and financial communities including experience serving on committees in similar contexts.

On January 28, 2003, Mr. Gillin was advised that, following presentation of the conclusions of the due diligence review, the board of directors of Pacasmayo had reaffirmed its interest in principle to proceed with the proposed transaction subject to the completion of remaining due diligence and resolution of outstanding issues. Pacasmayo’s financing arrangements were also reviewed.

We had obtained several proposals from financial firms for the provision of an opinion as to the fairness of the arrangement from a financial point of view to our shareholders and, on January 29, 2003, on the recommendation of the special committee, our board appointed TD Securities Inc. as financial advisor to provide this opinion.

Mr. Gillin, Allen Palmiere (our Chief Financial Officer) and our legal advisors met with Pacasmayo’s senior executives and their legal and financial advisors on February 13, 2003 to review the status of a possible transaction and to attempt to resolve the outstanding issues. The majority of business and legal issues were agreed and the final financing arrangements of Pacasmayo were outlined. Final drafting of the definitive arrangement agreement was undertaken following this meeting.

During the week of February 24, 2003, consultation took place between the members of our special committee and TD Securities. On February 28, 2003, our special committee met with representatives of TD Securities and reviewed with them the assumptions and methodology utilized by TD Securities in its determination of the fairness of the consideration being offered under the arrangement agreement. In determining whether to recommend to our board that it approve the arrangement, our special committee considered, among other things, the TD Securities opinion, the other factors set forth herein and the reasons for the arrangement as set forth under “Reasons for the Arrangement”. Based thereon, our special committee concluded that the arrangement is fair to, and in the best interests of us and our securityholders.

The remaining open issues were resolved in conversations involving principals and attorneys on February 28, 2003.

On March 3, 2003, our special committee unanimously recommended the arrangement for acceptance by our full board. Also on March 3, 2003, the final terms of the transaction were presented to our board of directors. TD Securities provided its opinion on the arrangement to the board, and the board approved the entering into of the arrangement agreement and calling of a special meeting of securityholders. The TD Securities opinion is attached to this proxy circular as Schedule D. You are urged to read the TD Securities opinion carefully and in its entirety.

Financing for the Arrangement

We have been advised by Pacasmayo that on February 21, 2003, Pacasmayo completed a bond offering in Peru in which it raised $60,000,000. We have also been advised by Pacasmayo that Pacasmayo has a committed financing line with Banco de Credito del Peru, the largest bank in Peru, to borrow up to an additional $30,000,000 and that Pacasmayo intends to draw such financing prior to the closing of the transaction to the extent necessary to fund fully the consideration payable to our securityholders pursuant to the arrangement.

Our banks have agreed to waive their rights to accelerate our indebtedness upon the consummation of the arrangement, subject to amendment of the existing credit facility on mutually satisfactory terms. It is currently anticipated that a portion of our indebtedness will be paid down, but that up to $12,000,000 of borrowings under our Amended and Restated Credit Agreement dated as of August 15, 2002 with Bank of America, N.A. et al. will remain outstanding after the completion of the arrangement.

Pacasmayo has assured us that amounts available to it under its committed financing lines and our Amended and Restated Credit Agreement, together with the $60,000,000 cash that Pacasmayo now holds as a result of the bond offering, exceed the consideration payable to our securityholders pursuant to the arrangement.

Under the plan of arrangement, prior to the effective time, the Canadian subsidiary of Pacasmayo is required to deposit the money required for the payment of the purchase price for the common shares acquired pursuant to plan of arrangement and the money required for the payment of the difference between $8.80 per share and the exercise price of the options to be purchased pursuant to the plan of arrangement for the benefit of and in trust for the holders of the common shares and options entitled to receive payment, respectively, in a special account with CIBC Mellon Trust Company to be paid to or to the order of the respective former holders of such common shares and such options without interest. All such money is required to be cash, denominated in US dollars in same day funds payable at Toronto, Ontario. Such money is not permitted to be used for any purpose except as provided in the plan of arrangement.

Reasons for the Arrangement

During the course of reaching its decision to approve the arrangement and the arrangement agreement (including the plan of arrangement), our board of directors considered and reviewed with our senior management a number of general factors relevant to the arrangement, including our strategic business plan, our financial position, current securities market conditions and our potential for growth in revenues and earnings.

Our board of directors also considered a number of potentially positive factors in its deliberations, including, among other matters:

•	the current and historical market prices of our common shares relative to the $8.80 per share arrangement consideration, and the fact that $8.80 per share represented a 46% premium over the closing price of our common shares on February 28, 2003 and a 56% premium to the volume weighted average closing price of our common shares on the New York Stock Exchange over the twenty trading day period up to and including February 28, 2003;

•	the belief by our board of directors that we have obtained the highest price per share that Pacasmayo is willing to pay;

•	our assessment as to the low likelihood that a third party would offer a higher price than Pacasmayo;

•	the fact that the arrangement consideration is all cash, which provides certainty of value to holders of our common shares compared to a transaction in which shareholders would receive shares;

•	the view of our management that the trading value for our common shares was not likely to exceed the $8.80 per share arrangement consideration in the near term if we remained independent;

•	the relative illiquidity of our common shares based on their historical and recent trading volume;

•	our history and past efforts to complete a sale transaction;

•	the support for the arrangement expressed by our principal shareholder, as evidenced by its support agreement, and the fact that this shareholder will receive the same consideration as our other shareholders if the arrangement is completed;

•	the fact that nothing in the arrangement agreement or the support agreements would preclude consideration and acceptance of a superior acquisition proposal;

•	the potential securityholder value that could be expected to be generated from the other strategic options available to us, including remaining independent and continuing to implement our growth strategy (subject to obtaining necessary financing that would not significantly dilute our securityholders) or pursuing other strategic alternatives, as well as the risks and uncertainties associated with those alternatives;

•	the financial analyses of TD Securities presented orally to our board of directors on March 3, 2003, and the oral opinion of TD Securities delivered on March 3, 2003, which it subsequently confirmed in writing, to our board of directors that, as of March 3, 2003, based upon and subject to the matters set forth in its opinion, the consideration to be received by holders of our common shares pursuant to the arrangement agreement was fair, from a financial point of view, to such holders;

•	the fact that the arrangement would be subject to the approval of our securityholders and the Superior Court of Justice of the Province of Ontario, and the fact that if a higher offer were to be made to our securityholders prior to the completion of the arrangement, our securityholders would be free to reject the transaction with Pacasmayo;

•	the availability of dissent rights for our registered shareholders who properly exercise their dissent rights under the plan of arrangement;

•	the terms of the arrangement agreement, as reviewed by our board of directors with our legal advisors, including:

•	the absence of a due diligence condition in the arrangement agreement;

•	sufficient operating flexibility for us to conduct our business in the ordinary course between signing and closing;

•	the absence of a financing condition; and

•	our ability to furnish information to and conduct negotiations with a third party, as more fully described under “The Arrangement Agreement — No Solicitation”;

•	management’s assessment that Pacasmayo has the financial capability to complete the arrangement; and

•	the view of our board of directors, based upon the advice of management after consultation with our legal counsel, that the regulatory approvals necessary to complete the arrangement could be obtained.

Our board of directors also considered a number of potentially negative factors in its deliberations concerning the arrangement, including, but not limited to:

•	that we will no longer exist as an independent company and our shareholders will no longer participate in our growth;

•	that, under the terms of the arrangement agreement and the support agreements, neither we nor the relevant shareholders can solicit other acquisition proposals, we must pay to Pacasmayo a termination fee if the arrangement agreement is terminated under certain circumstances and certain holders of our common shares have agreed to vote, in the aggregate, approximately 46% of our aggregate outstanding common shares and options for the arrangement, all of which may deter others from proposing an alternative transaction that may be more advantageous to our securityholders;

•	the fact that gains from an all-cash transaction would be taxable to our shareholders for US federal and Canadian federal income tax purposes; and

•	that if the arrangement does not close, our employees will have expended extensive efforts to attempt to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction.

During its consideration of the transaction with Pacasmayo, our board of directors was also aware that all of our directors and executive officers have interests in the arrangement that are, or may be, different from, or in addition to, those of our shareholders generally, as described under “The Arrangement—Interests of Insiders and Management in the Arrangement.”

This summary is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered by our board of directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all the factors set forth above, as well as other factors not specifically described above, our board of directors approved the arrangement and the arrangement agreement and the transactions described in the arrangement agreement because of their belief that the arrangement is advisable and fair to, and in the best interests of, our securityholders.

Fairness Opinion of TD Securities

We retained TD Securities to provide a fairness opinion in connection with the arrangement with Pacasmayo pursuant to which Pacasmayo, through a Canadian subsidiary, will acquire all of our issued and outstanding common shares. TD Securities is a nationally recognized investment banking firm in Canada with operations in a broad range of activities including corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading, investment management and investment research. TD Securities has extensive experience in transactions involving public and private companies and has extensive experience in preparing fairness opinions. Our special committee selected TD Securities to act as the financial advisor on the basis of TD Securities’ experience and expertise in transactions similar to the arrangement and its reputation in the financial community.

At our board of directors meeting held on March 3, 2003, TD Securities delivered its oral opinion to our board of directors regarding the fairness of the consideration to our shareholders pursuant to the arrangement, from a financial point of view, to such shareholders. TD Securities subsequently confirmed its opinion in writing by delivery of its written opinion to our board of directors, based upon and subject to the various assumptions and limitations set forth therein, that the consideration to our shareholders pursuant to the arrangement was fair, from a financial point of view, to such shareholders as of March 3, 2003. The cash offer of $8.80 was determined by our negotiations with Pacasmayo and was not based on recommendations from TD Securities.

The full text of TD Securities’ written opinion to the special committee of our board of directors is attached to this proxy circular as Schedule D which is incorporated into this proxy circular in its entirety. You should read this opinion carefully in its entirety in connection with this proxy circular. However, the following summary of TD Securities’ opinion has also been included, which is qualified in its entirety by reference to the full text of the opinion.

TD Securities’ opinion does not constitute a recommendation to our shareholders on how to vote with respect to the arrangement. The opinion addresses only the fairness of the consideration offered to our shareholders pursuant to the arrangement, from a financial point of view, as of the date of the opinion. The opinion does not address the relative merits of the arrangement or any alternatives to the arrangement, the underlying decision of our board of directors to proceed with or effect the arrangement or any other aspect of the arrangement.

For the purposes of its opinion, TD Securities reviewed and relied upon, or carried out, among other things, the following:

•	a draft of the arrangement agreement dated February 17, 2003;

•	our audited financial statements for the four years ended December 31, 1999, 2000, 2001 and 2002;

•	our unaudited interim financial statements for the three month periods ended March 31, 2001, June 30, 2001, September 30, 2001, March 31, 2002, June 30, 2002, and September 30, 2002;

•	our Form 10-K for each of the three years ended December 31, 1999, 2000 and 2001;

•	notices of our annual meetings of shareholders and our management proxy circulars for the three years ended December 31, 1999, 2000 and 2001;

•	our 2003 budget and unaudited projected financial statements for us and our major operating divisions and subsidiaries prepared by our management for the years ending December 31, 2004, through December 31, 2006;

•	discussions with our senior management and our major operating divisions and subsidiaries with respect to the information referred to above and other issues deemed relevant;

•	discussions with members of our special committee;

•	previous offers for the purchase of our individual assets;

•	various research publications prepared by equity research analysts regarding selected public companies considered relevant;

•	public information relating to our business, operations, financial performance and stock trading history and other selected public companies considered relevant;

•	public information with respect to certain other transactions of a comparable nature considered relevant;

•	representations contained in a certificate dated as of March 3, 2003, from our senior officers; and

•	such other corporate, industry, and financial market information, investigations and analyses as TD Securities considered necessary or appropriate in the circumstances.

With our acknowledgement, TD Securities assumed and relied upon, without independent verification, the accuracy, completeness and fair representation of the financial and other information reviewed by TD Securities for the purposes of its opinion. The fairness opinion is conditional upon such accuracy, completeness and fair representation.

Our senior officers have represented to TD Securities in a certificate dated March 3, 2003, that (i) we have no information or knowledge of any facts, public or otherwise, not provided to TD Securities relating to us which would reasonably be expected to affect materially the fairness opinion; (ii) with the exception of forecasts, projections or estimates referred to in subparagraph (iv) below, the information and data we provided to TD Securities in respect to us or our divisions and subsidiaries in connection with the arrangement is or, in the case of historical information and data, was, at the date of preparation, true, complete and accurate in all material respects and no additional material, data or information would be required to make the information and data provided to TD Securities not misleading in light of the circumstances in which it was provided; (iii) to the extent that any of the information and data identified in subparagraph (ii) above is historical, there have been no changes in any material facts or new material facts since the respective dates thereof which have not been disclosed to TD Securities; (iv) any portions of the information and data provided to TD Securities (or filed on SEDAR or EDGAR) which constitute forecasts, projections or estimates were prepared using the assumptions identified therein, which, in our opinion, are reasonable in the circumstances; (v) there have been no prior valuations (as defined in Ontario Securities Commission Rule 61-501) of us, or any of our material assets or any of our subsidiaries, made in the preceding 24 months which have not been disclosed to TD Securities; (vi) there have been no offers for, or transactions involving, our securities, or any of our material property or assets or any of our subsidiaries during the preceding 24 months which have not been disclosed to TD Securities; (vii) we have complied in all material respects with the engagement letter between us and TD Securities dated February 27, 2003; (viii) there is no plan or proposal for any material change (as defined in the Securities Act (Ontario)) in our affairs which has not been disclosed to TD Securities; (ix) there is no material non-public information concerning us, our securities or our subsidiaries or affiliates or our respective assets, liabilities, prospects, business affairs or condition (financial or otherwise) that has not been disclosed to TD Securities.

In preparing its opinion, TD Securities made several assumptions including: all final versions of documents will conform in all material respects to the drafts provided to TD Securities; all conditions precedent to the completion of certain steps in the arrangement could be satisfied in due course; all consents, permissions, exemptions or orders of relevant regulatory authorities would be obtained, without adverse condition or qualification; the procedures being followed to implement the arrangement are valid and effective; this proxy circular will be distributed to our shareholders in accordance with applicable laws; and the disclosure in this proxy circular will be accurate in all material respects and will comply in all material respects with the requirements of all applicable laws.

TD Securities was not engaged to provide (and has not provided) a formal valuation or appraisal of us or any of our securities or assets. TD Securities was not authorized to solicit, and did not solicit, interest from any other party with respect to the acquisition of our common shares or other securities, or any business combination or other extraordinary transaction involving us, nor did TD Securities negotiate with Pacasmayo or any other party in connection with any such transaction involving us. In addition, TD Securities was not requested to and did not review any legal, accounting or tax aspects of the arrangement. Except as described herein, we imposed no other instructions or limitations on TD Securities with respect to the investigations made or the procedures followed by TD Securities in rendering its opinion.

We agreed to pay TD Securities as compensation for its services under its engagement a customary fee payable upon delivery of the fairness opinion, which is not contingent upon completion of the plan of arrangement. The engagement letter also calls for us to reimburse TD Securities for its reasonable out-of-pocket expenses, and we have agreed to indemnify TD Securities from and against certain costs and liabilities arising directly or indirectly out of the performance of professional services rendered to us by TD Securities and its personnel under its engagement.

Neither TD Securities nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of us, Pacasmayo or any of our or Pacasmayo’s respective affiliates. In the ordinary course of their businesses, TD Securities and its affiliates may actively trade in our securities for their own account or for the accounts of customers.

The following is a summary of the material financial analyses performed by TD Securities and reviewed with our board of directors in connection with the TD Securities fairness opinion:

     Approach To Fairness

In considering the fairness, from a financial point of view, of the consideration to be received pursuant to the arrangement by our shareholders, TD Securities considered a number of factors including: (i) a comparison of the consideration per common share pursuant to the arrangement to a net asset value analysis of our company per common share; (ii) a comparison of the premiums implied by the consideration pursuant to the arrangement over the trading price of our common shares to the premiums to market price paid in recent acquisitions of Canadian public companies; and (iii) an analysis of the trading liquidity of our common shares on the NYSE.

     Net Asset Value Analysis

Given that we are active in two different business segments, industrial minerals and aluminum dross recycling, TD Securities believes that a segmented approach is the most appropriate method to use in analyzing our company. As a result, TD Securities utilized the Net Asset Value (“NAV”) approach which involves attributing values to our business segments and deducting the value of all liabilities as well as capitalized corporate expenses. This approach reflects the different risks, growth prospects and earnings contribution of each of our business segments and the various assets within those segments.

TD Securities utilized two methodologies to determine the value of the industrial minerals and aluminum dross recycling business segments, discounted cash flow analysis and comparable precedent transaction analysis:

     Discounted Cash Flow Analysis

The industrial minerals and aluminum dross recycling segments were analyzed using a discounted cash flow (“DCF”) approach. DCF analysis reflects the growth prospects and risks inherent in each business by taking into account the amount, timing and relative certainty of projected unlevered free cash flows expected to be generated by the business. The DCF approach requires that certain assumptions be made regarding, among other things, future unlevered after-tax free cash flows, discount rates and terminal values. The possibility that some of the assumptions will prove to be inaccurate is one factor involved in the determination of the discount rates used in establishing a range of values.

     Industrial Minerals

In conducting a DCF analysis of the industrial minerals segment, TD Securities utilized financial projections prepared by our management. These projections were adjusted by TD Securities based on discussions with our management to reflect updated information not available to our management at the time the projections were initially prepared. The terminal value at the end of the forecast period was determined by applying a range of multiples to terminal year earnings before interest, taxes, depreciation and amortization (“EBITDA”). The range of discount rates selected was 10.0% to 11.0% based on an analysis of the cost of capital for comparable publicly traded companies.

     Aluminum Dross Recycling

In conducting a DCF analysis of the aluminum dross recycling segment, TD Securities utilized financial projections prepared by our management. These projections were adjusted by TD Securities based on discussions with our management to reflect updated information not available to our management at the time the projections were initially prepared. The terminal value at the end of the forecast period was determined by applying a range of multiples to terminal year EBITDA. The range of discount rates selected was 10.5% to 11.5% based on an analysis of the cost of capital for comparable publicly traded companies.

     Comparable Precedent Transactions Analysis

The comparable precedent transactions approach involves selecting appropriate value benchmarks based on recently completed transactions of a comparable nature specific to each business segment, and applying these value benchmarks to the appropriate metrics for each of our business segments to determine values for each of our business segments. The transaction multiples are based on arm’s length transactions of businesses that are similar in size, operating characteristics, risk profile and asset type, among other factors, to our activities in specific segments.

The process of analyzing valuation multiples implied by comparable precedent transactions and applying these multiples to metrics for our various segments involved certain judgements and assumptions concerning the financial performance and operating characteristics of the companies involved in the precedent transactions considered compared to those of our business segments.

     Industrial Minerals

TD Securities reviewed certain precedent transactions involving companies considered comparable to our industrial minerals business. These transactions included the following:

Target	Acquirer

Polar Minerals Inc.	Minerals Technologies Inc.

Attapulgite Clay Assets	Zemex Corporation

Mount Hope Rock Products	CRH Plc

Meridian Aggregates Co.	Martin Marietta Materials Inc.

Hepworth Minerals & Chemicals Division	SRC Sibelco SA

LJ Earnest Inc.	Martin Marietta Materials Inc.

Marock Inc.	Martin Marietta Materials Inc.

W.S. Frey Co.	Oglebay Norton Co.

Calmat Co.	Vulcan Materials Co.

Redland Stone Products	Martin Marietta Materials Inc.

Dravo Corp.	Carmeuse SA

Limestone Operations (Mineral Technologies Inc.)	Oglebay Norton Co.

Global Stone Corp.	Oglebay Norton Co.

Colorado Silica Sand Inc.	Oglebay Norton Co.

Based on the above precedent transactions, TD Securities selected an enterprise value to trailing EBITDA multiple range of 6.0x to 7.0x.

     Aluminum Dross Recycling

TD Securities reviewed certain precedent transactions involving companies considered comparable to our aluminum dross recycling business. These transactions included the following:

Target	Acquirer

6 Recycling Companies	Recycling Industries

Metallurg Inc.	Safeguard International Fund LP

Undisclosed (pending)	Undisclosed (pending)

Based on the above precedent transactions, TD Securities selected an enterprise value to trailing EBITDA multiple range of 4.0x to 5.0x.

Having determined a range of enterprise values for our business segments based on the above methodologies, TD Securities deducted the capitalized value of our corporate expenses. Corporate expenses were adjusted to reflect the synergies and cost savings that could be achieved by a third-party purchaser of us including, among other things, eliminating public company costs and duplicate expenses.

TD Securities also deducted the value of our outstanding debt and other obligations to determine a range of aggregate net asset values for us. Using the appropriate fully-diluted number of shares outstanding resulted in a range of implied net asset values per share of our common shares. The consideration pursuant to the arrangement of $8.80 per share of our common shares falls within this range.

     Precedent Transactions Premiums Analysis

TD Securities reviewed the premiums to market price paid in acquisitions of Canadian public companies since January 1, 2001. The one-day premiums observed in these transactions ranged from 1% to 128% with an average of 33% and a median of 30%.

The premium implied by the consideration pursuant to the arrangement over the trading price of our common shares on the day prior to the announcement of the arrangement is 46%. This premium falls within the range of premiums paid in precedent Canadian transactions and is above the average and median premiums paid in such transactions.

     Liquidity Analysis

TD Securities reviewed the recent and historical trading volumes of our common shares on the NYSE, the primary exchange on which our common shares trade. The average daily trading volumes for our common shares were as follows:

Period Ended	Average Daily
27-Feb-03	Trading Volume

1 day	1,900

10 days	2,550

30 days	1,607

60 days	1,617

180 days	1,661

Based on the above average daily trading volumes, TD Securities believes that the arrangement represents an opportunity for our shareholders to liquidate their entire holdings of our common shares that would not be available in the public market over any reasonable period of time.

TD Securities’ opinion was based on securities markets, economic and general business and financial conditions as they existed on the date of its opinion and on information provided to it prior to such date. According to the terms of its engagement with us, although TD Securities reserves the right to change or withdraw its opinion in the event of a change in circumstances, TD Securities has no obligation to update, revise or re-affirm its opinion to take into account events occurring after the date of its opinion. As a result, circumstances could develop after the date of its opinion and prior to consummation of the arrangement that, if known at the time TD Securities rendered its opinion, may have altered such opinion.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. TD Securities believes that its analyses and the summary above must be considered as a whole. TD Securities further believes that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors together, could create an incomplete view of the process underlying the opinion. TD Securities is not opining as to the market value or the prices at which any of our securities may trade at any time.

Based upon and subject to the foregoing, TD Securities is of the opinion that, as of March 3, 2003, the consideration to be received by holders of our common shares pursuant to the arrangement is fair, from a financial point of view, to such shareholders.

As described above, TD Securities’ opinion and presentation to our board of directors were among the many factors taken into consideration by our board of directors in making its determination to approve the arrangement and to recommend that our shareholders approve the arrangement.

Recommendations of Directors

Our board has reviewed the terms and conditions of the proposed arrangement and the opinion of TD Securities and has determined that the arrangement is advisable and fair to, and in the best interests of, us and our securityholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE ARRANGEMENT ON THE TERMS SET FORTH IN THE PLAN OF ARRANGEMENT, BY VOTING IN FAVOUR OF THE SPECIAL RESOLUTION.

Intentions of Directors and Officers

All of our directors and officers have indicated their intention to vote all of their common shares and options in favor of the special resolution to approve the arrangement. See “Support Agreements with Securityholders” below.

Court Approval

The arrangement requires the approval of the Superior Court of Justice of the Province of Ontario under Section 192 of the Canada Business Corporations Act. Prior to the mailing of this proxy circular, we obtained the interim order of the Court providing for the calling and holding of the special meeting and other procedural matters. A copy of the notice of application for final order and a copy of the interim order are attached as Schedules E and G, separately, to this proxy circular. The interim order does not constitute approval of the arrangement or the contents of this proxy circular by the Court. As set forth in such notice of application, the hearing in respect of the final order is scheduled to take place before the court on or about May 7, 2003, at Toronto, Ontario, subject to the approval of the arrangement by the securityholders at the special meeting as set forth under “Securityholder Approval.” At this hearing, any interested party has the right to appear, provided that such person, or a lawyer acting for such person, prepares a notice of appearance in the proper form, serves such notice of appearance on our solicitors and files such notice of appearance, with proof of service, with the Court, and may present evidence and examine witnesses, provided that such person, or a lawyer acting for such person, in addition to serving a notice of appearance provides a summary statement of the argument and/or evidence intended to be presented at least 48 hours before the hearing for the final order.

The authority of the Court is very broad in connection with the arrangements. We have been advised by counsel that the Court may make any enquiry it considers appropriate and may make any order it considers appropriate with respect to the arrangement. The Court will consider, among other things, the fairness and reasonableness of the arrangement to the securityholders. The Court may approve the arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit.

Securityholder Approval

As provided in the interim order from the Superior Court of Justice of the Province of Ontario, the arrangement must be authorized by a special resolution passed by our securityholders, the text of which appears as Schedule F to this proxy circular. The special resolution in respect of the arrangement must be approved by the affirmative vote of at least 66 2/3% of the votes cast in respect thereof by holders of our common shares and options to purchase common shares, voting as a single class, present in person or by proxy and entitled to vote at the special meeting (excluding spoiled, illegible and/or defective votes and abstentions).

Transaction Approval

The transaction has been structured as a plan of arrangement under Section 192 of the Canada Business Corporations Act. Therefore, the plan of arrangement must be approved by the court (as set forth under “Court Approval”) in addition to securityholder approval. The only other regulatory approval required for closing is a clearance from the Committee on Foreign Investment in the United States under the “Exon-Florio” Amendment (Section 5021 of the Omnibus Trade and Competitiveness Act of 1988), which is a contractual condition to the completion of the plan of arrangement.

Effective Time of the Arrangement

If the securityholders approve the arrangement as set forth under “Securityholder Approval,” the approval of the court is obtained as set forth under “Court Approval” and the other conditions set out in the arrangement agreement are fulfilled or waived, the arrangement will be effected by our delivery of articles of arrangement and the endorsement of a certificate of arrangement thereon in accordance with the Canada Business Corporations Act. The arrangement will become effective at 12:01 a.m., Toronto time, on the date specified in the certificate of arrangement to be issued by the Director appointed pursuant to Section 260 of the Canada Business Corporations Act to give effect to the arrangement. It is anticipated that this date will be on or about May 8, 2003.

Stock Exchange Listings

Our shares are currently listed and posted for trading on the NYSE and The Toronto Stock Exchange (“TSX”) under the symbol “ZMX”. The following table sets forth the closing sale prices of our shares on the NYSE and in parentheses in CDN dollars on the TSX on the dates indicated:

Zemex Shares

February 28, 2003(1)	$6.04 (CDN$9.00)

April 1, 2003(2)	$8.69

(1)	The last trading day prior to the announcement of the proposed arrangement.

(2)	The last trading day prior to the date of this proxy circular. Our shares last traded on the TSX on March 21, 2003 at a closing price of CDN$12.90.

Trading in Our Shares

The following table sets forth the high and low closing sales prices and volumes of trading for our shares during the periods indicated.

		NYSE		TSX (CDN $)

	High	Low	Volume	High	Low	Volume

2001
1st Quarter	$6.65	$5.19	164,400	$10.25	$7.77	18,416
2nd Quarter	7.60	6.05	277,000	11.50	9.25	8,364
3rd Quarter	7.30	6.01	440,900	11.00	9.22	89,160
4th Quarter	6.80	5.76	321,600	10.50	8.75	7,334
2002
1st Quarter	$7.30	$6.20	168,800	$12.00	$9.89	4,594
2nd Quarter	7.05	6.60	276,500	11.00	10.15	16,048
3rd Quarter	6.20	5.50	52,700	10.20	8.75	28,647
4th Quarter	5.50	4.52	127,000	8.79	7.19	9,078
2003
1st Quarter	$8.71	$5.01	1,469,700	12.90	7.50	52,597
April 1	8.71	8.69	2,300	—	—	—

Interests of Insiders and Management in the Arrangement

In considering the recommendation of our board of directors to vote for the proposal to approve the special resolution to approve the arrangement, you should be aware that certain of the directors and executive officers have personal interests in the arrangement that are, or may be, different from, or in addition to, your interests. These interests include the following:

•	R. Peter Gillin will receive a success bonus upon consummation of the arrangement in the amount of $500,000. The amount of Mr. Gillin’s bonus was negotiated subsequent to determination of the final terms of the arrangement agreement and the plan of arrangement based upon guidelines established in his employment agreement with us and consideration of his engagement as Chief Executive Officer to provide broad strategic planning advice to us. His employment agreement provided that the bonus arrangement would be consistent with the customary bonus arrangements for our Chief Executive Officer, adjusted to reflect that Mr. Gillin would not participate as Chief Executive Officer in our stock option plans or in our employee stock purchase plan.

•	Each option, whether or not it is vested, to purchase our common shares held by directors and executive officers, as well as our employees, will be deemed to be acquired by the Canadian subsidiary of Pacasmayo upon the completion of the arrangement in exchange for a cash payment equal to the excess, if any, of the $8.80 per share consideration over the per share option exercise price, multiplied by the number of common shares subject to this option.

•	Terrance J. Hogan, Peter J. Goodwin and Allen J. Palmiere have entered into change of control agreements pursuant to which they will receive cash payments in an amount not to exceed $25,000 individually and $75,000 in the aggregate upon completion of the arrangement.

In addition, we have entered into agreements with each of Messrs. Hogan, Goodwin and Palmiere providing for certain benefits in the event such officer is no longer employed by us or our subsidiaries following a change in control transaction. If, within two years after the arrangement, the officer is dismissed without cause or the officer terminates his employment following a triggering event (which includes a specified adverse change in duties, benefits, title, reporting, or regular work location), he is entitled to payment of twice his then current annual base salary, benefits and average annual bonus over the prior two years, immediate vesting of stock options and shares purchased pursuant to our employee stock purchase plan and certain outplacement services. These agreements, which expire on December 31, 2004 unless extended, were filed as exhibits to our Form 10-Q for the fiscal quarter ended September 30, 2002, in the case of Messrs. Goodwin and Palmiere and our Form 10-K for the fiscal year ended December 31, 1999, in the case of Mr. Hogan, and reference is made thereto for further information.

Certain of the members of management will remain members of management after the arrangement and will receive the same level of compensation as they receive pursuant to their existing employment arrangements.

To our knowledge, except as specifically identified above, our directors and officers and The Dundee Bank, our largest shareholder, will not receive any inducement, direct or indirect, as consideration for supporting the arrangement, and they will not be entitled to receive, directly or indirectly, consequent upon the arrangement a consideration that is not identical to that paid to all other beneficial holders of our shares.

Accounting Treatment of the Arrangement

Pacasmayo intends to treat the arrangement as a purchase for accounting and financial reporting purposes, in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.” This means that Pacasmayo will treat us and the buyer as separate entities for periods prior to the completion of the arrangement and, thereafter, our financial results will be consolidated with the buyer’s financial results.

Delisting and Deregistration of Common Shares

Upon consummation of the arrangement, our common shares will be delisted from the NYSE and the TSX and will be deregistered under the US Securities Exchange Act of 1934.

Termination of Ongoing Reporting Obligations

On the effective date of the arrangement, we will be a wholly-owned subsidiary of 6012639 Canada Inc. which is a subsidiary of Pacasmayo. Accordingly, after the effective date, we will apply to the appropriate securities regulatory authorities to cease to be a reporting issuer, so as to no longer be subject to statutory financial and reporting requirements under applicable securities laws.

Structure of the Arrangement

To facilitate the acquisition, Pacasmayo and one of its affiliates have formed a new Delaware holding corporation, which in turn has formed 6012639 Canada Inc., the Canadian corporation which is a party to the plan of arrangement. Upon completion of the arrangement, that Canadian subsidiary will become the owner of all our outstanding common shares. After the arrangement has been completed, Pacasmayo will cause both us and the newly formed Canadian corporation to be liquidated, with the effect that we will be migrated out of Canada, and the Delaware holding company will own all of the outstanding shares of Zemex U.S. Corporation which is our US holding company. There will be no continuing executive operations in Canada.

The Arrangement Consideration — Shares

Each of our common shares issued and outstanding immediately before the arrangement, other than shares for which dissent rights have been properly exercised, will be deemed sold to the Canadian subsidiary of Pacasmayo in exchange for the right to receive $8.80 in cash, without interest. After the arrangement is effective, each holder of a certificate representing any of these common shares will no longer have any rights with respect to the shares, except for the right to receive the $8.80 per share arrangement consideration or, if a holder exercises dissent rights, the right to receive payment of their fair value as set forth in the section “Rights of Dissenting Shareholders” below.

Letters of Transmittal; Return of Share Certificates

On or shortly after the effective date of the arrangement we will mail to our shareholders and optionholders a letter of transmittal. Do not send us your share certificates with the enclosed proxy. Please wait until you have received the letter of transmittal form. The letter of transmittal form will contain instructions on how to deliver your shares and options.

Treatment of Stock Options

Regardless of the terms of our option plan, or the terms of any agreement evidencing the grant of any options, at the effective time each of our outstanding options:

•	will automatically vest, notwithstanding that any conditions to such vesting may not have been satisfied;

•	with an exercise price per share greater than or equal to $8.80 shall be terminated and we shall cease to have any liability in respect thereof; and

•	with an exercise price per share less than $8.80 shall be deemed to be acquired by the Canadian subsidiary of Pacasmayo in the arrangement for a payment in cash equal to the difference between $8.80 and the exercise price of such option and each such option shall be thereafter terminated.

Subject to any applicable withholding taxes, the payment for options will be made, without interest, by CIBC Mellon Trust Company, the depositary, as soon as practicable following the completion of the arrangement.

Surrender of Certificates; Release of Option Rights

Prior to the effective time of the arrangement, Pacasmayo will cause its Canadian subsidiary to deposit the aggregate arrangement consideration into a special account with the CIBC Mellon Trust Company, as depositary. At the effective time of the arrangement, our common shares (except for shares for which dissent rights have been properly exercised, as described in “Rights of Dissenting Shareholders” above) will be deemed to be acquired by the Canadian subsidiary of Pacasmayo. The holder of a share certificate shall cease to be the holder of such shares (and the name of such holder shall be removed from our register of holders of shares) and each certificate formerly representing common shares shall thereafter entitle the holder to receive an amount in cash equal to the product of the number of shares represented by such certificate immediately prior to the effective time, multiplied by $8.80.

Under no circumstances will interest accrue or be paid with respect to the arrangement consideration regardless of any delay in making such payment. Until holders of certificates have surrendered those certificates to the depositary for exchange, holders will not receive the arrangement consideration.

Such payment to or to the order of the former shareholders shall be made on presentation and surrender at the principal office of the depositary in the City of Toronto of the certificate(s) representing the shares which were acquired in the arrangement, together with a duly completed letter of transmittal including, together with such other documents and instruments, if any, as Pacasmayo and/or the depositary may reasonably require.

Such payment to or to the order of the former holders of our options shall be made upon presentation and surrender at the principal office of the depositary in the City of Toronto of a duly completed letter of transmittal including a release of all rights under the option agreements evidencing such options, together with such other documents and instruments, if any, as Pacasmayo may reasonably require.

Upon surrender to the depositary for transfer to Pacasmayo of a certificate which immediately prior to the effective time represented shares in respect of which the holder is entitled to receive cash under the arrangement, together with a duly completed letter of transmittal, and such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Canada Business Corporations Act and our by-laws and such additional documents and instruments as the depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the effective time the depositary shall deliver to such holder, the amount of cash such holder is entitled to receive under the arrangement (together with any unpaid dividends or distributions declared on the shares, if any, prior to the effective time), and any certificate so surrendered shall forthwith be transferred to Pacasmayo.

In the event of a transfer of ownership of such shares that was not registered in our securities register, the amount of cash payable for such shares under the arrangement may be delivered to the transferee if the certificate representing such shares is presented to the depositary as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

Settlement with persons who deposit certificates will be effected by the depositary forwarding cheques payable in US funds by first class insured mail, postage prepaid. Unless otherwise directed in the letter of transmittal, the cheque will be issued in the name of the registered holder of shares so deposited. Unless the person who deposits shares instructs the depositary to hold the cheque for pick-up by checking the appropriate box in the letter of transmittal, cheques will be forwarded by first class insured mail to the addresses supplied in the letter of transmittal. If no address is provided, cheques will be forwarded to the address of the person as shown on the applicable register of Zemex.

Thereafter, Pacasmayo shall be fully and completely discharged from its obligation to pay the arrangement consideration to the former holders of such shares and options, and the rights of such holders shall be limited to receiving, without interest, from the depositary their proportionate part of the money so deposited on presentation and surrender of the documentation specified above. Any interest on such deposit shall belong to Pacasmayo.

Lost Certificates

In the event that any certificate which immediately prior to the effective time of the arrangement represented one or more outstanding common shares has been lost, stolen or destroyed, the depositary will pay the holder thereof the cash to which such holder would have been entitled had such share certificate not been lost, stolen or destroyed if:

•	the holder delivers to the depositary, in addition to a properly completed letter of transmittal, an affidavit of the fact that the certificate has been lost, stolen or destroyed; and

•	such person delivers to the depositary a surety bond satisfactory to the depositary and to Pacasmayo in such sum as it may direct or such person otherwise indemnifies the depositary and Pacasmayo in a manner satisfactory to each of them against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.

Unclaimed Amounts

Any amounts deposited with the depositary which remain unclaimed on the date which is six years from the effective date shall be forfeited to Pacasmayo and paid over to or as directed by Pacasmayo. Thereafter, the holders of shares and/or our options shall have no right to receive the arrangement consideration.

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material US federal income tax consequences of the arrangement to our shareholders whose shares are acquired for cash and to our holders of options that are either (1) deemed acquired for cash, if the exercise price is less than $8.80 per share, or (2) terminated, if the exercise price is equal to or greater than $8.80 per share. This discussion does not purport to consider all aspects of US federal income taxation that might be relevant to our shareholders or optionholders. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, proposed regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service with respect to the consequences discussed below. The discussion below is not binding on the Internal Revenue Service or the courts. The discussion applies only to our shareholders who hold shares as capital assets and to our holders of options. This discussion does not apply to certain types of shareholders (such as insurance companies, tax-exempt organizations, financial institutions, traders, broker-dealers, persons who hold or have held our shares as part of a straddle or a hedging, integrated constructive sale or conversion transaction for tax purposes) who may be subject to special rules. This discussion does not address any aspect of state, local or foreign or other tax laws, or estate or gift tax considerations, or the alternative minimum tax.

For purposes of this discussion, we consider you a US holder if you hold our shares or options and you are (1) a citizen or resident of the United States, including, in some cases, former citizens and former long-time residents, (2) a US corporation, partnership or other entity organized under the laws of the United States or any political subdivision, or (3) a US estate or trust. We consider you a non-US holder if you hold our shares or options and you do not fit in one of the three preceding categories. This discussion assumes that no non-U.S. holder is engaged in a trade or business within the United States by reason of that non-US holder’s employment by or provision of services to us.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE FOR GENERAL INFORMATION PURPOSES ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ARRANGEMENT. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO YOU AND THE PARTICULAR TAX EFFECTS TO YOU OF THE ARRANGEMENT, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

Federal Income Tax Considerations for US Holders of Shares or Options

The receipt of cash by a US holder for our shares pursuant to the arrangement will be a taxable transaction for US federal income tax purposes. In general, a US holder who surrenders our shares for cash pursuant to the arrangement will recognize a capital gain or loss for US federal income tax purposes equal to the difference, if any, between the amount of cash received and the US holder’s adjusted tax basis in the shares surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the arrangement.

If the US holder received our shares pursuant to the exercise of an incentive stock option under Internal Revenue Code Section 422 and the incentive stock option was either (1) purchased or received by the US holder within 2 years of the effective time of the arrangement or (2) exercised by the US holder within 1 year of the effective time, then the US holder must recognize as ordinary income the difference between the option’s exercise price and the lesser of (1) the fair market value of the shares on the date of exercise, or (2) the cash received by the US holder pursuant to the arrangement. The US holder’s adjusted basis in the shares is increased by the amount of ordinary income so recognized, and capital gain or loss on the receipt of cash for our shares is then determined as described above.

The receipt of cash by a US holder in exchange for an option (if the exercise price is less than $8.80 per share), or the termination of an option with no cash payment (if the exercise price is equal to or greater than $8.80 per share) will be a taxable transaction for US federal income tax purposes.

US holders who purchased or received their options other than in connection with their employment by or the provision of services to us will recognize a gain or loss equal to the difference, if any, between the amount of cash received, if any, and the US holder’s adjusted tax basis, if any, in the option surrendered or terminated. Any gain or loss on the deemed acquisition or termination will generally be capital gain or loss provided that the underlying shares would have been capital assets in the hands of the US holders. A US holder’s basis in an option generally will equal the amount, if any, paid for that option.

US holders of options purchased or received in connection with their employment by or the provision of services to us must recognize ordinary income in an amount equal to the amount of cash received, if any, less the US holder’s adjusted basis in the options, if any. To the extent the US holder’s adjusted basis in the options, if any, exceeds the amount of cash received pursuant to the arrangement, if any, the US holder may recognize a capital loss. Certain income and employment taxes will be withheld from any payments in exchange for options purchased or received in connection with employment by us.

Any capital gain or loss will be long-term capital gain or loss provided that the US holder’s holding period for the shares or options, as the case may be, is more than one year at the time the arrangement is effected. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

Backup federal withholding tax generally will be withheld at a rate of 30% from all cash payments to which a US holder of our shares or our options is entitled pursuant to the arrangement, unless the US holder (1) qualifies for certain exempt categories, including corporations and financial institutions, or (2) provides a certified taxpayer identification number on Form W-9 and otherwise complies with backup withholding rules. Backup withholding is not an additional tax, but an advance payment. Any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the US holder’s United States federal income tax liability, if any, provided that the required information or appropriate claim for refund is filed with the Internal Revenue Service.

Federal Income Tax Considerations for Non-US Holders of Shares or Options

The receipt of cash by a non-US holder for shares or options (or the termination of options with no cash payment) will not be subject to United States federal income tax, including withholding tax, provided that:

•	any gain or loss is not effectively connected with the conduct by that non-US holder of a trade or business within the United States; and

•	in the case of an individual, the non-US holder has not been present in the United States for 183 days or more during the taxable year in which the arrangement is effected.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”), as of the date hereof, generally applicable to holders of our common shares and holders of options to acquire common shares of Zemex in respect of the disposition of such shares and options pursuant to the plan of arrangement.

The summary is based on the provisions of the Tax Act in force on the date hereof and counsel’s understanding of the current published administrative practices of the Canada Customs and Revenue Agency (the “CCRA”). This summary takes into account all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposed amendments will be enacted in their present form. No assurances can be given that the proposed amendments will be enacted in the form proposed, if at all; however, the Canadian federal income tax considerations generally applicable to a shareholder and optionholder described below will not be different in a material adverse way if the proposed amendments are not enacted. The summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in administrative practices of the CCRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

The summary is not applicable to a shareholder that is a “financial institution” as defined in section 142.2 of the Tax Act. In addition, the summary is not applicable to a shareholder that acquired our common shares on the exercise of an option to acquire common shares. Any such shareholders should consult their own tax advisors.

The summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal, business or tax advice or representations to any particular shareholder or optionholder. Accordingly, shareholders and optionholders should consult their own tax advisors with respect to their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Residents of Canada

The following portion of the summary is generally applicable to a holder of our common shares and a holder of options to acquire our common shares who, at all relevant times, for the purposes of the Tax Act and any applicable income tax treaty or convention, is, or is deemed to be, resident in Canada, deals at arm’s length with us and 6012639 Canada Inc., the Canadian subsidiary of Pacasmayo, is not affiliated with these corporations and, in the case of a shareholder, holds the shares as capital property. Our common shares generally will be considered capital property to a shareholder unless the shareholder holds such shares in the course of carrying on a business, or the shareholder has acquired them in a transaction or transactions considered to be an adventure in the nature of trade. Certain shareholders whose common shares might not otherwise qualify as capital property may be eligible to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have our common shares and every other “Canadian security” (as defined in the Tax Act) owned by the shareholder deemed to be capital property in the taxation year of the election and all subsequent taxation years. In the case of an optionholder, the following portion of the summary is generally applicable to a holder who has been granted options to acquire our common shares in respect of his or her employment with us or a corporation with which we do not deal at arm’s length and has been resident in Canada on a continuous basis since the granting of such options.

     Shareholders — Capital Gains and Capital Losses

A shareholder who disposes of our common shares pursuant to the plan of arrangement will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the common shares to the shareholder. Such shareholder will be required to include one-half of the amount of any capital gain (a “taxable capital gain”) in income, and one-half of the amount of any capital loss (an “allowable capital loss”) will be required to be deducted against taxable capital gains realized in the year of disposition. Allowable capital losses not deducted in the taxation year in which they are realized may ordinarily be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act.

In general, a capital loss otherwise realized upon the disposition of one of our common shares by a corporation may be reduced by dividends previously received or deemed to have been received thereon to the extent and under the circumstances prescribed in the Tax Act. Similar rules may apply where the corporation is a member of a partnership or a beneficiary of a trust that owns our common shares or where a partnership or trust of which a corporation is a member or a beneficiary is a member of a partnership or a beneficiary of a trust that owns our common shares. Shareholders to whom these rules may be relevant should consult their own tax advisors.

A holder of our common shares that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year, which is defined to include an amount in respect of taxable capital gains.

     Shareholders — Exercise of Dissent Rights

As described under the heading “Rights of Dissenting Shareholders”, a registered holder of our common shares who dissents from the arrangement resolution may in certain circumstances become entitled to be paid the fair value of his or her common shares by Pacasmayo’s Canadian subsidiary. Such dissenting shareholder who receives a cash payment from Pacasmayo’s Canadian subsidiary will generally be considered to have disposed of their common shares for proceeds of disposition equal to the amount of the cash payment, exclusive of the portion thereof that is interest awarded by a court, and will realize a capital gain (or a capital loss) calculated in the manner, and subject to the treatment described immediately above under “Shareholders — Capital Gains and Capital Losses”. A dissenting shareholder who receives interest on the fair value of our common shares will be required to include the interest in computing income, in accordance with the applicable rules of the Tax Act.

     Holders of Options to Acquire Common Shares

A holder of options to acquire our common shares will be required to include in computing his or her income from employment amounts received under the plan of arrangement for such options, less the amount, if any, paid to acquire the options and may be entitled to claim a deduction in computing taxable income equal to one-half of such income inclusion. Holders of options should consult their own tax advisors in this regard.

Non-Residents of Canada

The following portion of the summary is generally applicable to a holder of our common shares and a holder of options to acquire our common shares who, at all relevant times, for the purposes of the Tax Act and any applicable income tax treaty or convention, is not resident, nor deemed to be resident, in Canada, deals at arm’s length, and is not affiliated, with us and Pacasmayo’s Canadian subsidiary and, in the case of a shareholder, holds our common shares as capital property and does not use or hold, and is not deemed to use or hold, the shares in connection with carrying on a business in Canada. In the case of an optionholder, the following portion of the summary is generally applicable to a holder who has been granted options in respect of his or her employment with us or a corporation with which we do not deal at arm’s length and has been a non-resident of Canada on a continuous basis since the grant of such options.

Special rules which are not discussed in this summary may apply to a non-resident shareholder that is an insurer carrying on business in Canada and elsewhere.

     Shareholders – Capital Gains and Capital Losses

A non-resident holder of our common shares that are not taxable Canadian property to such shareholder will not be subject to tax under the Tax Act on any capital gain realized on the disposition of such shares under the plan of arrangement.

Our common shares will generally not be taxable Canadian property to a non-resident shareholder unless, at any time during the 60-month period that ends at the time of the disposition, the non-resident holder, persons with whom the non-resident holder did not deal at arm’s length, or any combination thereof, owned 25% or more of the shares of any class or series of our securities. Our common shares may also be taxable Canadian property in certain other circumstances. Even if the Zemex common shares are taxable Canadian property to a non-resident shareholder, any capital gain realized upon the disposition or deemed disposition thereof may not be subject to tax under the Tax Act if such gain is exempt from tax pursuant to the provisions of an applicable income tax treaty or convention.

In the event that our common shares constitute taxable Canadian property and the capital gain otherwise to be realized upon a disposition of such shares is not exempt from Canadian tax by virtue of an applicable income tax treaty or convention, the tax consequences as described above under “Residents of Canada – Shareholders – Capital Gains and Capital Losses” will generally apply. Non-resident shareholders whose common shares are taxable Canadian property should consult their own tax advisors in this regard.

     Shareholders – Exercise of Dissent Rights

As described under the heading “Rights of Dissenting Shareholders”, a registered holder of our common shares who dissents from the arrangement resolution may in certain circumstances become entitled to be paid the fair value of his or her common shares by Pacasmayo’s Canadian subsidiary. Such dissenting shareholder will generally be considered to have disposed of his or her common shares for proceeds of disposition equal to the amount of the cash payment, exclusive of the portion thereof that is interest awarded by a court and will realize a capital gain or a capital loss which would be taxed in the manner described immediately above under “Shareholders – Capital Gains and Capital Losses”. A dissenting shareholder who receives interest on the fair value of our common shares will be subject to withholding tax at the rate of 25% (subject to reduction by an applicable income tax treaty or convention).

     Holders of Options to Acquire Common Shares

A non-resident holder of options to acquire our common shares granted in respect of his or her employment services which are performed in Canada will be taxed in the manner described above under “Residents of Canada – Holders of Options to Acquire Common Shares”, subject to the provisions of any applicable income tax treaty or convention. Otherwise, a non-resident holder of options will not be subject to tax under the Tax Act in respect of amounts received under the plan of arrangement for such options.

RIGHTS OF DISSENTING SHAREHOLDERS

For information with respect to the tax consequences of exercising dissent rights refer to sections of this management proxy circular entitled “Certain US Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations.”

Section 190 of the Canada Business Corporations Act provides shareholders with the right to dissent from certain resolutions of a corporation which effect extraordinary corporate transactions or fundamental corporate changes. The interim order expressly provides registered shareholders with the right to dissent from the arrangement resolution pursuant to Section 190 of the Canada Business Corporations Act and the plan of arrangement. Any registered shareholder who dissents from the arrangement resolution in compliance with Section 190 of the Canada Business Corporations Act and the plan of arrangement will be entitled, in the event the arrangement becomes effective, to be paid the fair value of the common shares held by such dissenting shareholder determined as of the close of business on the date before the arrangement resolution is adopted.

Section 190 of the Canada Business Corporations Act provides that a shareholder may only make a claim under that section with respect to all the shares of a class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder’s name. One consequence of this provision is that a registered shareholder may only exercise the right to dissent under Section 190 of the Canada Business Corporations Act in respect of common shares that are registered in that shareholder’s name. In many cases, shares beneficially owned by a person are registered either: (a) in the name of an intermediary that the non-registered holder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered RRSPs, RIFs, RESPs and similar plans, and their nominees); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (CDS) or The Depositary Trust Company (DTC)) of which the intermediary is a participant. Accordingly, a non-registered holder will not be entitled to exercise the right to dissent under Section 190 of the Canada Business Corporations Act directly (unless the shares are re-registered in the non-registered holder’s name).

If you are a beneficial owner of our common shares who is not a registered owner and you wish to exercise the right to dissent you should immediately contact the intermediary with whom you deal in respect of the shares and either: (i) instruct the intermediary to exercise the right to dissent on your behalf (which, if the shares are registered in the name of CDS, DTC or another clearing agency, would require that the shares first be re-registered in the name of the intermediary); or (ii) instruct the intermediary to re-register the shares in your name, in which case you would have to exercise the right to dissent directly.

If you are a registered shareholder who wishes to dissent, you are required to send a written objection to the arrangement resolution to the Assistant Secretary, Zemex Corporation, 95 Wellington Street West, Suite 2000, Toronto, Ontario, Canada M5J 2N7 not later than 5:00 p.m. (Toronto time) on the business day preceding the special meeting (or any adjournment or postponement thereof). It is important that registered shareholders strictly comply with this requirement which is different from the statutory dissent provisions of the Canada Business Corporations Act which would permit a written objection to be provided at or prior to the special meeting. The filing of a written objection to the arrangement resolution does not deprive you of the right to vote at the special meeting; however, the Canada Business Corporations Act provides, in effect, that a registered shareholder who has submitted a written objection and who votes in favour of the arrangement resolution will no longer be considered a dissenting shareholder with respect to that class of shares voted in favour of the arrangement resolution. The Canada Business Corporations Act does not provide, and we will not assume, that a vote against the arrangement resolution or an abstention constitutes a written objection for dissent purposes; but you need not vote your common shares against the arrangement resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favour of the arrangement resolution does not constitute a written objection for dissent purposes; however, any proxy granted by a registered shareholder who intends to dissent, other than a proxy that instructs the proxyholder to vote against the arrangement resolution, should be validly revoked in order to prevent the proxyholder from voting such common shares in favour of the arrangement resolution and thereby causing the registered shareholder to forfeit his or her right to dissent.

We are required, within 10 days after the securityholders approve the arrangement resolution, to notify each dissenting shareholder that the arrangement resolution has been adopted. Such notice is not required to be sent to any shareholder who voted for the arrangement resolution or who has withdrawn his or her written objection.

A dissenting shareholder who has not withdrawn his or her written objection to the arrangement resolution must then, within 20 days after receipt of notice that the arrangement resolution has been adopted or, if the dissenting shareholder does not receive such notice, within 20 days after learning that the arrangement resolution has been adopted, send to us a written notice containing his or her name and address, the number of common shares in respect of which he or she dissents, and a demand for payment of the fair value of such common shares in respect of which the shareholder dissents. If you dissent, you must, within 30 days of sending the written notice, send certificates representing the common shares in respect of which you dissent; otherwise, you forfeit your right to dissent.

After sending a written notice to us, you cease to have any rights as a holder of the common shares in respect of which you have dissented other than the right to be paid the fair value of such shares as determined under Section 190 of the Canada Business Corporations Act, unless: (i) you withdraw the notice before we make a written offer to pay; (ii) we fail to make a timely offer to pay to you and you withdraw your written notice for payment; or (iii) our directors revoke the arrangement, in all of which cases your rights as a shareholder are reinstated and your shares will be subject to the arrangement if it has been completed.

In addition, pursuant to the plan of arrangement, registered shareholders who exercise such rights of dissent and who:

(a)	are ultimately determined to be entitled to be paid fair value for their common shares will be deemed to have transferred their common shares to Pacasmayo’s Canadian subsidiary at the effective time in consideration of a payment of cash equal to such fair value; or

(b)	are ultimately determined not to be entitled, for any reason, to be paid fair value for their common shares, will be deemed to have participated in the arrangement, as at the effective time, on the same basis as any non-dissenting shareholder and will receive cash consideration in respect of their common shares in accordance with the plan of arrangement.

In no case will we, the Canadian subsidiary of Pacasmayo, the depositary, the registrar and transfer agent in respect of the common shares or any other person be required to recognize a dissenting shareholder as a holder of common shares after the effective time of the arrangement and the name of each dissenting shareholder will be deleted from the register of holders of common shares as of the effective time of the arrangement.

We are required, not later than seven days after the later of the effective date of the arrangement and the date on which we received any dissenting shareholder’s notice demanding payment, to send to each dissenting shareholder who has sent a notice demanding payment an offer to pay for their common shares in an amount considered by the board of directors to be the fair value thereof, accompanied by a statement showing the manner in which the fair value was determined. Every offer to pay must be on the same terms. We must pay for the common shares of a dissenting shareholder within 10 days after an offer to pay has been accepted by a dissenting shareholder, but any such offer lapses if we do not receive an acceptance thereof within 30 days after the offer to pay has been made.

If we fail to make an offer to pay for a dissenting shareholder’s common shares, or if a dissenting shareholder fails to accept an offer which has been made, we may, within 50 days after the effective date of the arrangement or within such further period as a court may allow, apply to a court to fix a fair value for the common shares of dissenting shareholders. If we fail to apply to a court, a dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A dissenting shareholder is not required to give security for costs in such an application.

Upon an application to a court, all dissenting shareholders whose common shares have not been purchased by us will be joined as parties and bound by the decision of such court, and we will be required to notify each affected dissenting shareholder of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any person is a dissenting shareholder who should be joined as a party, and the court will then fix a fair value for the common shares of all dissenting shareholders. The final order of a court will be rendered against us in favour of each dissenting shareholder and for the amount of the fair value of his or her common shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the effective date until the date of payment. An application to the court by either us or a dissenting shareholder must be made in the Province of Ontario.

The above is only a summary of the dissenting shareholder provisions of the Canada Business Corporations Act, which are technical and complex, as modified by the plan of arrangement and the interim order. A complete copy of the interim order is attached hereto as Schedule G, and Section 190 of the Canada Business Corporations Act is attached as Schedule H. We recommend that any shareholder wishing to avail himself or herself of his or her dissent rights under those provisions seek legal advice as failure to comply strictly with the provisions of the Canada Business Corporations Act and the plan of arrangement may prejudice the right of dissent.

THE ARRANGEMENT AGREEMENT

The following description summarizes the material provisions of the arrangement agreement and is qualified in its entirety by reference to the complete text of the arrangement agreement which is annexed to this proxy circular as Schedule A. Please read it carefully and in its entirety.

Representations and Warranties of Pacasmayo

In the arrangement agreement, Pacasmayo and its Canadian subsidiary provided us with customary representations and warranties relating to, among other things:

•	incorporation, valid existence and good standing under the laws of the jurisdiction of their incorporation;

•	necessary consents, approvals, authorizations and waivers;

•	corporate power and authority to execute the arrangement agreement;

•	due execution and delivery of the arrangement agreement;

•	no conflicts with organizational documents and no violation of applicable law;

•	ownership by Pacasmayo of its Canadian subsidiary’s capital stock;

•	no litigation or governmental proceedings challenging the validity of the arrangement agreement;

•	sufficient cash resources and/or binding commitments to provide financing to allow Pacasmayo to make full payment of the arrangement consideration; and

•	neither Pacasmayo nor its Canadian subsidiary has sold any products or provided any services in Canada or the US during the most recent fiscal year.

Our Representations and Warranties

In the arrangement agreement, we made customary representations and warranties to Pacasmayo and its Canadian subsidiary relating to us and our subsidiaries. Certain of these representations and warranties are qualified by reference to information provided separately to Pacasmayo. It is a condition of closing that the representations and warranties, as so qualified, be true and correct as of the closing as if originally made at that time, except for changes which would not be reasonably likely to have a material adverse effect on our business. However, the representations and warranties do not survive the closing.

The customary representations and warranties relate to, among other things:

•	incorporation, valid existence and good standing under the laws of the jurisdiction of incorporation;

•	necessary consents, approvals, authorizations and waivers;

•	corporate power and authority to execute the arrangement agreement;

•	due execution and delivery of the arrangement agreement;

•	no conflicts with organizational documents and no violation of applicable law;

•	capitalization, including as to options, warrants, phantom stock and other equity arrangements;

•	no litigation or governmental proceedings challenging the validity of the arrangement agreement;

•	accuracy of financial statements and Securities and Exchange Commission reports;

•	filing of taxes, timely payment of taxes, withholding, tax reserves and other tax matters;

•	establishment, funding and contribution of employee benefit plans, withdrawal liability, and other employee benefit related matters;

•	ownership of, and compliance with, licenses, permits, franchises, grants, easements, covenants, certificates, orders, authorizations and approvals;

•	compliance with laws, including compliance with the requirements of the Federal Mine Safety and Health Act of 1977, as amended, and the regulations promulgated thereunder, and the Occupational Safety and Health Act of 1970, as amended and the regulations promulgated thereunder;

•	the use of brokers or finders in connection with the arrangement;

•	absence of undisclosed liabilities;

•	compliance with environmental laws; release of hazardous materials, clean-up liability, environmental proceedings, actions or claims and other environmental matters;

•	intellectual property;

•	absence of changes to our business since December 31, 2002;

•	receipt of the TD Securities fairness opinion;

•	affiliate transactions;

•	no illegal gifts, contributions, payments, bribes, kick-backs or similar benefits;

•	customers and suppliers;

•	receipt of Pacasmayo’s financing commitments;

•	no misrepresentations or omissions; and

•	that our sales in the 12 months preceding the date of the arrangement agreement and for the fiscal year ended December 31, 2002 in and into the United States were less than $110,000,000, and in and into Canada were less than CDN $400,000,000, and our assets in the United States were less than $105,000,000, and in Canada were less than CDN $400,000,000 at the date of the arrangement agreement.

Covenants

Under the arrangement agreement, we have agreed that, prior to the effective time, subject to certain exceptions, we will allow Pacasmayo full access to our books and records, and we and our subsidiaries will conduct our business in the ordinary course and use all commercially reasonable efforts to preserve our business organizations intact and our existing relations with customers, suppliers, employees and business associates, and we will maintain our insurance coverage. In addition, we have agreed that, among other things and subject to certain exceptions, neither we nor any of our subsidiaries may, without Pacasmayo’s prior written consent:

•	sell or pledge any capital stock in any of the subsidiaries;

•	amend our organizational documents;

•	subdivide, split, combine, consolidate or reclassify any of our outstanding shares of capital stock;

•	repurchase, redeem or acquire any of our capital stock;

•	incur additional indebtedness or amend our current indebtedness;

•	transfer, lease, sell or dispose of any of our property outside the ordinary course of business;

•	make investments outside the ordinary course of business;

•	amend our employee benefit plans or collective bargaining agreements or withdraw assets from any plan;

•	change our accounting principles, practices or methods;

•	alter our corporate structure;

•	settle lawsuits; or

•	grant or amend rights of indemnification or exculpation.

In addition, our subsidiaries are prohibited from paying any dividends which would result in withholding obligations.

Directors’ and Officers’ Indemnification and Exculpation; Liability
Insurance

For six years, Pacasmayo is obligated to maintain in place all protections which are currently in place with respect to indemnification and exculpation of officers and directors and to maintain in force the existing directors’ and officers’ liability insurance providing coverage for our officers and directors.

Employee Benefits Plans

Until December 31, 2005, Pacasmayo is obligated to maintain in place benefit programs for our employees which, in the aggregate, are no less favorable to the employees than the current benefit plans, except that no equity-based benefits will be required.

Pacasmayo Guaranty

Pacasmayo has guaranteed the full and prompt payment and performance of the obligations of its Canadian subsidiary, including the payment of the arrangement consideration.

Conditions to the Completion of the Arrangement

Our and Pacasmayo’s obligations to effect the arrangement are subject to satisfaction or waiver of the following mutual conditions which can be waived only by the agreement of both parties:

•	our securityholders approving the resolution authorizing the arrangement at the special meeting;

•	obtaining of the final order from the Superior Court of Justice of the Province of Ontario;

•	absence of any temporary restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the arrangement;

•	absence of any pending or threatened suit, action or proceeding by a governmental agency restraining or prohibiting the consummation of the arrangement;

•	our obtaining clearance from the Committee on Foreign Investment in the United States under the “Exon-Florio” Amendment (Section 5021 of the Omnibus Trade and Competitiveness Act of 1988); and

•	absence of any cease trade order or similar restraining order that has been entered by the Securities and Exchange Commission, the Ontario Securities Commission or any other securities regulatory authority in relation to the shares.

In addition, Pacasmayo’s obligation to effect the arrangement is subject to the satisfaction or waiver of various other conditions which include, in addition to other customary closing conditions, the following:

•	accuracy of our representations and warranties;

•	performance by us of our covenants;

•	shareholders exercising dissent rights, if any, do not hold, in the aggregate, more than 5% of our outstanding common shares;

•	our obtaining a consent from our bank lenders, which has been obtained;

•	absence of governmental litigation to enjoin the transaction;

•	absence of any material adverse change in our business; and

•	our obtaining, on behalf of one of our subsidiaries, a modified permit from the Quebec Ministry of the Environment, authorizing the mining of the quantities of mica which are presently being mined at the facility in Boucherville, Quebec.

In addition, our obligation to effect the arrangement is subject to the satisfaction or waiver of various other conditions which include, in addition to other customary closing conditions, the following:

•	accuracy of Pacasmayo’s and its Canadian subsidiary’s representations and warranties;

•	performance of Pacasmayo’s and its Canadian subsidiary’s covenants; and

•	immediately prior to the closing of the arrangement, Pacasmayo’s Canadian subsidiary shall have deposited with the depositary, CIBC Mellon Trust Company, the funds required to pay the arrangement consideration.

Regulatory Approval

The only regulatory approval, other than the final order of the Superior Court of Justice of the Province of Ontario described above, required for closing is an approval from the Committee on Foreign Investment in the United States under the “Exon-Florio” Amendment (Section 5021 of the Omnibus Trade and Competitiveness Act of 1988), which deals with ownership of defense-sensitive businesses by non-United States owners and which is a condition to the completion of the plan of arrangement. Together with Pacasmayo, we expect to make the necessary filing under the Exon-Florio Amendment on or about April 2, 2003. We expect to receive clearance from the Committee on Foreign Investment in the United States by May 2, 2003.

No Solicitation

Pursuant to the arrangement agreement, we are prohibited from soliciting potential buyers of our assets or shares or shares of our subsidiaries or furnishing non-public information to them. However, we may respond to unsolicited offers, and furnish information to such persons, in connection with their making a competing proposal to acquire us, if our board of directors determines in good faith, on the advice of counsel, that such action is necessary in order for the board to discharge its fiduciary duties. We are obligated to inform Pacasmayo of such activities and the terms of any competing proposals.

If we receive a superior proposal from another bidder, we may terminate the arrangement agreement and enter into an agreement to implement the superior proposal, if the board has determined in good faith, upon advice of counsel, that such action is necessary in order for the board to discharge its fiduciary duty, and Pacasmayo is given four business days’ prior notice. If Pacasmayo matches the competing offer during that time, we cannot terminate the arrangement agreement. If Pacasmayo does not do so, and we enter into an agreement to implement the superior proposal, we are obligated to pay a break-up fee described below in “Termination and Payment of Termination and Break-Up Fees”.

Termination and Payment of Termination and Break-Up Fees

The arrangement agreement may be terminated at any time prior to the effective time of the arrangement, regardless of whether the securityholders have approved the plan of the arrangement, upon certain conditions specified in the arrangement agreement, including:

•	by mutual written consent of Pacasmayo and us;

•	by Pacasmayo if any of our representations and warranties is untrue in any material respect and the effect is materially adverse to us or if any of our covenants are breached in a material respect;

•	by us if any of Pacasmayo’s or its Canadian subsidiary’s representations and warranties is untrue in any material respect, or if any of its covenants is breached in a material respect;

•	by either party if there is a court order preventing the consummation of the arrangement;

•	by either party if our securityholders do not approve the arrangement at the special meeting in accordance with the interim order or if the final order approving the arrangement is not obtained from the Court;

•	by either party if the arrangement has not been consummated by July 1, 2003, provided that the delay of closing is not due to a breach of such party’s obligations under the arrangement agreement; and

•	by either party if there is a competing transaction which meets the terms set forth in the arrangement agreement.

If we terminate the arrangement agreement and enter into an agreement to implement a superior proposal or we breach the arrangement agreement and Pacasmayo terminates the arrangement agreement, we are obligated to pay a break-up fee in the amount of $3,000,000. If Pacasmayo breaches its obligations under the arrangement agreement and we terminate the arrangement agreement, Pacasmayo is obligated to pay to us a walk-away fee of $3,000,000.

Fees and Expenses in Connection with the Arrangement

Upon completion of the arrangement, we will pay the fees and expenses of the parties to the arrangement agreement. If the arrangement is not completed, each party shall bear its own costs and expenses incurred in connection with the transaction.

Governing Law

The arrangement agreement is governed by and construed in accordance with the laws of the Province of Ontario.

Plan of Arrangement

The arrangement will be effected under section 192 of the Canada Business Corporations Act on the terms and subject to the conditions set forth in the plan of arrangement, which is attached to the arrangement agreement as Exhibit B. The plan of arrangement specifies the mechanics for effecting the arrangement, including, among other things, how the arrangement affects our shares and options, the effective time of the arrangement, the dissent rights available to the shareholders and the procedures for lost certificates.

Pursuant to the plan of arrangement, each holder of our common shares is deemed to have sold such shares for $8.80 per share and ceases to be the holder of such shares after the effective time. In addition, the holder shall be deemed to:

•	represent and warrant that he or she has full power and authority to sell, assign and transfer his or her shares and that he or she has not sold, assigned or transferred or agreed to sell, assign or transfer such share to any other person;

•	represent and warrant that the Canadian subsidiary of Pacasmayo has acquired good title to such shares, free and clear of all liens, restrictions, charges, encumbrances, claims and equities whatsoever; and

•	agree to execute and deliver, upon request, all documents, transfers and other assurances including a letter of transmittal and any required tax forms as may be necessary or desirable to complete the sale, assignment and transfer of his or her shares to the Canadian subsidiary of Pacasmayo.

The plan of arrangement provides for the vesting of all outstanding options and the termination of options with an exercise price greater than or equal to $8.80. Options with an exercise price less than $8.80 are deemed to be sold to the Canadian subsidiary of Pacasmayo for the difference between $8.80 and the exercise price thereof and thereafter terminated.

The plan of arrangement establishes the procedure for the Canadian subsidiary of Pacasmayo to deposit the purchase price with a depositary in the City of Toronto and explains the steps required for our holders to collect the payment of the arrangement consideration. See “Letters of Transmittal; Surrender of Certificates” and “Treatment of Stock Options” above.

Pursuant to the plan of arrangement, if we set aside or pay any dividend on, or make any other payment in respect of our common shares after March 3, 2003 and before the effective date of the arrangement, the per share arrangement consideration may be reduced by the amount of such cash proceeds per share.

The plan of arrangement may be amended as follows:

•	we may amend, modify and/or supplement the plan of arrangement prior to the effective date, if such amendment, modification and/or supplement is contained in a written document agreed to by Pacasmayo, filed with the Superior Court of Justice of the Province of Ontario, and, if made following the special meeting, approved by the Court and, if so required by the Court, communicated to our securityholders in the manner required by the Court;

•	we may propose an amendment, modification and/or supplement to the plan of arrangement at any time prior to or at our special meeting (provided that Pacasmayo shall have consented thereto), with or without any prior notice or communication, and if so proposed and accepted by our securityholders voting at the special meeting (other than as may be required under the interim order), shall become part of the plan of arrangement for all purposes;

•	any amendment, modification and/or supplement to the plan of arrangement that is approved by the Superior Court of Justice of the Province of Ontario following the special meeting shall be effective only if it is agreed to by us and Pacasmayo pursuant to the arrangement agreement and, if required by the Court, consented to by holders of our common shares and/or the holders of our options voting in the manner directed by the Court; and

•	any amendment, modification and/or supplement to the plan of arrangement may be made by the Canadian subsidiary of Pacasmayo and us after the effective date without the approval of our securityholders if it is agreed to by the parties pursuant to the arrangement agreement and it concerns a matter which, in our reasonable opinion, is of an administrative or ministerial nature required to better give effect to the implementation of the plan of arrangement and is not materially adverse to the financial or economic interests of our securityholders.

The plan of arrangement states that the parties are entitled to deduct and withhold amounts from the arrangement consideration as required or permitted under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended.

SUPPORT AGREEMENTS WITH SECURITYHOLDERS

The following description summarizes the material provisions of the support agreements and is qualified in its entirety by reference to the complete text of the support agreements. The support agreements are annexed to this proxy circular as Schedule B and Schedule C, which contain the complete terms of those agreements, and securityholders should read them carefully and in their entirety.

Parties to the Agreements

In connection with the execution of the arrangement agreement, certain of the directors, executive officers and other securityholders entered into support agreements with Pacasmayo and its Canadian subsidiary. These securityholders, directors and officers own, in the aggregate, 3,562,674 common shares and options to purchase 559,500 common shares, representing approximately 46% of the aggregate outstanding common shares and options.

Voting Arrangements

These directors, executive officers and other securityholders have agreed to vote common shares and options (together representing approximately 46% of the outstanding common shares and options as of the record date) “FOR” the adoption of the arrangement resolution.

In addition to agreeing to vote “FOR” the arrangement resolution, each of these directors, executive officers and other securityholders have agreed not to take any action to reduce the likelihood of success of or delay the completion of the arrangement. If such person is also one of our directors, the support agreement does not prevent such person, when acting solely in his role as our director, from taking actions permitted under the “no shop” provisions of the arrangement agreement, which allow certain limited actions with respect to a competing offer.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Ownership Table

The following table sets forth, as of April 2, 2003, information concerning the shares beneficially owned by each person who, to our knowledge, is the holder of 5% or more of our common shares, each director and each officer identified in our most recent 10-K filing who was an executive officer as of that date, and all of our executive officers and directors as a group. Except as otherwise noted, each beneficial owner has sole investment and voting power with respect to the listed shares.

Name of				Percentage
Beneficial Owner(1)(2)	Shares Beneficially Owned(4)			Beneficially Owned

The Dundee Bank PO Box 2506 GT George Town, Grand Cayman Cayman Islands, BWI	3,055,176	(3	)(13)	38.7%
Paul A. Carroll	42,050	(5	)(7)(13)	*
Morton A. Cohen	331,386	(5	)(6)(13)	4.2%
John M. Donovan	44,846	(5	)(13)	*
R. Peter Gillin	38,500	(5	)(13)	*
Jonathan Goodman	37,500	(5	)(7)(13)	—
Peter Lawson-Johnston	112,018	(5	)(8)(13)	1.4%
Richard L. Lister	341,834	(5	)(9)(10)(12)	3.9%
Garth A.C. MacRae	37,500	(5	)(7)(13)	*
William J. vanden Heuvel	57,522	(5	)(13)	*
Allen J. Palmiere	110,510	(10	)(13)	1.4%
Peter J. Goodwin	120,154	(10	)(12)(13)	1.4%
Terrance J. Hogan	135,990	(10	)(11)(12)(13)	1.7%
All Directors and Named Officers as a group (12 persons)	1,506,150	(4	)(5)(7)(8)(9)(10)(11)(12)(13)	17.3%

*	Denotes less than 1% of common shares outstanding

(1)	A Schedule 13G, prepared for Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers (“MLIM”)), was filed with the Securities and Exchange Commission indicating that MLIM could be construed to be a beneficial owner of 821,410 (10.43%) common shares as of January 13, 2003. However, MLIM disclaims any beneficial ownership of the common shares because they are held in proprietary trading accounts.

(2)	Franklin Resources, Inc. (“Franklin”) has filed a Schedule 13G with the Securities and Exchange Commission indicating that Franklin could be deemed to be a beneficial owner of 511,100 (6.5%) common shares as of February 12, 2003. However, Franklin disclaims any beneficial ownership of the common shares as they are owned by one or more open or closed-end investment companies or held in discretionary accounts managed by Franklin.

(3)	The Dundee Bank has filed a Schedule 13D with the Securities and Exchange Commission indicating that it was the beneficial owner of 3,055,176 of our common shares as of August 15, 2002.

(4)	Computed in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended.

(5)	On April 21, 1997, Messrs. Carroll, Cohen, Donovan, Lawson-Johnston and vanden Heuvel were each granted options for 10,000 shares at $7.00 per common share exercisable in two instalments of 5,000 each beginning on April 21, 1998 and April 21, 1999, respectively. These options would have expired April 21, 2003 but, pursuant to the arrangement and as determined by the board, have been extended to July 1, 2003. On May 15, 1998, Messrs. Carroll, Cohen, Donovan, Lawson-Johnston and vanden Heuvel were granted options for an additional 7,500 shares at $10.1875 per common share exercisable in two instalments of 3,750 each beginning on May 15, 1999 and May 15, 2000, respectively. These options expire May 15, 2004. On May 15, 1998, Mr. Lister was granted options for an additional 80,000 shares at $10.1875 per common share exercisable in two instalments of 40,000 each beginning on May 15, 1999 and May 15, 2000, respectively. On October 1, 1998, upon joining the board, Mr. MacRae was granted options for 15,000 shares at $6.50 per share exercisable in two instalments of 7,500 each beginning on October 1, 1999 and October 1, 2000, respectively, and expiring on October 1, 2004. On January 15, 1999, upon joining the board, Mr. Gillin was granted options for 15,000 common shares at $6.5625 per common share exercisable in two instalments of 7,500 each beginning on January 15, 2000 and January 15, 2001, respectively, and expiring on January 15, 2005. On May 26, 1999, stock options for 15,000 common shares at $6.2625 per common share were granted to Messrs. Cohen, Donovan, Lawson-Johnston and vanden Heuvel exercisable in two instalments of 7,500 each beginning on May 26, 2000 and May 26, 2001, respectively, and expire on May 26, 2009. On May 26, 1999, stock options for 7,500 common shares at $6.2625 per common share were granted to Messrs. Carroll, Gillin and MacRae; exercisable in two instalments of 3,750 each beginning on May 26, 2000 and May 26, 2001, respectively, and expiring on May 26, 2009. On February 14, 2001, Messrs. Carroll, Cohen, Donovan, Gillin, Lawson-Johnston, MacRae and vanden Heuvel were granted options for 5,000 common shares at $5.21 per common share exercisable in two instalments of 2,500 each beginning on February 14, 2002 and February 14, 2003, respectively, and expiring on February 14, 2007. On June 14, 2002, Messrs. Gillin, Goodman and MacRae were granted options for 10,000 shares, 37,500 shares and 10,000 common shares respectively at $6.83 per share exercisable in two instalments of 5,000 common shares, 18,750 common shares and 5,000 shares, respectively beginning on June 14, 2003 and June 14, 2004, and expiring on June 14, 2008. All options were granted at the market value at the time of grant. All options that have not vested at the effective date shall be deemed to vest pursuant to the arrangement and as determined by resolution of the board. Note that at the meeting of our board of directors held on March 3, 2003, the expiration date of the options which expired on February 18, 2003, and those which will expire on April 21, 2003, was extended to July 1, 2003. Said options were otherwise unchanged.

(6)	Includes 288,040 common shares owned by Clarion Capital Corporation, a company of which Mr. Cohen may be deemed to be the beneficial owner.

(7)	Messrs. Carroll, Goodman and MacRae are directors of Dundee Bancorp Inc. of which The Dundee Bank is an indirect wholly-owned subsidiary.

(8)	Includes 18,733 common shares beneficially owned by Elgerbar Corporation. Mr. Lawson-Johnston is President and Director of Elgerbar Corporation and has shared voting and investment power with respect to the common shares held by it.

(9)	Mr. Lister resigned as president and chief executive officer in November 2002. Pursuant to an agreement dated August 7, 2002, Mr. Lister is required to vote his shares pursuant to a voting trust with The Dundee Bank in a manner consistent with the recommendation of the board.

(10)	Includes common shares issuable upon exercise of options including options that are deemed vested pursuant to the arrangement and as determined by the board as follows: Mr. Lister, 245,000 common shares; Mr. Palmiere, 105,000 common shares; Mr. Goodwin, 90,000 common shares; Mr. Hogan, 77,000 common shares; and all named officers and directors as a group, 804,500 common shares.

(11)	On May 24, 2001, Mr. Hogan was granted options for 22,000 shares at $7.25 exercisable in two instalments of 11,000 common shares each beginning on May 24, 2002 and May 24, 2003 respectively.

(12)	Includes shares purchased from January 1, 1995 to December 31, 2002 in accordance with the terms and conditions of our employee stock purchase plan as follows: Mr. Lister, 59,010 common shares; Mr. Goodwin, 34,880 common shares; and Mr. Hogan, 26,719 common shares.

(13)	In connection with Arrangement, certain of the directors, executive officers and other securityholders entered into support agreements with Pacasmayo. These securityholders, directors and officers own, in the aggregate, 3,562,674 common shares and options to purchase 559,500 common shares, representing approximately 46% of the aggregate outstanding common shares and options. Pacasmayo has filed a Schedule 13D with the Securities and Exchange Commission indicating that Pacasmayo may be deemed to beneficially own 4,122,174 common shares as of March 3, 2003 by virtue of the execution of the support agreements.

All of our outstanding options and common shares purchased under our employee stock purchase plan have been vested, subject to completion of the arrangement.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The following is the report of our executive compensation committee describing the compensation policies and rationale with respect to compensation paid to executive officers for the year ended December 31, 2002. The information contained in the report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

We apply a consistent philosophy to compensation for all employees. This philosophy is based on the premise that our achievements result from the co-ordinated efforts of all individuals working toward common objectives. We strive to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

Compensation Philosophy

The goals of the compensation program are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers who contribute to our long term success. Our compensation program for executive officers, including the president and chief executive officer, is based on the same five principles applicable to compensation decisions for all of our employees.

•	We compensate competitively. We are committed to providing a compensation program that helps attract and retain the best people in the industry. To ensure that our compensation is competitive, we regularly compare our compensation practices with those of other leading companies and set our compensation parameters based on this review.

•	We compensate for relative sustained performance. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors, new product introductions and execution of long term strategy. Individual performance is evaluated by reviewing organisational and management development progress against set objectives and the degree to which teamwork and our values are fostered.

•	We strive for fairness in the administration of compensation.

•	We strive to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside our company and at comparable companies.

•	We believe that employees should understand how the performance evaluation and compensation administration process works.

The process of assessing performance is as follows:

•	At the beginning of the performance cycle, the evaluating manager sets objectives and key goals and submits these for review by the head of that division and our president and chief executive officer.

•	The evaluating manager gives the employee ongoing feedback on performance.

•	At the end of the performance cycle, the manager evaluates the employee’s accomplishment of objectives and key goals.

•	The division manager compares the results to the results of peers within the operating unit and reviews the overall process with the head of that division.

•	The evaluating manager communicates the comparative results to the employee.

•	The comparative results affect decisions on salary, bonuses and stock options.

Compensation

Historically, we use a simple total compensation program that consists of cash and, since 1990, equity-based compensation. Having a compensation program that allows us to successfully attract and retain key employees, permits us to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The compensation vehicles are:

•	Cash-Based Compensation Salary: We set base salary for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market.

•	Equity-Based Compensation
 Stock Option and Stock Purchase Programs: The purpose of these programs is to provide additional incentives to employees to work to maximize shareholder value. The option and stock purchase programs also utilize vesting periods to encourage key employees to continue in our employ.

•	Bonus Program We maintain a bonus program for certain key employees which is specifically designed to grant greater compensation to those key employees to recognize their performance in the plan year.

2002 Performance

In accordance with the procedure discussed above, at the beginning of fiscal 2002, our executive compensation committee reviewed our performance objectives. Performance relative to these objectives was the basis for determining the 2002 bonus of the former president and chief executive officer.

Similarly, 2002 performance goals for the other named officers were approved by the president and chief executive officer at the beginning of the year. Performance measures were similar to those of the president and chief executive officer. Their performance for 2002 was evaluated by the president and chief executive officer and bonuses were awarded based on this evaluation.

Executive Compensation Committee JONATHAN GOODMAN MORTON A. COHEN JOHN M. DONOVAN

During 2002, our executive compensation/pension committee was comprised of Paul A. Carroll (Chairman), John M. Donovan and Peter Lawson-Johnston. In March 2002, Messrs. Carroll and Lawson-Johnston were replaced by R. Peter Gillin (Chairman) and Garth A.C. MacRae. In June 2002, the executive compensation/pension committee was reconstituted to be comprised of Jonathan Goodman (Chairman), R. Peter Gillin and John M. Donovan. In November 2002, Morton A. Cohen replaced R. Peter Gillin as a member of the executive compensation committee when Mr. Gillin was appointed interim President and Chief Executive Officer. The executive compensation committee is currently comprised of Jonathan Goodman (Chairman), Morton A. Cohen and John M. Donovan.

During 2002, our audit committee was comprised of John M. Donovan (Chairman), Garth A.C. MacRae and William J. vanden Heuvel until May, 2002. In June 2002, Mr. MacRae was appointed Chairman of the audit committee, Mr. Donovan remained on the committee and Mr. Cohen replaced Mr. vanden Heuvel on the committee.

During 2002, our executive committee was comprised of Peter Lawson-Johnson, John M. Donovan, Garth A.C. MacRae and Richard L. Lister (Chairman). In May 2002, it was determined that an executive committee would not be appointed.

Compensation of Named Officers

The following table sets forth the annual and long-term compensation, attributable to all service in the fiscal years 2002, 2001 and 2000, paid to those persons who were at the end of the 2002 fiscal year (i) the chief executive officer; (ii) the former chief executive officer; and (iii) our other three executive officers who received at least $100,000 in compensation during the fiscal year 2002 (collectively, the “Named Officers”).

Named Officers

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

						Securities
				Other		Under-Lying
Name and				Annual	Restricted Stock	Options/SARs(2)	LTIP Payouts	All Other Compensation
Principal Position	Year	Salary ($)	Bonus ($)	Compensation(6) ($)	Awards(1) ($)	(#)	($)	($)

R. Peter Gillin	2002	37,500	—	—	—	10,000	—	39,253	(3)
President & Chief	2001	—	—	—	—	5,000	—	23,000	(3)
Executive Officer	2000	—	—	—	—	—	—	15,400	(3)
From November 18, 2002

Richard L. Lister	2002	300,000	115,000	42,183	30,000	165,000	—	1,141,800	(4)
President & Chief	2001	292,068	131,200	33,128	30,000	100,000	—	152,940	(5)
Executive Officer	2000	284,755	151,200	22,925	30,000	—	—	245,050	(5)
To November 18, 2002

Peter J. Goodwin	2002	225,000	100,000	6,210	22,500	—	—	—
President,	2001	225,000	82,000	8,458	22,500	30,000	—	—
Industrial Minerals	2000	204,000	41,000	10,436	18,744	25,000	—	—

Allen J. Palmiere	2002	168,142	54,136	41,221	—	—	—	150,000	(7)
Vice President, Chief	2001	154,948	48,744	38,916	—	20,000	—	—
Financial Officer &	2000	161,572	46,788	40,735	—	60,000	—	—
Corporate Secretary

Terrance J. Hogan	2002	185,000	77,000	1,564	17,200	—	—	—
President,	2001	177,399	—	2,408	17,200	37,000	—	—
Alumitech, Inc.	2000	172,000	—	1,985	17,200	—	—	—

(1)	Represents benefits under our Employee Stock Purchase Plan whereby employees may elect to invest up to 10% of their earnings and we match funding for the purchase of our common shares. Common shares purchased under this plan are held for a one-year vesting period. Amounts shown for Mr. Lister do not include imputed interest of $19,694, $74,803 and $99,827 in 2002, 2001 and 2000, respectively, on a loan Mr. Lister received under our Key Executive Stock Purchase Plan. We did not reimburse Mr. Lister for any tax consequences arising from this loan.

(2)	On July 26, 2000 and May 11, 2000, Messrs. Goodwin and Palmiere were granted options for 25,000 and 60,000 common shares at exercise prices of $7.5625 and $8.1875, respectively. On February 14, 2001, Messrs. Gillin, Lister, Goodwin, Palmiere and Hogan were granted options for 5,000, 100,000, 30,000, 20,000 and 15,000 common shares respectively at an exercise price of $5.21. On May 24, 2001, Mr. Hogan was granted options for 22,000 common shares at an exercise price of $7.25. On June 14, 2002 Mr. Gillin was granted options for 10,000 common shares at an exercise price of $6.83. On August 7, 2002, Mr. Lister was granted options for 165,000 common shares at an exercise price of $6.96.

(3)	Represents directors’ fees.

(4)	Represents $885,000 bonus payment and $256,800 for the repurchase for cancellation of an aggregate of 220,000 options pursuant to an agreement with Mr. Lister relating to his retirement. The Corporation also entered into a consulting agreement with Mr. Lister under which the Corporation will pay Mr. Lister $210,000 on an annual basis for consulting services provided to the Corporation until January 15, 2004.

(5)	Represents the portion of Mr. Lister’s retroactive salary adjustment paid in fiscal 2000. The remaining portion of the retroactive adjustment was paid in 2001.

(6)	Constitutes premiums for term life insurance exceeding amounts eligible to most employees, automobile benefits, memberships/dues, and employer matched contributions to a group registered retirement plan.

(7)	Reflects a one-time payment arising from the negotiation of an employment agreement.

During 2002, we negotiated comprehensive employment agreements with Messrs. Goodwin and Palmiere. These agreements replaced all existing employment related agreements and arrangements. The intent was to provide equitable employment contracts that provide us with the long-term commitment of the executives and the executives with comprehensive and competitive employment arrangements. These agreements are described under “Interests of Insiders and Management in the Arrangement” on page 29. In November, 2002, the Corporation entered into an employment with Mr. Peter Gillin for a term from November 18, 2002 until May 1, 2003 pursuant to which Mr. Gillin is paid $25,000 per month.

COMPENSATION OF DIRECTORS

During the fiscal year ended December 31, 2002 each director who is not one of our salaried employees was paid $15,000 per annum on a semi-annual basis for his services as a director. Directors were also paid a fee of $1,000 for each board and committee meeting attended, and reimbursement of their travel related expenses. From time to time, directors may, at the discretion of our board or any committee thereof, be paid a per diem fee, approximating the meeting fee, for special assignments. In 2002, our directors were paid an aggregate of $279,000 in directors’ and other fees.

On June 14, 2002, two directors who were not our salaried employees were granted options under our 1999 Stock Option Plan to acquire 10,000 of our common shares, and one director who was not one of our salaried employees was granted options under our 1999 Stock Option Plan to acquire 37,500 of our common shares exercisable at $6.83 per share, the market price at the time of the grant. These options are exercisable as to half on June 14, 2003 and are fully exercisable on June 14, 2004. They expire on June 14, 2008.

In 2002, we purchased directors’ and officers’ liability insurance with a liability limit of $15,000,000 for which we paid an annual premium of $157,000. The policy provides for a deductible payable by us of $100,000.

Option Exercises and Year-End Values Table

With respect to the Named Officers, the following table sets forth the number of options exercised and the value realized upon exercise and the value of outstanding options at December 31, 2002, using $5.04, the closing price of our common shares on the NYSE on December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of	Value of Unexercised
			Unexercised Options	In-The-Money Options
			at Fiscal	at Fiscal Year-End
	Shares Acquired on		Year-End Exercisable/	Exercisable/
Named Officer	Exercise	Value Realized	Unexercisable	Unexercisable

R. Peter Gillin	—	—	25,000 / 12,500	$0 / $0
Richard L. Lister *	—	—	245,000 / 0	$0 / $0
Allen J. Palmiere	—	—	95,000 / 10,000	$0 / $0
Peter J. Goodwin	—	—	75,000 / 15,000	$0 / $0
Terrance J. Hogan	—	—	58,500 / 18,500	$0 / $0

*  Mr. Lister resigned as president and chief executive officer in November 2002.

Option Grants to Named Officers

In the year ended December 31, 2002, the following options were granted to our Named Officers pursuant to our 1999 Stock Option Plan.

OPTIONS / SAR GRANTS DURING THE MOST RECENTLY
COMPLETED FINANCIAL YEAR

Potential Realizable
		Percent			Value At Assumed Annual
		of Total Options			Rates of Stock Price
	Number of Common	Granted to			Appreciation For Option Term*
	Shares Underlying	Employees in Fiscal
Name	Options Granted	Year	Exercise Price	Expiration Date	5%	10%

R. Peter Gillin	10,000	5.7%	$6.83	June 14, 2008	$23,229	$52,698
Richard L. Lister	165,000	94.3%	$6.96	December 31, 2004	$117,711	$241,164
Allen J. Palmiere	—	—	—	—	—	—
Peter J. Goodwin	—	—	—	—	—	—
Terrance J. Hogan	—	—	—	—	—	—

*Potential realizable values are net of exercise price and are before taxes and market values of the common shares underlying the options are based on the assumption that our common shares appreciate at the annual rates shown, compounded annually, from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimates of future stock price growth.

1999 Employee Stock Purchase Plan

The table below discloses benefits that were received in fiscal 2002 by each of the following under the Employee Stock Purchase Plan.

BENEFITS UNDER
1999 EMPLOYEE STOCK PURCHASE PLAN

	Dollar Value(1)
Name and Position	($)	Shares

Richard L. Lister	30,000	9,980
Peter J. Goodwin	22,500	7,485
Allen J. Palmiere	—	—
Terrance J. Hogan	17,200	5,755
Executive Group	69,700	23,220
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	223,180	74,629

(1) Represents the amount of our contribution which matches the contribution of the employee.

Indebtedness of Directors, Named Officers and Senior Officers

The table below summarizes any indebtedness owed to us as at December 31, 2002 by our directors and Named Officers entered into in connection with a purchase of our common shares, excluding routine indebtedness.

TABLE OF INDEBTEDNESS OF DIRECTORS, NAMED OFFICERS AND SENIOR OFFICERS
UNDER SECURITIES PURCHASE PROGRAMS

				Financial Assisted	Number of Common
		Largest Amount	Amount Outstanding	Securities	Shares Held As
Name and Principal	Involvement of the	Outstanding During	as at	Purchased During	Security for
Position	Corporation	2002	December 31, 2002	2002	Indebtedness

Richard L. Lister President & CEO	Lender	$1,259,300	—	—	176,000*
Richard L. Lister President & CEO	Guarantor	$600,000	—	—	85,700

* Jointly secured this debt and the $500,000 debt described in the next table. This security was released when the debt was repaid by Mr. Lister in August 2002.

The following chart summarizes any indebtedness to us as at December 31, 2002 by our directors and Named Officers not entered into in connection with a purchase of our common shares, excluding routine indebtedness.

TABLE OF INDEBTEDNESS OF DIRECTORS, NAMED OFFICERS AND SENIOR OFFICERS
OTHER THAN UNDER SECURITIES PURCHASE PROGRAMS

		Largest Amount	Amount Outstanding
Name and	Involvement of the	Outstanding During	as at
Principal Position	Corporation	the Year	December 31, 2002

Richard L. Lister President & CEO	Lender	$500,000	—
Paul A. Carroll Director	Lender	$110,851*	$101,829

*This loan bears interest at a rate equal to the average cost of borrowing under our credit facilities, is supported by a promissory note and secured by a pledge of 9,500 of our common shares. All directors’ fees paid in cash are applied to reduce the loan.

Pension Plan

Pursuant to our pension plan, employees are entitled to pension benefits after five years of service with us. The amount of such benefits depends upon salary and length of service as shown in the table below. The service factor is 1.5% per year; benefits for US employees are coordinated with US Social Security retirement benefits by reducing the service factor to 0.9% with respect to average salary less than or equal to the average covered Social Security wages ($43,968 for an employee who retires at age 65 during 2003. As of January 1, 2003, the number of credited years of service and the compensation covered by the pension plan for the Named Officers are: Richard L. Lister, 18.5 and $200,000; Peter J. Goodwin, 10.1 and $200,000 and Allen J. Palmiere, 11.2 and $196,682. As of January 1, 2003, Mr Goodwin is a US employee; neither Mr Lister nor Mr Palmiere are US employees.

ZEMEX CORPORATION RETIREMENT PENSION PLAN
Estimated Pension Benefits

	Credited Service as of NRD

Average Final
Compensation
as of NRD	15	20	25	30	35

$50,000	$7,293	$9,724	$12,155	$14,586	$17,017
$75,000	$12,918	$17,224	$21,530	$25,836	$30,142
$100,000	$18,543	$24,724	$30,905	$37,086	$43,267
$125,000	$24,168	$32,224	$40,280	$48,336	$56,392
$150,000	$29,793	$39,724	$49,655	$59,586	$69,517
$175,000	$35,418	$47,224	$59,030	$70,836	$82,642
$200,000	$41,043	$54,724	$68,405	$82,086	$95,767
$225,000	$41,043	$54,724	$68,405	$82,086	$95,767

All benefits shown were estimated using the 2003 Social Security Law and assume the employee terminates employment during 2003 on his Normal Retirement Date (NRD) (age 65). The benefits shown are payable at NRD as a Five Year Certain and Life Annuity, the normal form for an unmarried participant. All amounts are annual.

ZEMEX CORPORATION RETIREMENT PENSION PLAN
Estimated Pension Benefits (Canadian employees only)

	Credited Service as of NRD

Average Final
Compensation
as of NRD	15	20	25	30	35

$50,000	$11,250	$15,000	$18,750	$22,500	$26,250
$75,000	$16,875	$22,500	$28,125	$33,750	$39,375
$100,000	$22,500	$30,000	$37,500	$45,000	$52,500
$125,000	$28,125	$37,500	$46,875	$56,250	$65,625
$150,000	$33,750	$45,000	$56,250	$67,500	$78,750
$175,000	$39,375	$52,500	$65,625	$78,750	$91,875
$200,000	$45,000	$60,000	$75,000	$90,000	$105,000
$225,000	$45,000	$60,000	$75,000	$90,000	$105,000

All benefits shown were estimated using the 2003 Social Security Law and assume the employee terminates employment during 2003 on his Normal Retirement Date (NRD) (age 65). The benefits shown are payable at NRD as a Five Year Certain and Life Annuity, the normal form for an unmarried participant. All amounts are annual.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The performance graph below compares the performance of the our common shares to the Dow Jones Industrial Average Index and the Dow Jones Basic Materials Average Index over the past five-year period. The graph assumes that the value of the investment in our common shares and each index was $100 at December 31, 1997 and that all dividends were reinvested. As a diversified producer of industrial minerals and specialty products, many of the companies with which we compete are private and peer group comparative data is not available.

	1997	1998	1999	2000	2001	2002

Zemex Total Cumulative Return	100	73	106	63	75	59
Dow Jones Industrial Average	100	118	150	143	135	115
Dow Jones Basic Materials Average	100	92	117	98	100	92

OTHER MATTERS AT SPECIAL MEETING

We are not aware of any other matters to be considered at the special meeting other than as set forth in this proxy circular. However, if any other matters properly come before the special meeting, it is the intention of the persons named in the accompanying form(s) of proxy in their discretion to vote the proxies in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

We will hold the 2003 annual meeting of our shareholders only if the arrangement is not completed before the time of such meeting. The deadline for submission of shareholder proposals for inclusion in our proxy materials for the 2003 annual meeting was January 29, 2003. If the arrangement is not completed, under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, our shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2003 annual meeting by submitting their proposal in writing addressed to the Assistant Secretary, Zemex Corporation, 95 Wellington Street West, Suite 2000, Toronto, Ontario, Canada M5J 2N7. Assuming the meeting is held in June, no such proposals were timely submitted.

CAUTIONARY “SAFE HARBOR” STATEMENT UNDER THE
UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The information contained in this proxy circular contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements about our ability to complete the arrangement.

When used in this proxy circular, we intend the words “may”, “believe”, “anticipate”, “plan”, “expect”, “predict”, “estimate”, “require”, “intend” and similar words to identify “forward-looking statements”. These forward-looking statements involve risks, uncertainties and other factors that may cause the actual results, performance or achievements, to be far different from that suggested by the forward-looking statements. Such risks and uncertainties include our inability to complete the arrangement and the other risks and factors identified from time to time in reports filed by us with the Securities and Exchange Commission or our public statements.

You should not place undue reliance on any forward-looking statements. We disclaim any obligation to update any of these factors or to publicly announce the results of any revisions to any of these forward-looking statements, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy circulars and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC’s facilities located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. In addition, our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

We are a reporting issuer in Ontario. As a result, we file annual and other information with the Ontario Securities Commission. The Canadian securities regulatory authorities maintain a website named “SEDAR” that contains reports, proxy and other information regarding issuers that file with the securities regulatory authorities. Our Canadian filings can be found on the SEDAR website at http://www.sedar.com.

In addition, our common shares are listed on The Toronto Stock Exchange and the New York Stock Exchange under the symbol “ZMX”. Materials filed by us with the exchanges may be inspected at the office of the Toronto Stock Exchange at 2 First Canadian Place, The Exchange Tower, Toronto, Ontario Canada M5X 1J2 or at the office of the New York Stock Exchange at 11 Wall Street, New York, New York United States 10005.

DIRECTORS’ APPROVAL

The board has approved the contents and the sending of this proxy circular to our securityholders.

By Order of the Board of Directors,

/s/ Lorna D. MacGillivray

April 2, 2003	Lorna D. MacGillivray Assistant Secretary

EXECUTION COPY

SCHEDULE A — ARRANGEMENT AGREEMENT

DATED AS OF MARCH 3, 2003
AMONG ZEMEX CORPORATION,
CEMENTOS PACASMAYO S.A.A. AND 6012639 CANADA INC.

— and —

PLAN OF ARRANGEMENT UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

Section 11.07	Assignability	A-48
Section 11.08	Remedies	A-48
Section 11.09	Waivers and Amendments	A-48
Section 11.10	Illegality	A-48
Section 11.11	Currency	A-48
Section 11.12	Counterparts	A-48
Section 11.13	Parentco Guaranty	A-49

ARRANGEMENT AGREEMENT

                               THIS AGREEMENT dated as of March 3, 2003 is made

A M O N G:

Cementos Pacasmayo S.A.A., a corporation organized and existing under the laws of Peru

(hereinafter referred to as “Parentco”)

- and -

6012639 Canada Inc., a corporation organized and existing under the laws of Canada

(hereinafter referred to as “Subco”)

- and -

Zemex Corporation, a corporation organized and existing under the laws of Canada

(hereinafter referred to as “Zemex”)

     WHEREAS, the parties wish to effect a business combination by way of an Arrangement under Section 192 of the CBCA on the terms and subject to the conditions set forth herein;

     WHEREAS, concurrently with the execution of this Agreement, and as a condition of Parentco’s entering into this Agreement, the Principal Securityholders are entering into the Support Agreements with Parentco;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations, warranties, conditions and promises herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Parties) and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

GENERAL

Section 1.01 Defined Terms

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Schedule A.

Section 1.02 Plan of Arrangement

On the terms and subject to the conditions set forth herein, the Parties agree to effect the Arrangement in accordance with the Plan of Arrangement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENTCO AND SUBCO

     Parentco and Subco hereby jointly and severally represent and warrant to and in favour of Zemex as follows and acknowledge that Zemex is relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated herein:

Section 2.01 Organization and Good Standing

(a)	Each of Parentco and Subco is a corporation duly incorporated, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation.

Section 2.02 Consents, Authorizations and Binding Effect

(a)	Each of Parentco and Subco may execute, deliver and perform this Agreement and each other Transaction Document to which it is a party without the necessity of obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

(i)	consents, approvals, authorizations and waivers which have been obtained and are unconditional and in full force and effect, and notices which have been given on a timely basis; and

(ii)	those which, if not obtained or made, would not prevent or delay the consummation of the Arrangement or otherwise prevent either of Parentco or Subco from performing its obligations under this Agreement.

(b)	Each of Parentco and Subco has full corporate power and authority to execute this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to complete the Arrangement.

(c)	Each of this Agreement and the other Transaction Documents to which Parentco or Subco is a party has been duly executed and delivered by Parentco or Subco, as the case may be, and constitutes a legal, valid, and binding obligation of Parentco or Subco, as the case may be, enforceable against each of Parentco or Subco in accordance with its respective terms, except:

(i)	as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors’ rights or the relief of debtors; and

(ii)	that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(d)	The execution, delivery and performance of this Agreement and each other Transaction Document to which they are party by each of Parentco and Subco will not:

(i)	constitute a violation of their respective Constating Documents, each as amended; or

(ii)	constitute a violation of any Law applicable or relating to either of Parentco and Subco or their respective businesses except for such violations which would not prevent or delay the completion of the Arrangement, including foreign exchange controls.

(e)	Neither Parentco nor Subco or any of their respective Affiliates or Associates beneficially owns or has the right to acquire a beneficial interest in any Shares, except pursuant to the Transaction Documents.

(f)	All of the issued and outstanding capital stock of Subco is owned by Parentco and its Affiliates. There are no subscriptions, options, warrants, convertible securities, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Subco is a party or by which it is bound obligating Subco to issue, deliver or sell, or cause to be issued, delivered or sold, redeem or otherwise acquire, any securities or other ownership interests of Subco; other than agreements, if any, between Subco and Parentco.

(g)	There are no actions, suits, claims or proceedings, whether in equity or at law, or any investigations by a Governmental Entity pending or, to the knowledge of Parentco, threatened against Parentco and/or Subco, which question or challenge the validity of this Agreement, or any other Transaction Document, or any action taken or to be taken pursuant hereto or thereto.

(h)	Parentco has cash resources and/or binding commitments to provide financing in an aggregate amount sufficient to enable payment of the full amount which is payable to the Securityholders in accordance with the Plan of Arrangement. Parentco has furnished to Zemex true and complete copies of all such financing commitments. Such financing commitments are binding on the parties thereto and are enforceable in accordance with their terms, subject to the same exceptions as are listed in Section 2.02(c) above. Parentco has no knowledge or reason to believe that the parties issuing such commitments will not fund them in accordance with their terms.

(i)	Parentco has caused Subco to be formed for the purpose of consummating the transaction contemplated hereby. Subco has no Liabilities, other than liabilities incident to its incorporation which are not material in amount or Liabilities between Parentco and Subco.

(j)	Neither Parentco nor any affiliate of Parentco (as defined in the Competition Act (Canada)) owns or as of the Closing Date will own any assets located in Canada. Neither Parentco nor any affiliate of Parentco (as so defined) has sold any products or provided any services in Canada in the twelve month period immediately preceding the date hereof and will not have done so as of the Closing Date.

(k)	Neither Parentco nor any Affiliate of Parentco has sold any products or provided any services in the United States during its most recent fiscal year. Except for investment assets or securities of unrelated Persons, the aggregate amount of assets in the United States of Parentco and its Affiliates does not exceed $1,000,000.

(l)	Except for Kapital Corp., none of Parentco, Subco or any of their respective Advisers has retained any broker or finder in connection with the Arrangement or the other transactions contemplated hereby, nor has any of the foregoing incurred any Liability to any broker or finder by reason of any such transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ZEMEX

     Zemex hereby represents and warrants to Parentco and Subco as follows and acknowledges that each is relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated herein. All such representations and warranties are qualified in their entirety by the matters disclosed in the Zemex Disclosure Letter. Each exception noted in the Zemex Disclosure Letter shall be numbered to correspond to the applicable section of this Article III to which such exception refers, and each such exception shall apply only in respect of such section except to the extent it is obvious from the face of the disclosure contained in such exception that it should also apply to another section of this Article III.

Section 3.01 Organization and Good Standing

(a)	Except as disclosed on Schedule 3.01 to the Zemex Disclosure Letter, each Zemex Group Member is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to own or lease its property or assets or to conduct its business as presently conducted, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect.

(b)	Each Zemex Group Member has the corporate power and authority to own, lease or operate its properties and to carry on its business as now conducted.

(c)	Zemex has heretofore delivered or made available to Parentco complete and correct copies of the Constating Documents of each Zemex Group Member.

Section 3.02 Consents, Authorizations, and Binding Effect

(a)	Zemex may execute, deliver, and perform this Agreement and each other Transaction Document to which it is party without the necessity of obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

(i)	those disclosed in Schedule 3.02 to the Zemex Disclosure Letter;

(ii)	consents, approvals, authorizations and waivers which have been obtained and are unconditional and in full force and effect and notices which have been given on a timely basis;

(iii)	the obtaining of the Securityholder Approval (and any other approvals which may be required by the Interim Order) and the obtaining of the Final Order; and

(iv)	those which, if not obtained or made, would not prevent or delay the consummation of the Arrangement or otherwise prevent Zemex from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect.

(b)	Zemex has the full power and authority to execute this Agreement and each other Transaction Document to which Zemex is party and to complete the Arrangement subject to the obtaining of the Securityholder Approval and the entry of the Final Order.

(c)	The Board of Directors has: (i) approved this Agreement and each other Transaction Document to which Zemex is party; (ii) directed that the Arrangement Resolution be submitted to the Securityholders for consideration at the Special Meeting; and (iii) subject to Section 5.07, unanimously recommended to the Securityholders (other than Dundee) that they approve the Arrangement Resolution.

(d)	This Agreement and each of the other Transaction Documents to which Zemex is a party have been duly executed and delivered by Zemex and each of them constitutes a legal, valid and binding obligation of Zemex enforceable against Zemex in accordance with its respective terms, except:

(i)	as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors’ rights or the relief of debtors; and

(ii)	that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(e)	The execution, delivery and performance by Zemex of this Agreement and each other Transaction Document to which it is party will not:

(i)	constitute a violation of its Constating Documents or of the respective Constating Documents of any other Zemex Group Member;

(ii)	conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation, creation or acceleration of any obligation under, or the loss of any material benefit under or the creation of any benefit or right of any third party under any Contract, Permit or license to which any Zemex Group Member is a party or to which any of its property is subject which would in any such case be reasonably likely to have a Material Adverse Effect, except as disclosed in Schedule 3.02(e) to the Zemex Disclosure Letter;

(iii)	constitute a violation of any Law applicable or relating to any Zemex Group Member or its respective businesses except for such violations which would not be reasonably likely to have a Material Adverse Effect; or

(iv)	with respect to the Zemex Group, result in the creation of any Lien upon any of the assets of any Zemex Group Member, other than such Liens as would not be reasonably likely to have a Material Adverse Effect.

Section 3.03 Public Filings; Financial Statements

(a)	Except as set forth in Schedule 3.03 to the Zemex Disclosure Letter: (i) since January 1, 2000 Zemex has timely filed all forms, reports, schedules, statements and other documents with the SEC and other applicable Governmental Entities required to be filed by it pursuant to Canadian Securities Laws and US Securities Laws (the “Securities Documents”), and Zemex has made available or, as the case may be, will when filed make available to Parentco a correct and complete copy of each of the Securities Documents; (ii) as of their respective dates, the Securities Documents complied in all material respects with the then applicable requirements of Canadian Securities Laws and US Securities Laws, and, at the respective times when they were filed, none of the Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which it was made, not misleading; and (iii) Zemex is a reporting issuer under the Canadian Securities Laws of the Province of Ontario and is not in default of any requirement of such Canadian Securities Laws. Zemex has not filed any confidential disclosure reports which have not at the date hereof become publicly disclosed. No Zemex Group Member, other than Zemex, is subject to the periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Securities Documents.

(b)	Each set of annual and quarterly consolidated financial statements (including, in each case, any notes thereto) of the Zemex Group included in the Securities Documents (i) complies as to form in all material respects with US Securities Laws and Canadian Securities Laws, and (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented, in all material respects, the consolidated assets, liabilities and financial condition of the Zemex Group as of the respective dates thereof and the consolidated earnings, results of operations and cash flows of the Zemex Group for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments and to any other adjustments described therein which were not or are not expected to be material in amount). For the purposes of this Agreement, regardless of whether they have been filed with the SEC, the Securities Documents shall be deemed to include the audited financial statements of the Zemex Group as of and for the fiscal year ended December 31, 2002 (the “Fiscal 2002 Financial Statements”).

(c)	Since January 1, 2000, there has not been any reportable disagreement (within the meaning of National Policy Statement 31 of the Canadian Securities Administrators) with the current or any former auditors of Zemex.

(d)	To the knowledge of Zemex, after consultation with outside legal counsel, no provincial or state take-over statute or similar statute or regulation (including Rule 61-501 of the OSC) applies to this Agreement or the Arrangement.

(e)	The combined sales of the Zemex Group in the 12 months preceding the date hereof and for the fiscal year ended December 31, 2002 (x) in and into the United States is less than $110,000,000, and (y) in and into Canada is less than CDN $400,000,000. The combined assets of the Zemex Group (x) in the United States are less than $105,000,000, and (y) in Canada are less than CDN $400,000,000.

Section 3.04 Determination by the Board

The Board of Directors (after receiving financial advice including the Fairness Opinion, legal advice and after considering other factors), by a unanimous vote, has determined and resolved (i) that the entering into of this Agreement, the performance by Zemex of its obligations hereunder, and the Arrangement, are in the best interests of Zemex and its Securityholders (other than Dundee), (ii) that the Arrangement is fair to the Securityholders (other than Dundee) and (iii) to recommend that the Securityholders approve the Arrangement.

Section 3.05 Insurance

Schedule 3.05 to the Zemex Disclosure Letter sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements) to which any Zemex Group Member is a party, a named insured or otherwise the beneficiary of coverage and which is in effect on the date hereof:

(a)	the name, address and telephone number of the agent;

(b)	the name of the insurer, the name of the policyholder and the name of each covered insured;

(c)	the policy number, the period and amount of coverage; and

(d)	a description of any retrospective premium adjustments or other loss-sensitive premium arrangements.

All premiums which are due and payable under such policies of insurance have been paid in full. All policies of insurance which are currently maintained by the Zemex Group Members provide adequate coverage with reputable insurers for all normal risks incident to the Zemex Group’s assets, properties and business operations and are in character and amount consistent with that carried by Persons engaged in a business subject to the same or similar risks, perils or hazards and in the same industry and markets. None of the Zemex Group Members has any self-insurance or co-insurance programs. There is no material claim by any Zemex Group Member pending under any of such insurance policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

Section 3.06 Litigation and Compliance

(a)	Except as to the matters described in Schedule 3.06(a) to the Zemex Disclosure Letter, there are no actions, suits, claims or proceedings, whether in equity or at law, by any Person or any investigations by any Governmental Entity, pending or, to the knowledge of Zemex, threatened:

(i)	against or affecting any Zemex Group Member or with respect to or affecting any asset or property owned, leased or used by any Zemex Group Member; or

(ii)	which question or challenge the validity of this Agreement or any other Transaction Document or any action taken or to be taken pursuant hereto or thereto.

(b)	Each Zemex Group Member has conducted and is conducting its business in compliance with, and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to the businesses or operations of the Zemex Group, and any of its properties or facilities, except for noncompliances, defaults and violations which would not, in the aggregate, be reasonably likely to have a Material Adverse Effect, and each Zemex Group Member has duly filed or made all reports and returns required to be filed by it with any Governmental Entity except where the failure to do so has not had and would not be reasonably likely to have a Material Adverse Effect.

(c)	No Zemex Group Member, and no asset of any Zemex Group Member, is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect or which is reasonably likely to prevent Zemex from performing its obligations under this Agreement or any other Transaction Document.

Section 3.07 Taxes

(a)	Except as described in Schedule 3.07 to the Zemex Disclosure Letter:

(i)	(A) each Zemex Group Member has timely filed, or has caused to be timely filed on its behalf, all income and payroll Tax Returns, and to the knowledge of Zemex, all other material Tax Returns required to be filed by it, including all necessary statements and elections, and all such Tax Returns are complete and accurate in all material respects and have been prepared in substantial compliance with all applicable Laws; (B) the statute of limitations for the assessment of Taxes has expired for all Tax Returns of the Zemex Group and each Zemex Group Member; (C) no income Tax Return of any Zemex Group Member has been examined by any Tax Authority; and (D) all Taxes shown to be due on such Tax Returns, or otherwise owed or claimed by any Tax Authority to be owed, have been timely paid, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the Fiscal 2002 Financial Statements;

(ii)	(A) The Fiscal 2002 Financial Statements reflect a reserve in accordance with GAAP for all Taxes payable or accruable by each of the Zemex Group Members for all taxable periods and portions thereof through the date of such financial statements; (B) the unpaid Taxes of Zemex and each other Zemex Group Member (I) did not, as of December 31, 2002, exceed the sum of the reserve for Tax Liability (rather than any reserve for deferred Tax established to reflect timing differences between book and Tax income or any general or unspecified reserve not established for Tax Liabilities) set forth in the Fiscal 2002 Financial Statements, and (II) will not, as of the Effective Date, materially exceed the reserve for Tax Liabilities set forth in the Fiscal 2002 Financial Statements, as adjusted from the date as of which such information is presented in the Fiscal 2002 Financial Statements through the Effective Date for additions (with respect to Taxes accruing after December 31, 2002) or subtractions to the reserve for Tax Liabilities and charges against the reserve for Tax Liabilities, both made in good faith, in the ordinary course, in accordance with GAAP and consistent with past practices, but in no event shall any reserve for any event which occurred prior to December 31, 2002, be increased; (C) since January 1, 1996 neither Zemex nor any other Zemex Group Member has incurred any Liability for Taxes arising from extraordinary gains or loss, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice; (D) no deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against any Zemex Group Member and Zemex has no knowledge of any pending or threatened assessment of additional Tax against any Zemex Group Member; (E) there are no actions, suits, proceedings, investigations, audits, examinations or claims pending or, to the knowledge of Zemex, threatened against any Zemex Group Member in respect of Taxes or any matters under discussion with any Tax Authority relating to Taxes, in each case which are reasonably likely to have a Material Adverse Effect and no Zemex Group Member has received from any Tax Authority in any jurisdiction (including jurisdictions where any Zemex Group Member has not filed a Tax Return) any (I) notice indicating an intent to open an audit, examination or other review, (II) request for information related to Tax matters, or (III) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Tax Authority against any Zemex Group Member; (F) no waivers, extensions of time or written requests for waivers or extensions of the time to assess any such Taxes are outstanding or pending; (G) any adjustment of Taxes made by any Tax Authority in any examination which is required to be reported to any other Tax Authority or Authorities has been so reported and any additional Tax due with respect thereto has been paid; (H) no closing agreement is in effect for any period with respect to any Tax applicable to Zemex or any other Zemex Group Member; (I) no power of attorney has been granted by any Zemex Group Member with respect to any matter relating to Taxes, which is currently in force; (J) there are no requests for rulings, determinations, information or subpoenas in respect of any material Tax pending between any Zemex Group Member and any Tax Authority; (K) there are no Liens for Taxes upon any asset of any Zemex Group Member except Liens for Taxes not yet due and Liens for Taxes being contested in good faith for which proper reserves have been established on the books and records of the Zemex Group; and (L) there are no judgments against any Zemex Group Member for, or with respect to, any Tax;

(iii)	since January 1, 1996, no claim has been made by an authority in a jurisdiction where any Zemex Group Member does not file a Tax Return that it is, or may be, subject to taxation in that jurisdiction which claim has not been resolved by the filing of Tax Returns, by an agreement in writing by such authority that such Zemex Group Member is not required to file a Tax Return in such jurisdiction or by a final decision by a court of competent jurisdiction that no such requirement applies;

(iv)	to the knowledge of Zemex, (A) each Zemex Group Member has withheld from each payment made to any of its past or present employees, officers or directors, independent contractors, creditors, shareholders or other third parties and to any non-resident of Canada or of the United States, the amount of all Taxes required to be withheld therefrom and has paid the same to the proper Tax Authority within the time required under applicable legislation; and (B) each Zemex Group Member has remitted to the appropriate Tax Authority all amounts collected by it in respect of federal goods and services Tax and provincial or harmonized sales taxes and/or any sales or use Tax of any state of the United States or political subdivision thereof or the District of Columbia;

(v)	Zemex has made available to Parentco (A) correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by or on behalf of Zemex or any other Zemex Group Member, for taxable periods including or ending after December 31, 1999; and (B) true, correct and complete copies of all closing or other agreements entered into by Zemex or any other Zemex Group Member relating to Taxes and an accurate description of any such agreements that are currently being negotiated;

(vi)	no Zemex Group Member has participated in or cooperated with any international boycott within the meaning of Section 999 of the Tax Code (or any corresponding or similar provisions of state, local, federal, provincial, or foreign Law);

(vii)	(A) no Zemex Group Member has made any payment, or is obligated to make any payment, or is party to any compensatory agreement with respect to the performance of services, that, under certain circumstances, would obligate it to make payments which may not be deductible in full under Section 280G of the Tax Code (or any corresponding or similar provisions of state, local, federal, provincial or foreign Law) or Section 162(m) of the Tax Code (or any corresponding or similar provisions of state, local, federal, provincial, or foreign Law) or which might result in an excise Tax to the recipient of such payment pursuant to Section 4999 of the Tax Code (or any corresponding or similar provisions of state, local, federal, provincial or foreign Law);

(viii)	there has been no change of ownership within the two (2) year period ending on the Closing Date (excluding the transactions contemplated by this Agreement) which would make any Zemex Group Member a “new loss corporation” within the meaning of Section 382(k)(3) of the Tax Code (or any corresponding or similar provisions of state, local, federal, provincial or foreign Law);

(ix)	to the knowledge of Zemex as of the date hereof, neither Zemex nor Zemex US is or has been since January 1, 1997, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Tax Code;

(x)	each Zemex Group Member has disclosed on each of the Tax Returns it has filed all positions taken thereon that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Tax Code or under any corresponding or similar applicable provision of any state, local, federal, provincial or foreign Law;

(xi)	no Zemex Group Member is a party to any Tax allocation or sharing agreement under which it or any other Zemex Group Member has ever agreed to indemnify any other Person for the loss of any income Tax benefit (including the loss of exemption from withholding taxes) to which such other Person assumed it would be entitled when considering whether to enter into an agreement or arrangement with such Zemex Group Member or to take any action in anticipation of entering into such an agreement or arrangement;

(xii)	no Zemex Group Member has since January 1, 1997: (A) been a member of an affiliated group of corporations that filed a consolidated return with respect to United States federal corporate income Tax and/or Canadian federal corporate income Tax for any taxable year in lieu of separate returns (other than a group, the common parent of which was Zemex or Zemex US); (B) been a member of an affiliated group of corporations that was considered by authorities in any jurisdiction to conduct a unitary business, the combined income of which was subject to Tax in such jurisdiction (other than a group, the common parent of which was Zemex or Zemex US); or (C) any Liability for the Taxes of any Person (other than one of the other Zemex Group Members) under Section 1.1502-6 of the United States Treasury Regulations (or any corresponding or similar provision of state, local, federal, provincial or foreign Law), as a transferee or successor (by contract or otherwise);

(xiii)	no Zemex Group Member has filed a consent under Section 341 of the Tax Code; and

(xiv)	Zemex and each of the other Zemex Group Members is in substantial compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement, approval or order of any Taxing Authority, and the consummation of the transactions contemplated in this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

(b)	The Shares do not constitute “foreign property” for the purposes of the Income Tax Act (Canada).

Section 3.08 Pension and Other Employee Plans and Agreements

(a)	Schedule 3.08(a) to the Zemex Disclosure Letter sets forth all Employee Plans maintained or contributed to by each Zemex Group Member and each ERISA Affiliate of Zemex and each Zemex Group Member, or to which each Zemex Group Member and/or ERISA Affiliate is obligated to contribute or has any Liability with respect to, including each “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) and a list of all Foreign Plans. Zemex has furnished or made available to Parentco true and complete copies of all such Employee Plans and all Foreign Plans, as amended and in effect on the date hereof, together with copies of all related trust agreements, annuity contracts, insurance contracts or other funding instruments, actuarial reports (for the past three years), Forms 5500 (for the past three years), the most recent IRS determination, advisory or opinion letters, financial statements (for the past three years), and plan summaries, booklets and personnel manuals.

(b)	Except as set forth in Schedule 3.08(b) to the Zemex Disclosure Letter:

(i)	no transaction or arrangement has occurred with respect to any Employee Plan that is a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Tax Code;

(ii)	there has been no “reportable event” within the meaning of Section 4043 of ERISA and not excepted by the regulations thereunder, nor within the past six years has any event described in Section 4062, 4063 or 4041 of ERISA occurred;

(iii)	each Employee Plan has been duly established, and each Employee Plan and related trust or other funding agreements and the administration and funding thereof are currently, and have been at all times in the past, in compliance in all material respects with the requirements of applicable Laws (including ERISA and the Tax Code) and in compliance with the terms of such plans, trust agreements and any applicable collective bargaining agreements, and all returns, reports, notices and applications relating to each Employee Plan required by any Governmental Entity have been timely filed;

(iv)	all contributions or premiums required to be made and all employee contributions required to be withheld on or before the date hereof to or in respect of each Employee Plan under the terms of such plan, ERISA, the Tax Code or other applicable Law and applicable collective bargaining agreements have been made on or before their due dates or timely withheld, and no Taxes, penalties or fees are due and payable under or in respect of any such plan;

(v)	the present value (determined using actuarial and other assumptions used in the most recent actuarial report for post-retirement benefits accrued to their current and former employees under Employee Plans which are “welfare plans” (as defined in Section 3(1) of ERISA) does not in the aggregate exceed the assets under all such Employee Plans allocable to such benefits.

(vi)	no Zemex Group Member or any ERISA Affiliate of any such Zemex Group Member has incurred any Liability (except for premiums) to the Pension Benefit Guaranty Corporation (“PBGC”) which has not been discharged;

(vii)	there exists no Liability of any Zemex Group Member in connection with any former Employee Plan of any Zemex Group Member or former Zemex ERISA Affiliate Plan that has terminated;

(viii)	no Employee Plan is a multiemployer plan, a defined benefit plan subject to Section 412 of the Tax Code or Title IV of ERISA (a “Pension Plan”) or a defined contribution plan intended to qualify under Section 401(a) of the Tax Code;

(ix)	with respect to any Employee Plan that is a multiemployer plan, (a) no Zemex Group Member or ERISA Affiliate has incurred any liability under Title IV of ERISA as a result of any withdrawal from any such plan, (b) no Zemex Group Member or ERISA Affiliate has received any notice from any such plan that the plan is in reorganisation or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such plan intends to terminate or has terminated, and (c) no event has occurred that would result in any such withdrawal liability;

(x)	with respect to each Pension Plan, (a) each Zemex Group Member has met the minimum funding standards and has made all contributions required under Section 302 of ERISA and Section 412 of the Tax Code, (b) no accumulated funding deficiency, whether or not waived, exists, (c) all premiums due to the PBGC have been paid, (d) no minimum contribution is required with respect to 2002 based upon the actuarial assumptions used in the January 1, 2001 Actuarial Valuation Report and applicable to the January 1, 2002 Actuarial Valuation Report to be issued, and (e) the Pension Plan is fully funded on a plan termination basis;

(xi)	each Employee Plan that is intended to be qualified under Section 401(a) of the Tax Code (a) is so qualified and each trust for such plan is tax-exempt under Section 501(a) of the Tax Code and no event has occurred or circumstance exists that will give rise to the disqualification of the plan or loss of tax-exempt status of the trust, (b) has received a favourable determination letter (or advisory or opinion letter, as applicable) from the IRS (or it is within the remedial amendment period for the filing of an application therefor) on the qualified status of the plan that covers all tax-qualification requirements required under the Tax Code to be stated in the Employee Plan as of the Closing, and no such letter has been revoked;

(xii)	no Employee Plan promises or provides retiree medical or other retiree welfare benefits to any person other than in the event of disability or as required under Section 4980B of the Tax Code;

(xiii)	each Employee Plan may be terminated or amended by the plan sponsor, in any manner and at any time, without the consent of any Person covered thereunder and may be terminated without any further Liability for benefits or expenses that may be incurred after the date of such termination (other than ordinary administrative expenses incurred in a termination event);

(xiv)	no Zemex Group Member maintains, contributes to or has any obligation to contribute to, or has any Liability with respect to, an association that is or is intended to be a voluntary employees’ beneficiary association under Section 501(c)(9) of the Tax Code; and

(xv)	there are no outstanding loans to any current or former non-officer employee, or current or former officer or director.

(c)	Except as set forth in Schedule 3.08(c) to the Zemex Disclosure Letter, neither the execution of this Agreement or the other Transaction Documents or the completion of the transactions contemplated hereby and thereby, will, whether alone or in combination with any other event or circumstance, notice or lapse of time: (i) result in any payment (including any change of control, severance or termination payment) becoming due or potentially becoming due under any Employee Plan or any agreement with any director, officer or employee of any Zemex Group Member; (ii) increase any benefits otherwise payable under any Employee Plan or any such agreement; or (iii) result in the acceleration of the time of payment or vesting of any such benefits or any such plan or agreement.

(d)	There are no actions, suits, claims or proceedings (other than routine claims for benefits), whether in equity or at law, or examinations or investigations by any Governmental Entity pending or, to the knowledge of Zemex, threatened against or with respect to any Employee Plan or any assets of any such Employee Plan.

(e)	Each Foreign Plan is in compliance in all material respects with the provisions of all Laws applicable to such Foreign Plan and each Foreign Plan has accrued or otherwise taken into account on its books and records all Liabilities required to be accrued or otherwise taken into account under the applicable Law with respect to such Foreign Plan. All required employer contributions under each Foreign Plan have been made and each Foreign Plan has been funded in accordance with the terms of such Foreign Plan and in compliance in all material respects with all applicable Law. All material reports or other documents with respect to each Foreign Plan required by applicable Law have been timely filed with the appropriate Governmental Entities, where the failure to file such reports or documents would be reasonably likely to have a Material Adverse Effect. There are no actions, suits or claims pending (other than routine claims for benefits in the ordinary course), with respect to any Foreign Plans.

Section 3.09 Labour Relations

(a)	Except as described in Schedule 3.09 to the Zemex Disclosure Letter, no employees of any Zemex Group Member are covered by any collective bargaining agreement and no collective bargaining agreement is being negotiated by any Zemex Group Member.

(b)	Except as described in Schedule 3.09 to the Zemex Disclosure Letter:

(i)	there are no representation questions, arbitration proceedings, labour strikes, slow downs or stoppages, material grievances or other labour troubles pending or, to the knowledge of Zemex, threatened or reasonably anticipated with respect to the employees of any Zemex Group Member;

(ii)	to the knowledge of Zemex, there are no present or pending applications for certification (or the equivalent procedure under applicable Laws) of any union as the bargaining agent for any employees of any Zemex Group Member; and

(iii)	each of the Zemex Group Members has been since January 1, 1998 and is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and has not since such date and is not engaged in any unfair labour practice as defined in the United States National Labor Relations Act, as amended; there is no unfair labour practice charge, complaint, investigation or hearing against any Zemex Group Member pending or, to the knowledge of Zemex, threatened before the National Labor Relations Board or any other Governmental Entity.

Section 3.10 Contracts, Etc.

(a)	Except for the Contracts listed in the respective sections of Schedule 3.10 to the Zemex Disclosure Letter, true and complete copies of which have been made available to Parentco for review, no Zemex Group Member is a party to or bound by any undischarged or unsatisfied Contract:

(i)	which has not been entered into in the ordinary course of business;

(ii)	relating to capital expenditures or improvements in excess of $250,000 in the aggregate;

(iii)	which will be at the Effective Date secured by a Lien upon any assets, rights or properties material to the Zemex Group as a whole as security for an obligation (exclusive of capitalized leases in an aggregate amount of under $1,000,000);

(iv)	relating to the indemnification or exculpation of any employee or agent or to the employment of any employees (other than “at-will” employment letters) or the rights of employees upon severance or termination;

(v)	relating to management, consulting or any other similar type of Contract which involves an amount exceeding $100,000 per annum, excluding those which may be terminated without penalty on 90 days’ notice or less;

(vi)	which contemplates payment, the increase of any benefit, or the vesting or acceleration of any benefit, on or as a result of a change of control of any Zemex Group Member (whether on termination of such agreement, on occurrence of any other event or circumstance, or after notice or lapse of time or otherwise);

(vii)	with any director or officer, former director or officer, Shareholder or any Person not dealing at arm’s length with the Zemex Group;

(viii)	with a bank or other financial institution relating to borrowed money or to the granting of any security interests pursuant to any borrowing from a bank or financial institution;

(ix)	relating to the existence, creation, purchase or sale of any bonds, debentures, notes or long-term debts;

(x)	relating to outstanding letters of credit or constituting an agreement of guarantee or indemnification of the obligations or liabilities (contingent or otherwise) of any other Person or relating to commitments to purchase the assets of any other Person or to guarantee the price thereof;

(xi)	relating to the acquisition, disposition or lease since January 1, 1999, of any business operations or real property material to the business of the Zemex Group;

(xii)	limiting or restraining any Zemex Group Member from engaging in any activities or competing with any person;

(xiii)	which involves the use of a derivative, including any forward contracts or options;

(xiv)	relating to the settlement of any dispute under which any Zemex Group Member has ongoing monetary obligations in excess of $100,000;

(xv)	relating to the payment or receipt of royalties, license fees or similar payments involving payments in excess of $50,000 in any consecutive 12 month period

(exclusive of royalties payable under agreements customary for the industry that grant a Zemex Group Member the right to extract minerals) or relating to intellectual property of the Zemex Group (regardless of amounts payable thereunder); or

(xvi)	involving in excess of $500,000 being paid by or to the Zemex Group in any consecutive 12 month period.

(b)	Each Zemex Group Member, and, to the knowledge of Zemex, each of the other parties thereto, is in compliance with all covenants under, and no default on the part of any Zemex Group Member, or to the knowledge of Zemex, the other contracting parties thereto, exists under, any Contract of the type described in paragraph (a) to which such Zemex Group Member is a party, and no event with respect to any Zemex Group Member has occurred which, with notice or lapse of time or both, would directly or indirectly constitute such a default, except for such non-compliances or defaults as have not had and would not be reasonably likely to have a Material Adverse Effect.

Section 3.11 Absence of Certain Changes, Etc.

Except as described in Schedule 3.11 to the Zemex Disclosure Letter, since December 31, 2002:

(a)	there has been no Material Adverse Change in respect of the Zemex Group;

(b)	no Zemex Group Member has:

(i)	sold, transferred, distributed or otherwise disposed of or acquired a material amount of its assets, or agreed to do any of the foregoing, in each case other than in the ordinary course of business, consistent with past practices;

(ii)	implemented any change in its accounting principles, practices or methods, except as required by Law or GAAP;

(iii)	made or agreed to make any material capital expenditure or commitment for additions to property, plant or equipment in excess of $250,000 not reflected in the capital budget of Zemex for its 2003 fiscal year, a copy of which has been provided to Parentco;

(iv)	made or agreed to make any increase in the compensation payable to any employee or director, except in the ordinary course of business, consistent with past practices;

(v)	entered into any material transaction or material Contract, or amended or terminated any material transaction or material Contract except in the ordinary course of business;

(vi)	effected any material change in the practices followed by the Zemex Group in calculating bad debts, contingencies or other reserves;

(vii)	conducted its operations otherwise than in all material respects in the normal course of business; or

(viii)	agreed or committed to do any of the foregoing.

(c)	There has not been any declaration, setting aside or payment of any dividend or other distribution by Zemex.

Section 3.12 Subsidiaries

(a)	Schedule 3.12(a) to the Zemex Disclosure Letter sets forth with respect to each Subsidiary:

(i)	its jurisdiction of incorporation; and

(ii)	the percentage of each class of its equity securities owned, directly or indirectly, by Zemex.

(b)	Except as set forth in Schedule 3.12(b) to the Zemex Disclosure Letter, all of the outstanding shares in the capital of each Subsidiary owned of record or beneficially by Zemex (directly or indirectly) are so owned free and clear of all Liens. Zemex does not own, directly or indirectly, any equity interest of or in any entity or enterprise organized under the Laws of any domestic or foreign jurisdiction other than the Subsidiaries.

(c)	All outstanding shares in the capital of, or other equity interests in, each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable.

(d)	Except as described in Schedule 3.12(d) to the Zemex Disclosure Letter, there are no authorized, outstanding or existing:

(i)	proxies, voting trusts or other agreements or understandings with respect to the voting of any shares in the capital stock of any Subsidiary to which any Subsidiary is party;

(ii)	securities issued by any Subsidiary that are convertible into or exchangeable for any shares in the capital of any Zemex Group Member;

(iii)	agreements, options, warrants or other rights capable of becoming agreements, options, warrants or other rights to purchase or subscribe for any capital stock of, or securities convertible into or exchangeable for any shares in the capital of, any Subsidiary, in each case granted, extended or entered into by any Subsidiary;

(iv)	stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of any Subsidiary;

(v)	agreements of any kind to which any Subsidiary is party which may obligate any Subsidiary to purchase any of its own securities or those of any other Zemex Group Member; or

(vi)	agreements to which any Subsidiary is party containing any right of first negotiation or refusal with respect to the equity securities of any Subsidiary.

Section 3.13 Capitalization

(a)	The authorized capital of Zemex consists of an unlimited number of common shares and an unlimited number of first preference shares, of which 7,902,105 Shares, and no first preference shares, were issued and outstanding as of February 25, 2003. Zemex has granted Zemex Options pursuant to the Zemex Option Plan to purchase a total of 1,047,150 Shares. Schedule 3.13(a) to the Zemex Disclosure Letter sets forth as of the date of this Agreement all outstanding Zemex Options that Zemex has granted pursuant to the Zemex Option Plan and, with respect to each Zemex Option: (i) the holder, (ii) the date of grant, (iii) the exercise price, and (iv) the vesting and expiration dates.

(b)	All of the outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(c)	There are 50,480 Shares reserved for issuance under Zemex’s 1999 Employee Stock Purchase Plan and no Shares reserved for issuance under Zemex’s Key Executive Common Stock Purchase Plan (collectively, the “Zemex Share Purchase Plans”).

(d)	Other than as set forth in (i) Section 3.13(a) above, (ii) the Zemex Option Plan and (iii) the Zemex Share Purchase Plans, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which any Zemex Group Member is a party or by which it is bound obligating Zemex to issue, deliver or sell, or cause to be issued, delivered or sold, redeem or otherwise acquire, any Shares or any other securities or other ownership interests in Zemex.

(e)	Except as described in Schedule 3.13(e) to the Zemex Disclosure Letter, there are no authorized, outstanding or existing:

(i)	proxies, voting trusts or other agreements or understandings with respect to the voting of any shares in the capital stock of Zemex to which Zemex is party;

(ii)	securities issued by Zemex that are convertible into or exchangeable for any capital stock of Zemex;

(iii)	agreements, options, warrants or other rights capable of becoming agreements, options, warrants or other rights to purchase or subscribe for any capital stock of, or securities convertible into or exchangeable for any capital stock of, Zemex, in each case granted, extended or entered into by Zemex;

(iv)	stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Zemex;

(v)	agreements of any kind to which Zemex is party which may obligate Zemex to purchase any of its own securities or those of any other Zemex Group Member; or

(vi)	agreements to which Zemex is party containing any right of first negotiation or refusal with respect to the equity securities of Zemex.

Section 3.14 Environmental Matters

Except as set forth in Schedule 3.14 to the Zemex Disclosure Letter:

(a)	Each Zemex Group Member is and since January 1, 1998 has been in compliance with all applicable Environmental Laws, except to the extent that a failure to be in such compliance would not be reasonably likely to have a Material Adverse Effect.

(b)	The Zemex Properties have not been used to generate, manufacture, refine, treat, recycle, transport, store, handle, dispose, transfer, produce or process Hazardous Substances, except in compliance in all material respects with all Environmental Laws. To the knowledge of Zemex, no Zemex Group Member or any other Person in control of any Zemex Property, has caused or permitted the Release of any Hazardous Substances at, in, on, under or from any Zemex Property, except in compliance in all material respects with all Environmental Laws. All Hazardous Substances handled, recycled, disposed of, treated or stored on or off site of the Zemex Properties have been handled, recycled, disposed of, treated and stored in compliance in all material respects with all Environmental Laws. There are no Hazardous Substances at, in, on, under or migrating from Zemex Property, except in compliance in all material respects with all Environmental Laws.

(c)	To the knowledge of Zemex, no Zemex Group Member, or any other Person for whose actions a Zemex Group Member may be partially or wholly liable, has transported, treated or disposed, or arranged for the transportation, treatment or disposal, of any Hazardous Substances at or to any location: (i) listed on any list of hazardous sites or sites requiring Remedial Action issued by any Governmental Entity, including the US CERCLA National Priorities List, or any similar federal, state or provincial lists; (ii) proposed for listing on any list issued by any Governmental Entity of hazardous sites or sites requiring Remedial Action, including the US CERCLA National Priorities List, or any similar federal, state or provincial lists; or (iii) the subject of enforcement actions by any Governmental Entity that creates the reasonable potential for any proceeding, action, or other claim against any Zemex Group Member. No site or facility now or previously owned, operated or leased by any Zemex Group Member is listed or proposed for listing on any list issued by any Governmental Entity of hazardous sites or sites requiring Remedial Action or is or will be the subject of Remedial Action.

(d)	To the knowledge of Zemex, no Zemex Group Member or any other Person for whose actions a Zemex Group Member may be partially or wholly liable, has caused or permitted the Release of any Hazardous Substances on or to any of the Zemex Properties, in such a manner as: (i) would be reasonably likely to impose Liability for cleanup, natural resource damages, loss of life, personal injury, nuisance, or damage to other property; or (ii) would be reasonably likely to result in imposition of a Lien on any of the Zemex Properties or the assets of any Zemex Group Member.

(e)	None of the Zemex Properties has or is required to have any deed notices or restrictions, institutional controls, covenants that run with the land or other restrictive covenants or notices arising under any Environmental Laws.

(f)	No Zemex Group Member has received any notice, formal or informal, of any proceeding, action or other claim, Liability or potential Liability arising under any Environmental Laws, from any Person related to any of the Zemex Properties, which is pending as of the date hereof.

(g)	Zemex has made available to Parentco copies of all environmental or occupational health and safety audits, orders, prosecutions, evaluations, assessments, tests, reports and studies related to any of the Zemex Properties which are in the possession of any Zemex Group Member.

Section 3.15 Permits; Ownership

(a)	Each Zemex Group Member possesses all certificates, franchises, licenses, permits, grants, easements, covenants, certificates, orders, authorizations and approvals issued to or granted by any Governmental Entities or other third parties (collectively, “Permits”), including pursuant to any Environmental Law, necessary to own, lease and/or operate its properties and to conduct its business as such business is currently conducted, except to the extent the failure to possess such Permits would not be reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 3.15 to the Zemex Disclosure Letter: (i) all such Permits are validly held by such Zemex Group Member, and such Zemex Group Member has complied in all respects with all terms and conditions thereof, except to the extent the failure to so comply would not be reasonably likely to have a Material Adverse Effect; (ii) none of such Permits which are material to the business or operations of the Zemex Group will be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the consummation of the Arrangement; and (iii), neither Zemex nor any other Zemex Group Member has received any written notice, notice of violation or probable violation, notice of revocation or other written communication from or on behalf of any Governmental Entity, alleging (A) any violation of any such Permit, which violation has not heretofore been corrected, or (B) that such Zemex Group Member requires any Permit required for its business as such business is currently conducted, that is not currently held by it, in any case in which the failure to possess such a Permit would be reasonably likely to have a Material Adverse Effect.

(b)	There is no agreement, judgment, injunction, order or decree binding upon any Zemex Group Member that has, or would reasonably be expected to have, the effect of prohibiting, restricting or impairing any business practice of such Zemex Group Member, any acquisition of property by such Zemex Group Member or the conduct of business by any of them as currently conducted, other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(c)	With respect to each of the Zemex Properties that is owned by a Zemex Group Member, such Zemex Group Member is in exclusive possession thereof and has good, sufficient and marketable title to the real property interests, including fee simple estate of and in real property, and any necessary easements, rights of way, access to public roadways and licenses from adjacent land owners or authorities permitting the use of land by it necessary to permit the operation of its business as presently owned and conducted, except for failures of title and absences of easements, rights of way, access and licenses that would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

(d)	With respect to each of the Zemex Properties that is leased by a Zemex Group Member or occupied pursuant to agreements permitting the extraction of minerals, except to the extent the failure of any of the following matters would not be reasonably likely to have a Material Adverse Effect: (i) the relevant Zemex Group Member is in exclusive possession of such property, other than Zemex Properties as to which a Zemex Group Member holds rights to extract minerals; (ii) in the case of Zemex Properties as to which a Zemex Group Member holds rights to extract minerals, such Zemex Group Member has the exclusive right to extract minerals of the type mined or processed by such Zemex Group Member at such Zemex Property; (iii) the relevant Zemex Group Member has not received any notice of default of any of the terms or provisions of such leases or agreements permitting the extraction of minerals; (iv) the execution, delivery and performance of this Agreement by Zemex and the consummation of the Arrangement will not cause a default or termination, or give rise to the right of termination, or right of first refusal or other pre-emptive right, under any such leases or contracts; (v) such leases and other contracts are valid and are in good standing; and (vi) Zemex has no knowledge of any act or omission or any condition on such properties which would be considered or construed as a default under any such lease or other contract. No Zemex Group Member is a party to, or under any agreement to become a party to, any lease with respect to a Zemex Property, which, if terminated, would be reasonably likely to have a Material Adverse Effect.

(e)	The mineral reserves in respect of which the Zemex Group currently conducts mining operations and those where the Zemex Group currently plans to conduct mining operations within the next five years are included within the Zemex Properties. The Zemex Group has valid ownership of or leasehold interests or rights to extract minerals in all such reserves sufficient to permit the Zemex Group to carry out the mining operations it currently conducts or plans to conduct within the next five years.

(f)	To the knowledge of Zemex, the fixed and tangible assets used by the Zemex Group in the conduct of its business, including buildings, plants, structures and equipment, taken as a whole, are structurally sound, in good operating condition, maintenance and repair, subject to ordinary wear and tear, and are adequate for the uses to which they are being put, and none of such assets which are material to the operations of the Zemex Group is in need of maintenance or repairs except for ordinary, routine maintenance or repairs that are not (alone or in the aggregate) material in nature or cost and except for matters referred to in the Zemex Group’s 2003 capital budget. Such assets are sufficient for the continued conduct of such businesses after the Closing in substantially the same manner as conducted prior to the Closing.

Section 3.16 MSHA, OSHA Matters

Each Zemex Group Member is in compliance with the requirements of each of the Federal Mine Safety and Health Act of 1977, as amended, and the regulations promulgated thereunder, the Occupational Safety and Health Act of 1970, as amended, and the regulations promulgated thereunder and any similar Laws of any foreign, state, provincial or local jurisdiction (collectively, the “Safety Acts”), except for any matter disclosed on Schedule 3.16 to the Disclosure Letter and except for any non-compliance which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No Zemex Group Member has received any citation from the Mine Safety and Health Administration, the Occupational Safety and Health Administration or any other Governmental Entity setting forth any respect in which the facilities or operations of such Zemex Group Member are not in compliance with the Safety Acts, or the regulations under such acts, which non-compliance has not been corrected or remedied to the satisfaction of such Governmental Entity, except in all such cases for any non-compliance that would not be reasonably likely to to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.17 [Reserved]

Section 3.18 Brokers

Except as disclosed on Schedule 3.18 to the Zemex Disclosure Letter, no Zemex Group Member or their respective Advisers have retained any broker or finder in connection with the Arrangement or the other transactions contemplated hereby, nor have any of the foregoing incurred any Liability to any broker or finder by reason of any such transaction.

Section 3.19 Books and Records

The financial books, records and accounts of Zemex and the other Zemex Group Members: (a) have been maintained in accordance with generally accepted accounting practices on a basis consistent with prior years; (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Zemex and the other Zemex Group Members; and (c) accurately reflect all material transactions to which each Zemex Group Member has been a party. The books and records of the Zemex Group made available to Parentco or its Advisers in connection with their due diligence investigations are the original books and records of such entities and contain copies of all proceedings of the directors, shareholders and other Securityholders of such entities (or certified copies thereof).

Section 3.20 Undisclosed Liabilities

Except as disclosed on Schedule 3.20 to the Zemex Disclosure Letter, there are no material Liabilities of the Zemex Group of any kind whatsoever, whether known or unknown, and whether or not accrued and whether or not determined or determinable, in respect of which any Zemex Group Member may become liable on or after the consummation of the transactions contemplated hereby other than:

(a)	Liabilities disclosed on or reflected or provided for in the Fiscal 2002 Financial Statements and not discharged since the date of the Fiscal 2002 Financial Statements;

(b)	Liabilities incurred in the ordinary course of business of the Zemex Group since the date of the Fiscal 2002 Financial Statements and not discharged, none of which has had or would be reasonably likely to have a Material Adverse Effect; and

(c)	Liabilities which are fully covered by insurance maintained by the Zemex Group (except for customary deductibles).

Section 3.21 Intellectual Property

The Zemex Group owns, licenses or otherwise has the right to use all patents, copyrights, trademarks, trade names and other intellectual property currently used or necessary for the conduct of its business as now conducted without any known conflict with the rights of others, which conflict, if decided adversely to the Zemex Group, would be reasonably likely to have a Material Adverse Effect.

Section 3.22 Fairness Opinion

The Board of Directors has received an opinion from TD Securities, Inc. that the transactions contemplated by this Agreement and the other Transaction Documents are fair from a financial point of view to the Shareholders other than Dundee (the “Fairness Opinion”).

Section 3.23 Affiliated Transactions

Except as described in Schedule 3.23 to the Zemex Disclosure Letter, none of the Zemex Group Members is a party to or bound by any contractual obligation with any of the stockholders, directors, officers, employees or consultants of any of the Zemex Group Members or with any of their Affiliates or any member of their respective immediate families (each, an “Insider”), other than ordinary employment arrangements in the ordinary course of business, and no Insider owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in any business of any of the Zemex Group Members. Section 3.23 of the Zemex Disclosure Letter describes all services provided to or for the benefit of any of the Zemex Group Members by any Insider (other than ordinary employment services in the ordinary course of business) and the costs and expenses charged to any of the Zemex Group Members in respect thereof.

Section 3.24 No Illegal Payments

To the knowledge of Zemex, none of the Zemex Group Members, or any of the directors, officers, employees or agents of any of the Zemex Group Members, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment, bribe, kick-back or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder any Zemex Group Member (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose, in each case, which would have been illegal under the Foreign Corrupt Practices Act or any other requirement of Law. To the knowledge of Zemex, none of the Zemex Group Members, or any current director, officer, agent, employee or other Person acting on behalf of any of them, has accepted or received any unlawful contribution, payment, gift, entertainment or expenditure in connection with his employment by any Zemex Group Member.

Section 3.25 Customers and Suppliers

During the fiscal year ended December 31, 2002, no customer or related group of customers accounted for more than 10% of the consolidated gross revenues of the Zemex Group. Zemex has no knowledge that the benefits of any relationship with any customer or supplier of the Zemex Group whose purchases from or sales to the Zemex Group during the fiscal year ended December 31, 2002 exceeded $250,000 will not continue after the date hereof in substantially the same manner as prior to the date hereof, including assuming the completion of the transactions contemplated hereby.

Section 3.26 Parentco Financing Commitments

Zemex acknowledges that it has received a copy of the financing commitments of Parentco referred to in Section 2.02(h) and that Zemex is satisfied with the terms and conditions of such financing commitments.

Section 3.27 No Misrepresentations; Accuracy of Copies

The representations and warranties of Zemex in this Agreement, including the Zemex Disclosure Letter, do not omit to state a material fact necessary in order to make the representations and warranties contained herein (including the matters set forth in the Zemex Disclosure Letter) in light of the circumstances in which they have been made, not misleading. All copies of documents which Zemex has furnished or made available to Parentco are accurate and complete.

ARTICLE IV

COVENANTS OF PARENTCO AND SUBCO

Parentco and Subco hereby covenant that from and after the Closing Date:

Section 4.01 Continuance of Indemnification and Exculpation Rights

(a)	Parentco agrees that all rights to indemnification or exculpation existing on the date of this Agreement in favour of the directors, officers, employees or agents of any Zemex Group Member as provided in Zemex’s Constating Documents or the Constating Documents of any other Zemex Group Member or in any indemnification agreement made in accordance with applicable Laws to which Zemex or any other Zemex Group Member is a party as in effect as of the date of this Agreement shall survive the Arrangement and shall continue in full force and effect for a period of not less than six years after the Effective Time in respect of facts or events that occurred prior to the Effective Time. Parentco shall cause the applicable Zemex Group Members to fulfill any such rights to indemnification or exculpation.

(b)	For a period of six years after the Effective Time, Parentco shall cause to be maintained in effect for all present and former directors and officers of Zemex Group Members the current directors’ and officers’ liability insurance policy maintained by Zemex (provided that Parentco may substitute therefor a substantially equivalent policy, subject to terms in the aggregate no less advantageous to the directors and officers of the Zemex Group Members than those contained in the policy in effect on the date hereof) with respect to claims arising from facts or events that occurred prior to the Effective Date.

(c)	The provisions of this Section 4.01 are (i) intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, (ii) held in trust by Zemex for the benefit of each indemnified party, (iii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise, and (iv) binding on the successors and assigns of Parentco and Zemex. Each of the Persons referred to in clause (i) shall be entitled to enforce the covenants contained in this Section 4.01.

Section 4.02 Employee Benefits; Certain Benefits

(a)	From and after the Effective Time, Parentco will cause the Zemex Group to honor in accordance with their terms (including terms providing for equitable adjustment and trust funding) all Employee Plans and Foreign Plans with respect to any rights or benefits to which any Person shall be entitled and which arose on or prior to the Effective Date.

(b)	Parentco and Subco agree that, from the Effective Time and until at least December 31, 2005, subject to applicable Law, the Zemex Group will provide benefit plans to employees employed by any Zemex Group Member as of the Effective Time which will, in the aggregate, be no less favorable than those provided by the Zemex Group to their employees prior to the Effective Time; provided that the Zemex Option Plan, the Zemex Share Purchase Plans and any other equity based compensation plan or program shall be terminated as of the Effective Time and there shall be no requirement that the Zemex Group replace any of them or provide any benefit in lieu thereof; and provided, further, that the annual aggregate cost of maintaining all such benefit plans (excluding any contributions required to be made to the existing Zemex Group pension plan) does not exceed 120% of the aggregate cost for maintaining such plans in 2002. Without limiting the generality of the foregoing, each of Parentco and Subco agrees that awards granted to and contingent payments promised to current and former employees of any Zemex Group Member under incentive compensation plans or programs, in respect of each performance period or cycle in effect as of the Effective Time (the amounts of which have been made known to Parentco before the execution of this Agreement) shall not be terminated or amended and shall be fully honored pursuant to the terms of each respective plan.

(c)	Parentco shall cause the Zemex Group Members who are obligated to make such payments to pay all stay bonuses, sale bonuses, change of control and severance payments which become due and owing by virtue of the Arrangement (the amounts of which have been made known to Parentco before the execution of this Agreement). Such payments shall be made in accordance with the terms of the agreements providing for such bonuses and payments. All such payments shall be subject to withholding as required by applicable Law.

(d)	The provisions of this Section 4.02 are (i) intended for the irrevocable benefit of, and to grant third party rights to, the employees of the Zemex Group employed as of the Effective Time, (ii) held in trust by Zemex for the benefit of such Persons, and (iii) binding on all successors and assigns of Parentco and Zemex. Each of the Persons referred to in clause (i) shall be entitled to enforce the covenants contained in this Section 4.02.

ARTICLE V

PRE-CLOSING COVENANTS

     From and after the date hereof and until the first to occur of the Closing Date or the date on which this Agreement is terminated pursuant to Section 10.02, unless Parentco (in the case of covenants of Zemex) or Zemex (in the case of covenants of Parentco) shall otherwise agree in writing:

Section 5.01 Access

Subject to Parentco’s continuing compliance with the Confidentiality Agreement, Zemex shall permit, and shall cause each other Zemex Group Member to permit:

(a)	Parentco and its Advisers to have full access at reasonable times upon reasonable prior notice to all properties, books, accounts, records, Contracts, files, correspondence, Tax records and documents of or relating to the Zemex Group, including auditor’s working papers and management letters and to discuss such matters with the executive officers of the Zemex Group. Zemex shall make available to Parentco and its Advisers such other information concerning its business and properties in its possession or under its control as Parentco may reasonably request; and

(b)	Parentco to conduct, or cause its Advisers to conduct, such reviews, inspections, surveys, tests, and investigations of the assets of the Zemex Group as they deem necessary or advisable provided such reviews are conducted at reasonable times and in a reasonable manner.

Section 5.02 Ordinary Course

Zemex shall, and shall cause each other Zemex Group Member to, conduct its business only in the ordinary course and use all commercially reasonable efforts to preserve its business organizations intact and its existing relations with customers, suppliers, employees and business associates, and, except as otherwise provided in this Agreement or as required by applicable Law, Zemex shall not (and shall cause each other Zemex Group Member not to) do any of the following without the prior written consent of Parentco:

(a)	sell or pledge or agree to sell or pledge any capital stock owned by it in any other Zemex Group Member;

(b)	amend its Constating Documents;

(c)	subdivide, split, combine, consolidate or reclassify any of its outstanding shares of capital stock;

(d)	permit any Zemex Group Member (other than Zemex) to declare, set aside or pay any dividend or make any other distribution payable in cash, shares, stock, securities or property with respect to any of its shares of capital stock, other than intercompany dividends among Zemex Group Members that do not give rise to withholding or other Tax obligations;

(e)	repurchase, redeem or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exchangeable or exercisable into any of its capital stock except pursuant to the terms of any securities outstanding as of the date hereof and which are set forth in Section 3.12 or Section 3.13 of the Zemex Disclosure Letter which require such repurchase, redemption, acquisition or exchange;

(f)	incur, guarantee, assume or modify any additional indebtedness for borrowed money other than in the ordinary and usual course of business consistent with past practice;

(g)	enter into any material transaction not in the ordinary and usual course of business consistent with past practice;

(h)	issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any of its capital stock or any securities convertible into or exchangeable or exercisable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its shares of capital stock other than pursuant to the exercise of Zemex Options outstanding under the Zemex Option Plan;

(i)	transfer, lease, license, sell, mortgage, pledge, encumber or dispose of any property or assets other than in the ordinary and usual course of business;

(j)	make, whether by arrangement, consolidation or purchase, any acquisition of, or investment in, assets, shares, capital stock or other securities of any other Person other than its wholly-owned Subsidiaries or in the ordinary and usual course of business, consistent with past practice;

(k)	except as may be required by applicable Law, establish, adopt, enter into, make, amend in any material respect, or make any elections under any collective bargaining agreement or Employee Plan or Foreign Plan, or, except in the ordinary course of business, make any payment in connection with the termination of any consulting or similar agreement, or enter into any new or amend any existing employment, consulting or other agreement providing compensation or benefits to any employee;

(l)	except as may be required to satisfy contractual obligations or Employee Plan or Foreign Plan obligations existing as of the date hereof and the requirements of applicable Law and except as required pursuant to the provisions of the Plan of Arrangement: (i) amend any Employee Plan or Foreign Plan where such amendment would increase any Zemex Group Member’s annual or aggregate liability or funding obligations in connection with such Employee Plan or Foreign Plan, (ii) terminate or merge any Employee Plan(s) or Foreign Plan(s), (iii) transfer assets from any Employee Plan or Foreign Plan, (iv) extend membership, benefits or coverage under any Employee Plan or Foreign Plan to any employee who is not currently eligible to receive such membership, benefits or coverage, other than in accordance with the terms of such Employee Plan or Foreign Plan, (v) incorporate any “change in control” provision into any Employee Plan or Foreign Plan, or modify any “change in control” provision presently contained in any Employee Plan or Foreign Plan, or (vi) transfer any employee from any Zemex Group Member to any other Zemex Group Member in circumstances where such transfer would materially increase the Zemex Group Members’ collective expenses in connection with the employment of such employee;

(m)	implement any change in its accounting principles, practices, or methods, other than as may be required by Law or GAAP;

(n)	alter (through arrangement, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Zemex or any other Zemex Group Member;

(o)	withdraw, permit or consent to the removal of any assets of any of the Employee Plan or Foreign Plans other than for the purpose of paying benefits in the ordinary course and the payment of expenses in accordance with past practice and under the terms of such plan;

(p)	amend the terms of any of its outstanding indebtedness, except as requested by Parentco (any such amendments to be effective only if the Closing occurs);

(q)	settle, compromise or otherwise terminate or agree to any termination of any pending or threatened lawsuit, claim, proceeding or investigation affecting any Zemex Group Member or any of their assets, rights or properties, other than such suits, claims, proceedings or investigations which are either (x) fully covered by insurance maintained by the Zemex Group (except for customary deductibles) or (y) fully reserved against in the Fiscal 2002 Financial Statements;

(r)	grant any new or amend any existing rights of indemnification or exculpation of the type described in Section 4.01(a) or waive any conditions to the exercise of such rights; or

(s)	authorize or enter into any agreement or understanding of any type whatsoever, whether written or oral, to take any of the actions referred to in this Section 5.02.

Section 5.03 Insurance

Zemex shall take commercially reasonable steps to ensure that the Zemex Group and all Zemex Properties continue to be insured substantially in the manner and to the extent they are currently insured.

Section 5.04 Closing Conditions

(a)	Each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable.

(b)	Parentco and Zemex shall promptly give the other Party written notice of the existence or occurrence of any event, condition or development which would make any representation or warranty herein contained of any Party untrue or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby.

(c)	Subject to Section 5.07, no Party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any Party hereto or which would result in any representation or warranty herein contained of said Party being untrue in any material respect as if originally made on and as of the Closing Date.

Section 5.05 Securityholder Approval

(a)	Zemex shall use all commercially reasonable efforts to prepare as promptly as practicable after the date of this Agreement the Circular together with any other documents required under Canadian Securities Laws and US Securities Laws in connection with the Special Meeting. As promptly as practicable, Parentco shall provide to Zemex all such information concerning Parentco’s business and financial statements and affairs, and those of Subco, and all such other information as may be within the possession or control of Parentco, as Zemex may reasonably require or consider appropriate for inclusion in the Circular, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Zemex’s counsel and auditors in the preparation of the Circular. Without limiting the foregoing, Zemex shall provide Parentco and its Advisers with a reasonable opportunity to comment on the material in the Circular and other disclosure documents prepared in connection therewith. Zemex covenants that the information relating to Zemex in the Circular will not, at the time of the mailing of the Circular, contain any misrepresentation (such term, for the purposes of this paragraph (a), shall have the meaning ascribed to it in the Securities Act (Ontario)), untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such misrepresentation, untrue statement of a material fact or omission to state a material fact was made by Zemex in reliance upon and in conformity with written information concerning Parentco which was furnished to Zemex specifically for inclusion in the Circular. If at any time prior to the Special Meeting any event with respect to Zemex, its officers, Board of Directors or any other Zemex Group Member shall occur that is required to be described in the Circular, Zemex shall give prompt notice to Parentco of such event.

(b)	Zemex shall file the Circular and all other documentation with the SEC and any other Governmental Entity as required by applicable Laws as soon as practicable and in any event prior to the twentieth Business Day after the date of this Agreement, provided that the Circular and other documentation, and any amendments or supplements thereto, shall not be filed except with the prior written consent of Parentco (such consent not to be unreasonably withheld or delayed); provided, further, that said 20 Business Day period shall be extended by the period of any delay resulting from the failure of Parentco to furnish information relating to Parentco which is required to be included in the Circular or resulting from any unreasonable delay by Parentco in giving its written consent to the filing of the Circular. Zemex shall promptly inform Parentco of, and respond to, any comments of the SEC or other applicable Governmental Entity with respect to the Circular and any other filings. Parentco shall cooperate with Zemex in furnishing any information regarding Parentco or Subco as may be necessary in order for Zemex to respond to any comments of the SEC or other applicable Governmental Entity which pertain to Parentco or Subco.

(c)	As soon as practicable after all material comments of the SEC on the Circular have been received, Zemex shall apply to the Court pursuant to Section 192(4) of the CBCA for the Interim Order and, as soon as practicable after the Circular has been cleared by the SEC and the Interim Order has been obtained from the Court, Zemex shall call and hold the Special Meeting and mail the Circular and all other documentation required in connection with the Special Meeting to each Securityholder. The Special Meeting shall be held at the earliest practicable date following the mailing of the Circular to the Securityholders. Zemex shall use commercially reasonable efforts to obtain the Securityholder Approval and, without limitation, in the absence of any material breach of this Agreement by Parentco or Subco, the Board of Directors shall and shall continue to unanimously recommend that the Securityholders vote to approve the Arrangement Resolution, subject only to Section 5.07 hereof.

(d)	If the Arrangement Resolution is approved at the Special Meeting, as provided in the Interim Order, as soon as reasonably practicable thereafter, at a time determined with Parentco, and with Parentco’s consent, which shall not unreasonably be withheld or delayed, Zemex shall take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such manner as the Court may direct.

(e)	Zemex shall cause all filings it is responsible for filing with the SEC or other Governmental Entity under this Section 5.05 to comply as to form and substance, in all material respects, with the applicable requirements of Canadian Securities Laws and US Securities Laws. The Circular shall include, inter alia, (i) the unanimous recommendation of the Board of Directors to the Securityholders that they vote in favour of approval of the Arrangement Resolution, subject to the right of the Board of Directors to withdraw or amend its recommendation in compliance with Section 5.07 of this Agreement, and (ii) the Fairness Opinion.

(f)	If determined by Zemex to be necessary, Zemex shall use all commercially reasonable efforts to obtain an exemption from the requirements of OSC Rule 54-501 Prospectus Disclosure applicable to the Circular insofar as it relates to the inclusion of historical and pro-forma financial information relating to Zemex and/or Parentco and any similar requirement under applicable Canadian Securities Laws or US Securities Laws.

(g)	Zemex shall, as soon as reasonably practicable following the execution and delivery of this Agreement, provide Parentco with a current and complete list of Shareholders prepared by Zemex or Zemex’s transfer agent (as well as a security position listing from each depositary, including The Canadian Depository for Securities Limited and CEDE & Co.) and a current and complete list of holders of Zemex Options and any other options, rights, warrants or convertible securities currently outstanding (with full particulars as to the purchase, exercise or conversion price, vesting and expiry date) prepared by Zemex, and obtain and deliver to Parentco thereafter upon reasonable demand supplemental lists setting out any changes thereto, all such deliveries to be both in printed form and in computer-readable format.

(h)	Zemex shall permit representatives of Parentco and its Advisers to attend the Special Meeting and shall consult with Parentco and its Advisers with respect to any decisions concerning the conduct of the Special Meeting including, without limitation, any decision to disqualify any proxies from voting at such meeting or to prevent any Securityholder from voting at such meeting.

Section 5.06 Defense of Proceedings

Zemex, on the one hand, and Parentco, on the other hand, shall vigorously defend, or shall cause to be vigorously defended, any lawsuits or other legal proceedings brought against (x) any Zemex Group Member or their respective officers, directors or shareholders, or (y) Parentco, Subco or their respective officers, directors or shareholders, challenging this Agreement or the completion of the Arrangement, and the Parties shall cooperate with each other in all respects in such defense. Neither Parentco nor Zemex shall compromise or settle any claim brought in connection with the Arrangement, without the prior written consent of the other Party.

Section 5.07 No Shop

(a)	From and after the date hereof until the first to occur of the Effective Date and the Termination Date, Zemex shall not, and it shall ensure that the other Zemex Group Members and their respective directors do not, and shall not permit its or their respective officers, employees, representatives, or other Advisers, directly or indirectly, to:

(i)	solicit, initiate or engage in discussions or negotiations with any Person, encourage submission of any inquiries, proposals or offers by, or take any other action intended or designed to facilitate the efforts of any Person, other than Parentco, relating to:

(A)	the possible acquisition of, or a business combination with, Zemex or any other Zemex Group Member (whether by way of amalgamation, arrangement, merger, consolidation, business combination, joint venture, take-over bid, purchase of shares, purchase of assets or otherwise);

(B)	the possible acquisition of any material portion of its or their shares or assets in a transaction other than as described in subparagraph (C);

(C)	any tender offer, take over bid, exchange offer, secondary purchase or similar transaction made by any Person or entity involving the acquisition or lock up of 10% or more of the outstanding Shares; or

(D)	any other transaction or series of related transactions, the consummation of which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the Arrangement;

(any of the foregoing, a “Competing Proposal”); or

(ii)	provide non-public information with respect to Zemex or any other Zemex Group Member, or afford any access to the properties, books or records of the same, to any Person, other than Parentco, that may wish to propose or pursue a Competing Proposal;

provided, however, that in response to an unsolicited, bona fide, written Competing Proposal, Zemex may: (A) furnish such information or access with respect to it and the Zemex Group to the Person making such Competing Proposal pursuant to a confidentiality agreement with such Person, the terms of which are no more favourable to such Person than the terms of the Confidentiality Agreement are to Parentco and (B) participate in negotiations regarding such Competing Proposal, but in each case only if: (x) the Board of Directors determines in good faith, on the basis of advice from outside counsel that is reflected in the minutes of a meeting of the Board of Directors, that such action is necessary in order for the Board of Directors to properly exercise its fiduciary duties, and (y) Zemex complies with Section 5.07(f) with respect to such Competing Proposal.

(b)	Without limiting paragraph (a), it is understood that any violation of the restrictions set forth in paragraph (a) by a Zemex Group Member or any officer, director or employee or other Adviser or representative of any Zemex Group Member shall be deemed to be a breach of this Section 5.07 by Zemex. Zemex shall, and shall direct each other Zemex Group Member and their respective directors, officers, employees, representatives, and other Advisers to, immediately cease any and all activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

(c)	Except as permitted in Section 5.07(d), neither the Board of Directors nor any committee thereof shall:

(i)	withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parentco, its approval of the Arrangement or this Agreement or the transactions contemplated hereby;

(ii)	approve or recommend, or propose to approve or recommend, any Competing Proposal;

(iii)	cause or permit any Zemex Group Member to enter into any agreement, including an agreement in principle or letter of intent (any such agreement, a “Competing Transaction Agreement”), to effect a Competing Proposal; or

(iv)	make any public announcement or take any other action inconsistent with or which could reasonably be likely to be regarded as detracting from the recommendation of the Board of Directors to vote in favour of the Arrangement Resolution.

(d)	Notwithstanding the preceding paragraphs of this Section 5.07, if Zemex has received a Competing Proposal that is a Superior Proposal (as defined below), the Board of Directors may (subject to the other terms of this Section 5.07(d)):

(i)	withdraw or modify its recommendation of the Arrangement or this Agreement;

(ii)	approve or recommend a Superior Proposal; or

(iii)	cause Zemex to terminate this Agreement as provided in Article X and cause Zemex or any other Zemex Group Member to enter into a Competing Transaction Agreement to effect a Superior Proposal;

but in each case only if: (x) the Board of Directors shall determine in good faith, on the basis of advice from outside counsel that is reflected in the minutes of a meeting of the Board of Directors, that such action is necessary in order for the Board of Directors to properly discharge its fiduciary duties; and (y) Zemex shall have furnished Parentco with notice (orally or in writing) at least four Business Days prior to the date any such actions are proposed to be taken specifying which actions are proposed to be taken and Parentco shall not, within such four Business Day period, have offered to amend the terms of this Agreement to provide that the cash consideration payable to the Securityholders pursuant to the Arrangement is equal to or greater than the fair market value of the consideration payable pursuant to such Competing Proposal. If Parentco shall make such an offer during such period, the parties hereto shall enter into an amendment to this agreement with Zemex reflecting Parentco’s amended proposal (provided that such agreement shall be on and subject to the same terms and conditions as this Agreement, mutatis mutandis, except with respect to the increased consideration provided thereunder) and Parentco and Zemex shall use their reasonable best efforts to communicate any such increase to Securityholders and to ensure that any such increase is presented to Securityholders at the Special Meeting.

(e)	The term “Superior Proposal” shall mean any bona fide Competing Proposal that (i) provides for the payment of consideration to each Securityholder in an amount that is greater than the amount payable to each Securityholder pursuant to the Arrangement; (ii) is not subject to any condition as to financing; (iii) will result in a transaction more favorable to the Securityholders than the Arrangement; and (iv) in the good faith judgment of the Board of Directors is capable of being completed on the terms proposed within a reasonable period of time (including the obtaining of any necessary approvals of Governmental Entities). If the consideration payable pursuant to the Superior Proposal is payable wholly or partially in the form of securities (other than securities that are immediately redeemable or exchangeable for cash for which adequate provision has been made to ensure the payment of such cash consideration upon redemption or exchange), the determination by the Board of Directors that the consideration payable to each Securityholder pursuant to such Superior Proposal is greater than the amount payable to each Securityholder pursuant to the Arrangement shall be based upon the advice of an independent, nationally recognized investment bank (which may be TD Securities Inc.), which advice is reflected in the minutes of a meeting of the Board of Directors.

(f)	Zemex shall promptly advise Parentco orally and subsequently in writing of:

(i)	any request for information which may relate to a Competing Proposal;

(ii)	any Competing Proposal, including the terms thereof and any amendments or modifications thereto; or

(iii)	any inquiry with respect to or that could lead to a Competing Proposal.

(g)	Nothing contained in this Section 5.07 shall prohibit the Board of Directors from distributing a directors’ circular in response to a take over bid in accordance with Section 99 of the Securities Act (Ontario) and the equivalent provisions of other Canadian

Securities Laws and US Securities Laws provided, however, that the Board of Directors shall not, except as permitted by Section 5.07(d), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Arrangement or approve or recommend, or propose to approve or recommend, a Competing Proposal (it being understood that an affirmation by the Board of Directors of its recommendation will satisfy this proviso).

Section 5.08 Zemex Option Plan and Zemex Share Purchase Plans

(a)	Zemex shall not make any further grants of Zemex Options under the Zemex Option Plan or amend or modify any outstanding Zemex Options except as contemplated hereunder and in the Plan of Arrangement. Zemex and the Board of Directors shall take all such action as may be necessary or desirable to terminate the Zemex Option Plan as of the Effective Time.

(b)	Zemex shall not sell or offer to sell any additional Shares pursuant to Zemex’s 1999 Key Executive Share Purchase Plan. Zemex and the Board of Directors shall take all such action as may be necessary or desirable to terminate such plan as of the Effective Time.

(c)	Zemex and the Board of Directors shall promptly take all such action as may be necessary or desirable to cause Zemex’s 1999 Employee Stock Purchase Plan to be amended so as to provide that:

(i)	no further purchases of Shares under such plan shall be permitted on or after the date of this Agreement; and

(ii)	such plan shall terminate as of the Effective Time.

(d)	Zemex shall cause any employee contributions held by it under Zemex’s 1999 Employee Stock Purchase Plan as of the Effective Time that have not previously been refunded pursuant to such plan to be refunded to the applicable employee as soon as reasonably practicable following the Effective Time.

Section 5.09 Additional Reports

Zemex shall promptly furnish to Parentco copies of any reports of any kind that it files with the SEC on or after the date hereof. Zemex agrees that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading; provided, that the foregoing shall not apply to the financial statements contained therein (which are covered by the following sentence). Any consolidated financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of Zemex and its consolidated Subsidiaries as of the dates thereof and their results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except to the extent that such financial statements do not include all of the notes required by GAAP).

Section 5.10 Confidentiality Agreement

Parentco, Subco, Zemex and their respective officers, directors, Advisers and Affiliates, shall continue to be bound by, and shall abide by, the Confidentiality Agreement.

ARTICLE VI

OTHER COVENANTS OF THE PARTIES

Section 6.01 Consents and Notices

Promptly after the date hereof:

(a)	To the extent requested by Parentco, the Parties shall use all reasonable efforts, and the Parties shall cooperate with each other to obtain, all consents, waivers, approvals and authorizations, in addition to those set forth in clause (b) below, which may be necessary to effect the Arrangement and the other transactions contemplated herein and by the other Transaction Documents, including obtaining those consents, waivers, approvals and authorizations described in the Zemex Disclosure Letter which Parentco shall identify by written notice delivered to Zemex; and

(b)	Each of Parentco and Zemex shall promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other Party may reasonably request in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. Each of Parentco and Zemex shall use commercially reasonable efforts to obtain promptly all such authorizations, approvals and consents.

Section 6.02 Comfort Letter

If Zemex is unable, or chooses not, to obtain the exemptions referred to in Section 5.05(f), Zemex shall use all reasonable efforts to cause a “comfort” letter of Deloitte & Touche LLP or other nationally recognized certified public accounting firm to be delivered to Parentco, dated the date of the Circular and addressed to Parentco, in form and substance reasonably satisfactory to Parentco and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as the Arrangement.

Section 6.03 Press Releases

Before issuing any press release or otherwise making any public statements with respect to this Agreement or the Arrangement, Zemex and Parentco shall consult with each other and shall undertake commercially reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with, or rules of, any stock exchange.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF PARENTCO AND SUBCO

Section 7.01 Conditions Precedent to Completion of Arrangement

     The obligation of Parentco and Subco to complete the Arrangement is subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived by Parentco:

(a)	The representations and warranties of Zemex set forth in Article III (disregarding any materiality or Material Adverse Effect qualifiers contained therein) shall be true and correct as of the date of this Agreement and on the Closing Date as if made on the Closing Date, except for (x) such representations and warranties made expressly as of a specified date, which shall be true and correct in all material respects as of such date, and (y) failures of such representations and warranties to be true and correct which, in the aggregate, would not have a Material Adverse Effect; and Parentco shall have received a certificate signed on behalf of Zemex by an executive officer thereof to such effect dated as of the Closing Date.

(b)	Zemex shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and Parentco shall have received a certificate signed on behalf of Zemex by an executive officer thereof to such effect dated as of the Closing Date.

(c)	After the date of this Agreement, there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect.

(d)	The Principal Securityholders shall have entered into the Support Agreements and such Support Agreements shall be in full force and effect, enforceable against such Principal Securityholders in accordance with their terms.

(e)	The Shareholders exercising Dissent Rights, if any, do not hold, in the aggregate, more than 5% of the outstanding Shares.

(f)	The consents, waivers, approvals and authorizations set forth in Schedule 7.01(f) to the Zemex Disclosure Letter shall have been obtained on terms and conditions satisfactory to the Parties, acting reasonably.

(g)	Each of the officers of Zemex set forth in Schedule 7.01(g) to the Zemex Disclosure Letter shall have resigned his employment with the Zemex Group, and no further amounts shall be payable to such officers in respect of their employment.

(h)	Suzorite Mica Products, Inc. shall have obtained a Certificate of Authorization from the Quebec Ministry of the Environment authorizing the extraction of not less than 120,000 tons of mica during any 3 to 4 year period from the Zemex Property located in Boucherville, Quebec.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF ZEMEX

Section 8.01 Conditions Precedent to Completion of Arrangement

The obligation of Zemex to consummate the Arrangement is subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived by Zemex:

(a)	The representations and warranties of Parentco and Subco set forth in Article II shall be true and correct as of the date of this Agreement and shall be true and correct in all material respects on the Closing Date as if made on the Closing Date, except for such representations and warranties made expressly as of a specified date, which shall be true and correct in all material respects as of such date; and Zemex shall have received a certificate signed on behalf of Parentco by an executive officer thereof to such effect dated as of the Closing Date.

(b)	Parentco and Subco shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Parentco and/or Subco prior to or on the Closing Date, and Zemex shall have received a certificate signed on behalf of Parentco by an executive officer thereof to such effect dated as of the Closing Date.

(c)	Immediately prior to the Closing, Parentco shall have caused to be deposited with the Depositary the funds required to be paid to the Depositary pursuant to Section 3.2(d) of the Plan of Arrangement.

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF ALL PARTIES

Section 9.01 Mutual Conditions Precedent

The obligations of Parentco, Subco and Zemex to complete the Arrangement are subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived only with the consent in writing of Parentco and Zemex:

(a)	The Securityholders shall have approved the Arrangement Resolution at the Special Meeting in accordance with the Interim Order and in accordance with any conditions which may be imposed in the Interim Order.

(b)	The Final Order shall have been entered by the Court in form and substance satisfactory to each of Zemex and Parentco, each acting reasonably.

(c)	No temporary restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any federal, state or provincial court (whether domestic or foreign) having jurisdiction and remain in effect.

(d)	There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, before any court or other Governmental Entity, that has a significant likelihood of success, seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement or any other Transaction Document.

(e)	The parties shall have received from CFIUS a letter stating that such committee has reviewed the information submitted to it regarding the proposed transaction, that there are no issues of national security under the Exon-Florio Amendment, and that no action with respect to the transactions contemplated hereby will be taken, or the review, under the appropriate regulations, shall have concluded without any notification that such transactions are to be suspended or terminated.

(f)	On the Effective Date, no cease trade order or similar restraining order that has been entered by the SEC, the OSC or any other securities regulatory authority in relation to the Shares shall be in effect.

ARTICLE X

CLOSING AND TERMINATION

Section 10.01 Closing

(a)	Subject to fulfillment or waiver of the conditions set forth in Articles VII, VIII and IX (other than such conditions as can only be fulfilled at the Closing), unless this Agreement shall have been terminated pursuant to this Article X, the Closing shall occur on the fifth Business Day following the day on which the last of the conditions set forth in Articles VII, VIII and IX (other than such conditions as can only be fulfilled at the Closing) shall have been fulfilled or waived, or at such other date as Parentco and Zemex shall agree. The Closing shall take place at 10:00 a.m., at the offices of Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, or at such other place and time on the Closing Date as the Parties shall mutually agree. Each of the Parties covenants and agrees to give the other Parties notice of the satisfaction of each of the conditions set forth in Articles VII, VIII and IX forthwith after their satisfaction.

(b)	On the Closing Date:

(i)	the Articles of Arrangement shall, if not previously executed and delivered, be executed and delivered by Zemex and filed with the Director; and

(ii)	all remaining Transaction Documents (other than this Agreement and the Support Agreements) which have not been executed and delivered prior to such date shall be executed and placed into escrow, to be released from escrow and delivered to the respective parties thereto concurrent with completion of the transactions provided for at the Closing.

Section 10.02 Termination of this Agreement

This Agreement may be terminated at any time prior to the Effective Time:

(a)	By mutual written consent of Parentco (on its own behalf and on behalf of Subco) and Zemex.

(b)	By Parentco (on its own behalf and on behalf of Subco) or Zemex, if any of the representations and warranties of the other Party (the “Breaching Party”) set forth in this Agreement is untrue or incorrect, and the result thereof has resulted or is likely to result in the failure of the conditions set forth in Section 7.01(a) or 8.01(a), as the case may be, to be satisfied and in such case such failure has not been cured within five Business Days following receipt by the Breaching Party of notice of such breach from the non-breaching Party (the “Non-Breaching Party”).

(c)	By the Non-Breaching Party if any of the covenants of the Breaching Party contained in this Agreement is breached in a material respect, and such breach has not been cured within five Business Days following receipt by the Breaching Party of notice of such breach from the Non-Breaching Party.

(d)	By either Parentco or Zemex if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Arrangement shall have become final and non-appealable.

(e)	By either Parentco or Zemex if the Arrangement Resolution is not approved by the Securityholders in accordance with the Interim Order, or the Final Order is not obtained from the Court.

(f)	By either Parentco or Zemex if the Closing shall not have occurred by July 1, 2003 (the “Termination Date”), provided, however that if the Closing has not been completed by such date because the Special Meeting has not been held because notice of the Special Meeting has not been given to the Securityholders, then Zemex shall not be entitled to terminate this Agreement; provided, further, that if on said date notice of the Special Meeting shall have been given to the Securityholders but the Special Meeting shall not have been held, the Termination Date shall be the tenth Business Day following the date on which the Special Meeting has been held; provided, further, that the right to terminate this Agreement under this Section 10.02(f) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

(g)	By Zemex, if Zemex or any other Zemex Group Member enters into a Competing Transaction Agreement in a manner or in circumstances permitted by Section 5.07 and Zemex has paid or simultaneously with terminating this Agreement pays Parentco the Termination Fee in accordance with Section 10.04 and otherwise complies with Section 5.07 hereof.

(h)	By Parentco, if:

(i)	the Board of Directors withdraws or modifies in a manner adverse to Parentco its approval of this Agreement or the Arrangement or its recommendation to the Securityholders to vote in favour of the Arrangement Resolution or approves or recommends a Competing Proposal or resolves to do any of the foregoing;

(ii)	Zemex or any other Zemex Group Member breaches Section 5.07 hereof in a material respect;

(iii)	Zemex or any other Zemex Group Member enters into a Competing Transaction Agreement to effect a Competing Proposal; or

(iv)	the Board of Directors has not, within five Business Days of receipt of a Competing Proposal, (A) confirmed, following Parentco’s request therefor, in writing to Parentco that it affirms and will not withdraw or modify, in any manner adverse to Parentco, its recommendation that the Securityholders vote in favour of the Arrangement Resolution, and (B) if requested by Parentco, made a public announcement to that effect.

Section 10.03 Certain Effects of Termination

In the event of termination of this Agreement as provided in Section 10.02:

(a)	except as provided in this Section 10.03, this Agreement shall forthwith become void, there shall be no liability on the part of Parentco, Subco, Zemex or any other Zemex Group Member, or any of their respective Affiliates, officers or directors, and all rights and obligations of any Party hereto shall cease;

(b)	each Party, if so requested by the other Party, will return promptly every document furnished to it by, or on behalf of, the other Party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which shall have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions, investors, Advisers and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made (it being understood that for the purposes of this Section 10.03, Parentco and Subco shall be deemed to be a single Party);

(c)	the Parties shall continue to abide by the terms of the Confidentiality Agreement notwithstanding any termination of this Agreement; and

(d)	this Section 10.03 and Sections 10.04 and 10.05 shall survive any termination of this Agreement.

Section 10.04 Termination Fee

(a)	In the event:

(i)	this Agreement is terminated by Zemex pursuant to Section 10.02(g); or

(ii)	Parentco terminates this Agreement in accordance with any of Section 10.02(c) or Section 10.02(h);

then Zemex shall promptly (but not later than the first Business Day following the date (x) on which Zemex enters into a Competing Transaction Agreement, if this Agreement is terminated by Zemex pursuant to Section 10.02(g) or by Parentco pursuant to Section 10.02(h), or (y) on which this Agreement is terminated by Parentco, if this Agreement is terminated by Parentco pursuant to Section 10.02(c)), pay to Parentco (by wire transfer of immediately available funds) a fee (the “Termination Fee”) of $3,000,000.

(b)	Zemex and Parentco each acknowledges that the Termination Fee constitutes liquidated damages which are a genuine pre-estimate of the damages which Parentco will suffer or incur as a result of the event giving rise to such damages and the resultant termination of this Agreement and are not penalties. Zemex irrevocably waives any right it may have to raise a defence that any such liquidated damages are excessive or punitive.

Section 10.05 Walk-Away Fee

In the event Zemex terminates this Agreement in accordance with Section 10.02(c), Parentco shall promptly (but not later than the first Business Day following such termination) pay to Zemex, by wire transfer of immediately available funds, the sum of $3,000,000 (the “Walk-Away Fee”). Parentco and Zemex each acknowledges that the Walk-Away Fee constitutes liquidated damages which are a genuine pre-estimate of the damages which Zemex will suffer or incur as a result of the event giving rise to such damages and the resultant termination of this Agreement and are not penalties. Parentco irrevocably waives any right it may have to raise a defence that any such liquidated damages are excessive or punitive.

Section 10.06 Survival of Representations and Warranties

The representations and warranties of the Parties set forth in Articles II and III shall not survive the Closing.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Further Actions

From time to time, as and when requested by any Party, the other Parties shall execute and deliver, and use all reasonable efforts to cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may reasonably be requested in order to:

(a)	carry out the intent and purposes of this Agreement;

(b)	effect the Arrangement (or to evidence the foregoing); and

(c)	consummate and give effect to the other transactions, covenants, and agreements contemplated by this Agreement.

Section 11.02 Expenses

In the event that the Arrangement and the other transactions contemplated herein are completed in accordance with the terms of this Agreement and the other Transaction Documents, the reasonable legal fees and other costs and expenses, including expenses relating to due diligence, of Parentco and Zemex with respect to the negotiation, execution and delivery of this Agreement, the other Transaction Documents and completion of the Arrangement and the other transactions contemplated thereby and hereby shall be paid by Zemex. In all other events, each Party shall bear its own costs and expenses which are incurred in connection with the transaction contemplated hereby.

Section 11.03 Entire Agreement

This Agreement, the other Transaction Documents, the other instruments to be delivered by the Parties pursuant to the provisions hereof, and the Confidentiality Agreement, constitute the entire agreement between the Parties and shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns. Each Exhibit and the Zemex Disclosure Letter shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions, to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the Parties hereto. The inclusion of any item in the Zemex Disclosure Letter is not necessarily evidence of the materiality of such item for the purposes of this Agreement. The Parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations and warranties made by any Party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement; provided, however, that this sentence and the following sentence shall not apply to any fraudulent misrepresentations. Parentco further acknowledges that it has conducted an independent investigation of the financial condition, assets, liabilities, properties and projected operations of the Zemex Group in making its determination as to the propriety of the transaction contemplated by this Agreement, and in entering into this Agreement, has relied solely on the results of said investigation and on the representations and warranties of Zemex expressly contained in this Agreement and in the Securities Documents.

Section 11.04 Descriptive Headings

The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 11.05 Notices

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier, nationally recognized overnight courier or registered or certified mail, postage prepaid, addressed as follows:

(a)	If to Zemex, to:

Zemex Corporation 95 Wellington Street West Suite 2000 Toronto, ON M5J 2N7 Canada Attention: President and Chief Executive Officer
Facsimile: (416) 365-8094

With copies (which shall not constitute notice) to:

Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario M5L 1B9 Canada

Attention: Jay Kellerman and Mihkel Voore
Facsimile: 416-947-0866

and

Altheimer & Gray 10 S. Wacker Drive Suite 4000 Chicago, Illinois 60606 United States of America

Attention: David W. Schoenberg Facsimile: (312) 715-4987

(b)	If to either of Parentco or Subco, to:

Cementos Pacasmayo S.A.A. Pasaje El Carmen No. 180 Urb. El Vivero de Monterrico, Surco Lima 33 Peru
Attention: President and Chief Executive officer Facsimile: (51) 1-437-5715 with a copy (which shall not constitute notice) to each of:

Becker, Glynn, Melamed & Muffly LLP 299 Park Avenue New York, NY 10171 United States of America

Attention: Robert C. Muffly Fax: (212) 888-0255

and

Cassels Brock & Blackwell LLP 2100 Scotia Plaza 40 King Street West Toronto, Ontario M5H 3Y2 Canada
Attention: Norman Findlay and Jeffrey Roy Fax: (416) 350-6944

Any such notices or communications shall be deemed to have been received: (i) if delivered personally or sent by telecopier (with transmission confirmed) or nationally recognized overnight courier, on the date of such delivery or (ii) if sent by registered or certified mail, on the third Business Day following the date on which such mailing was postmarked. Any Party may by notice change the address to which notices or other communications to it are to be delivered or mailed.

Section 11.06 Governing Law

This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario. Any action, suit or other proceeding initiated by Parentco, Subco or Zemex in connection with this Agreement shall be brought solely in any court in the City of Toronto, having jurisdiction over the subject matter thereof. Parentco, Subco and Zemex hereby submit themselves to the jurisdiction of any such court for the purpose of any such action and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

Section 11.07 Assignability

This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns, provided that this Agreement shall not be assignable otherwise than by operation of law by any Party without the prior written consent of the other Parties, and any purported assignment by any Parties without the prior written consent of the other Party shall be void.

Section 11.08 Remedies

Except to the extent provided in Section 10.04 and 10.05, the Parties acknowledge that the remedy at law for any breach of the obligations undertaken by the Parties is and shall be insufficient and inadequate and that the Parties shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the Parties waive the defense that there is an adequate remedy at law. Without limiting any remedies any Party may otherwise have, in the event any other Party refuses to perform its obligations under this Agreement, the Parties shall have, in addition to any other remedy at law or in equity, the right to specific performance. The Parties agree that the receipt by Parentco of the Termination Fee pursuant to Section 10.04 or the receipt by Zemex of the Walk-Away Fee pursuant to Section 10.05, as the case may be, shall constitute the exclusive remedy of Parentco and Zemex, respectively, for the breaches or events giving rise to its entitlement to receive such Fee.

Section 11.09 Waivers and Amendments

Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 11.10 Illegality

In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the Party for whose benefit the provision exists, be in any way impaired.

Section 11.11 Currency

Except as otherwise set forth herein, all references to amounts of money in this Agreement are to United States Dollars.

Section 11.12 Counterparts

This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all the parties reflected hereon as signatories. Facsimile signatures shall have the same legal effect as manual signatures.

Section 11.13 Parentco Guaranty

(a)	In consideration of the execution by Zemex of this Agreement, Parentco does hereby guarantee to Zemex full and prompt payment and performance of the obligations of Subco as set forth in the Agreement and in the other documents executed by Subco in connection therewith, subject in each case to the limitations set forth therein (which obligations, subject to such limitations, are referred to herein as the “Obligations”), in each case as if the Obligations were direct and primary obligations of Parentco (the “Guaranty”). The Guaranty is a guaranty of payment and performance and not a guaranty of collection.

(b)	Parentco hereby agrees that, except as herein provided, its obligations under the Guaranty shall be unconditional, irrespective of (i) any change in the time, manner or place of payment, time or manner of performance or any other term of the Obligations or (ii) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than payment, performance or satisfaction of the Obligations in full.

(c)	Parentco hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of receivership or bankruptcy of Subco or protest or notice with respect to the Obligations, and all demands whatsoever (and the undersigned shall not require that the same be made on Subco as a condition precedent to Parentco’s obligations hereunder), and covenants that the Guaranty will not be discharged except by complete performance of the Obligations and any other obligations contained in this Section 11.13.

(d)	Zemex is hereby authorized, without notice or demand and without affecting the liability of Parentco hereunder, to, from time to time: (i) extend the time for payment of the Obligations, (ii) accept partial payments on the Obligations and (iii) settle, release, compromise, collect or otherwise liquidate the Obligations, in any manner, without affecting or impairing the obligations of Parentco hereunder, provided that any such settlement, release, compromise, collection or liquidation shall reduce the Obligations pro tanto.

(e)	Parentco consents and agrees that neither Zemex nor any of its Affiliates shall be under any obligation to marshal any assets in favor of Parentco or against or in payment of any or all of the Obligations. Parentco further agrees that, to the extent that Subco, or, following the Effective Time, any Zemex Group Member makes a payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the recipient, its estate, trustee or receiver or any other party, including, without limitation, Parentco, by any court of competent jurisdiction under any Law or equitable cause, then to the extent of such payment or repayment, the Obligation or the part thereof that has been paid, reduced or satisfied by such amount, and Parentco’s obligations under this Guaranty with respect thereto, shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

(f)	Parentco waives all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor and notices of acceptance of the Guaranty, except as required or permitted pursuant to the terms of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.

CEMENTOS PACASMAYO S.A.A.

By:	/s/ Lino Abram Caballerino

Name: Lino Abram Caballerino
Title: Chief Executive Officer

By:	/s/ Ignacio Bustamante Romero

Name: Ignacio Bustamante Romero
Title: Chief Financial Officer

6012639 CANADA INC.

By:	/s/ Lino Abram Caballerino

Name: Lino Abram Caballerino
Title: Chief Executive Officer

By:	/s/ Ignacio Bustamante Romero

Name: Ignacio Bustamante Romero
Title: Chief Financial Officer

ZEMEX CORPORATION

By:	/s/ R. Peter Gillin

Name: R. Peter Gillin
Title: President and Chief Executive Officer

Exhibit A

CERTAIN DEFINITIONS

     “Advisers” when used with respect to any Person, shall mean such Person’s directors, officers, employees, representatives, agents, counsel, accountants, advisers, engineers and consultants, but such term does not include the Board of Directors.

     “Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise).

     “Arrangement” shall mean an arrangement under Section 192 of the CBCA, on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions of this Agreement or Section 6.3 of the Plan of Arrangement, or made at the direction of the Court in the Final Order.

     “Arrangement Resolution” shall mean a special resolution of the holders of Shares and of Zemex Options, voting as a single class, approving the Plan of Arrangement, as required by the Interim Order and applicable Law, substantially in the form of Exhibit A hereto.

     “Articles of Arrangement” shall mean Articles of Arrangement containing the Plan of Arrangement and containing such other provisions as are required under the CBCA.

     “Associate” shall have the meaning ascribed to such term in the Securities Act (Ontario).

     “Board of Directors” shall mean the board of directors of Zemex, as constituted from time to time.

     “Breaching Party” shall have the meaning ascribed to that term in Section 10.02.

     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks located in the City of Toronto are required or permitted to close.

     “Canadian Securities Laws” shall mean the Securities Act (Ontario) and the respective regulations under such legislation together with applicable rules, regulations, published policy statements, national instruments and memoranda of understanding of the Canadian Securities Administrators.

     “CBCA” shall mean the Canada Business Corporations Act, in effect on the date hereof and as amended from time to time prior to the Effective Date.

     “CCRA” shall mean the Canada Customs and Revenue Agency, or any successor thereto.

     “CFIUS” shall mean the Committee on Foreign Investment in the United States or any Governmental Entity that succeeds to its functions.

     “Circular” shall mean the notice of the Special Meeting and the accompanying management proxy circular of Zemex to be sent to Securityholders in connection with the Special Meeting.

     “Closing” shall mean the consummation of the Arrangement in accordance with the provisions of this Agreement.

     “Closing Date” shall mean the date on which the Closing occurs.

     “Competing Proposal” shall have the meaning ascribed to such term in Section 5.07.

     “Competing Transaction Agreement” shall have the meaning ascribed to such term in Section 5.07.

     “Confidentiality Agreement” shall mean the Confidentiality Agreement dated November 21, 2002 made between Parentco and Zemex and all extensions or amendments thereto.

     “Constating Documents” shall mean, with respect to any Person, the certificate or articles of incorporation, by-laws, articles and memorandum of association, letters patent, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, unanimous shareholders agreement or other similar governing documents of such Person, each as amended.

     “Contract” shall mean any contract, lease, agreement, instrument, license, commitment, order or quotation, written or oral.

     “Court” shall mean the Superior Court of Justice of the Province of Ontario.

     “Depositary” shall have the meaning set forth in Section 1.1 of the Plan of Arrangement.

     “Director” shall mean the Director appointed pursuant to Section 260 of the CBCA.

     “Dissent Rights” shall mean the right of dissent in respect of the Arrangement Resolution provided to Shareholders in the Interim Order and in Section 4.1 of the Plan of Arrangement.

     “Dissenting Shareholder” shall mean any Shareholder who dissents from the Arrangement Resolution in compliance with the dissent procedures set forth in the Interim Order and the Plan of Arrangement.

     “Dundee” shall mean The Dundee Bank.

     “Effective Date” shall mean the date shown on the certificate of arrangement to be issued by the Director to give effect to the Arrangement.

     “Effective Time” shall mean 12:01 a.m. (Toronto time) on the Effective Date.

     “Employee Plans” shall mean all plans, arrangements, agreements, programs or policies, whether funded or unfunded, maintained for employees of any Zemex Group Member, excluding the Foreign Plans, and including:

(a)	any employee benefit plan or material fringe benefit plan;

(b)	any retirement savings plan, pension plan or compensation plan, including any defined benefit pension plan, defined contribution pension plan or supplemental pension or retirement income plan;

(c)	any bonus, profit sharing, deferred compensation, incentive compensation, stock compensation, stock purchase, hospitalization, health, drug, dental, legal disability, insurance (including unemployment insurance), vacation pay, severance pay or other benefit plan, arrangement or practice with respect to employees or former employees.

     “Environmental Condition” shall mean and include the presence in the environment (including ambient air, surface water, groundwater or land) of any Hazardous Substance as to which Remedial Action is required under any Environmental Laws or as to which any Liability is currently or in the future imposed on any Zemex Group Member based on the actions, omissions or status prior to the Closing of any Person (or its predecessors) with respect to any Hazardous Substance or reporting with respect thereto.

     “Environmental Laws” shall mean all Laws relating to pollution or protection of the environment, natural resources or human health and safety, in effect on the date hereof, including laws relating to Releases or threatened Releases of Hazardous Substances (including Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Hazardous Substances, including, but not limited to: the Canadian Environmental Protection Act (1999, C-15.31); the Canada Water Act (R.S. 1985, c. C-11); the Canada Wildlife Act (R.S. 1985, c. W-9); the Canadian Fisheries Act (R.S. 1985, c. F-14); the Canadian Hazardous Products Act (R.S. 1985, c. H-3); the Canadian Migratory Birds Convention Act (1994, c. 22); the US Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the US Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the US Clean Water Act, 33 U.S.C. § 1251 et seq.; the US Clean Air Act, 42 U.S.C. § 7401 et seq.; the US Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the US Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the US Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the US Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the US Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the US Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the US Surface Mining Control and Reclamation Act of 1977, 30 U.S.C. § 1201 et seq.; or any similar federal, state, provincial, local or other Laws having jurisdiction over any Zemex Properties or its owners or operators.

     “ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended.

     “ERISA Affiliate” of any entity shall mean any other entity that, together with such entity would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Tax Code.

     “ERISA Affiliate Plan” shall mean an Employee Plan, which is (a) a “pension plan” within the meaning of Section 3(2) of ERISA; and (b) maintained or contributed to by an ERISA Affiliate of any entity.

     “Exon-Florio Amendment” shall mean Section 721 of the United States Defense Production Act of 1950, as amended, and the regulations promulgated thereunder.

     “Fairness Opinion” shall have the meaning ascribed to such term in Section 3.22.

     “Final Order” shall mean the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time before the Effective Time or, if appealed, unless that appeal is withdrawn or denied, as affirmed or as amended on appeal.

     “Fiscal 2002 Financial Statements” shall have the meaning set forth in Section 3.03(b).

     “Foreign Plan” shall mean any plan, arrangement or contract or other program maintained by any Zemex Group Member outside of the United States for the purpose of providing or otherwise making available retirement or other benefits to employees, including group registered retirement savings plans and, where applicable, statutory plans.

     “GAAP” shall mean generally accepted accounting principles in Canada, consistently applied.

     “Governmental Entity” shall mean: (a) any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agent, domestic or foreign; (b) any subdivision, agent, commission, board or authority of any of the foregoing; or (c) any quasi-governmental or private body exercising any regulatory, expropriation or Taxing authority under, or for the account of, any of the foregoing.

     “Hazardous Substance” shall mean any chemical, material or substance in any form, whether solid, liquid, gaseous, semisolid or any combination thereof, whether waste material, raw material, finished product, intermediate product, byproduct or any other material or article, that is listed or regulated under any Environmental Laws as a hazardous substance, toxic substance, waste or contaminant or is otherwise listed or regulated under any Environmental Laws because it poses a hazard to human health or the environment, including petroleum products, asbestos, PCBs, urea formaldehyde foam insulation and lead-containing paints or coatings.

     “holders” shall mean, when used with reference to the securities of any Person, the holders of such securities shown from time to time in the register maintained by or on behalf of such Person in respect of such securities.

     “including” shall mean including, without limitation.

     “Income Tax” shall mean any Tax based on or measured by income (including based on net income, gross income, income as specifically defined, earnings, profits or selected items of income, earnings or profits) and any interest, penalties and additions to tax with respect to any such tax (or any estimate or payment thereof).

     “Insider” shall have the meaning ascribed thereto in Section 3.23.

     “Interim Order” shall mean an interim order of the Court, as it may be amended, providing for, among other things, the calling and holding of the Special Meeting, in form and substance acceptable to all Parties, acting reasonably.

     “IRS” shall mean the Internal Revenue Service of the United States.

     “knowledge”, when applied with reference to the knowledge of Zemex, shall mean the actual knowledge of the directors and executive officers of the Zemex Group, after due inquiry.

     “Law” shall mean all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines having the force of law, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or licence of any Governmental Entity, statutory body (including the Toronto Stock Exchange and the New York Stock Exchange) or self-regulatory authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

     “Liability” of any Person shall mean and include:

(a)	any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured;

(b)	any right against such Person to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to any equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

(c)	any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise).

     “Liens” shall mean liens, encumbrances, licenses, claims, security interests, mortgages, pledges, charges, escrows, options or rights of first refusal or offer.

     “Materially Adverse”, “Material Adverse Change” or “Material Adverse Effect” shall, subject to the remainder of this paragraph, mean, when used with respect to Zemex, the Zemex Group or any Zemex Group Member, a material adverse change in, or a material adverse effect on, the business, properties, assets, liabilities, results of operations or financial condition of the Zemex Group, taken as a whole. Without limiting the generality of the preceding sentence, a Material Adverse Change or Material Adverse Effect shall be deemed to have occurred with respect to an event or change occurring after the date hereof and prior to the Termination Date (as such date may be adjusted pursuant to Section 10.02(f)), if (x) such change or effect does not have a continuing impact on the Zemex Group after the date of occurrence of such event and results in a reduction of the consolidated stockholders’ equity of the Zemex Group as of such date of $1,000,000 or more, or (y) if such change or effect would have a continuing effect on the Zemex Group during the 12 month period commencing May 1, 2003 and it is reasonably likely to result in a reduction of the consolidated stockholders’ equity of the Zemex Group of $1,000,000 or more during such period. Notwithstanding the preceding provisions of this paragraph, the foregoing defined terms shall not include any change or effect attributable to changes in the economy of Canada, the United States or any other country generally, or changes in the industries in which the Zemex Group engages.

     “Option Agreement” shall mean an agreement pursuant to which Zemex Options are granted under the Zemex Option Plans.

     “Optionee” shall mean a holder of a Zemex Option.

     “OSC” shall mean the Ontario Securities Commission.

     “Parties” and “Party” shall mean the parties to this Agreement.

     “Permits” shall have the meaning ascribed to such term in Section 3.15 hereof.

     “Person” shall mean any corporation, partnership, limited liability company or partnership, joint venture, trust, unincorporated association or organization, business, enterprise or other entity, any individual and any Governmental Entity.

     “Plan of Arrangement” shall mean the plan of arrangement substantially in the form and content of Exhibit B hereto, and any amendments or variations thereto made in accordance with this Agreement or Section 6.3 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

     “Principal Securityholders” shall mean Dundee, each director and officer of Zemex and the chief executive officer of any other Zemex Group Member.

     “Release” shall mean any release, spill, leak, discharge, abandonment, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, passive migration, allowing to escape or migrate into or through the environment (including ambient air, surface water, ground water, land surface and subsurface strata or within any building, structure, facility or fixture) of any Hazardous Substance, including the abandonment or discarding of Hazardous Substances in barrels, drums, tanks or other containers, regardless of when discovered.

     “Remedial Action” shall mean any investigation, feasibility study, monitoring, testing, sampling, removal (including removal of underground storage tanks), restoration, clean-up, remediation, closure, site restoration, remedial response or remedial work with respect to any Environmental Condition.

     “Safety Acts” shall have the meaning ascribed to such term in Section 3.16.

     “SEC” shall mean the Securities and Exchange Commission of the United States of America, or any successor agency.

     “Securities Documents” shall have the meaning ascribed to such term in Section 3.03.

     “Securityholders” shall mean the holders of Shares and the holders of Zemex Options.

     “Share” shall mean a common share of the capital of Zemex.

     “Shareholders” shall mean Persons who are holders of issued and outstanding Shares.

     “Securityholder Approval” shall mean the approval of the Arrangement Resolution by the affirmative vote of not less than 66 2/3% of the votes cast by the Securityholders in person or by proxy at the Special Meeting, voting as a single class, as provided in the Interim Order.

     “Special Meeting” shall mean the special meeting of the Securityholders to be called and held to consider and, if thought appropriate, approve the Arrangement Resolution and any and all adjournments or postponements thereof.

     “Subsidiary” shall mean any corporation, corporate entity, partnership or company of which more than fifty per cent (50%) of the outstanding shares or ownership interests ordinarily entitled to elect a majority of the board of directors thereof, or the equivalent thereto (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by Zemex.

     “Superior Proposal” shall have the meaning ascribed to such term in Section 5.07.

     “Support Agreement” shall mean an agreement entered into by a Principal Securityholder, in the form of Exhibit C (in the case of Dundee) and Exhibit D (in the case of each other Principal Securityholder).

     “Tax” shall mean any tax, levy, charge or assessment imposed by or due any Tax Authority, together with any interest, penalties and additions to tax relating thereto, including any of the following:

(a)	any tax on or measured by income;

(b)	any franchise, social security, workers compensation, sales, use and value added tax, goods and services tax or any license or withholding tax; any payroll, employment, social security, unemployment, workers’ compensation, excise, severance, stamp, occupation, premium, windfall profits, alternative or add-on minimum tax; and any customs duties or other taxes;

(c)	any tax on property (real or personal, tangible or intangible, based on transfer or gains);

(d)	any estimate, installment or payment of any of tax described in the foregoing clauses (a) through (c); and

(e)	any interest, penalties and additions to tax with respect to any tax (or any estimate or payment thereof) described in the foregoing clauses (a) through (d).

     “Tax Authority” shall mean CCRA, the tax authority or authorities of, and any Person authorized to receive the payment of Tax on behalf of, any province of Canada or any political subdivision thereof, the IRS, and the Tax authority or authorities of, and any person authorized to receive the payment of Tax on behalf of, any state, territory or possession of the United States of America or any political subdivision thereof, the District of Columbia or Puerto Rico.

     “Tax Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended, and the regulations, rulings and memoranda promulgated thereunder and any case law applicable thereto.

     “Tax Return” shall mean all returns, amended returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax Authority in Canada or the United States.

     “Termination Date” shall have the meaning ascribed to such term in Section 10.02(f).

     “Transaction Documents” shall mean this Agreement, the Plan of Arrangement, the Support Agreements, and the other documents, instruments and agreements executed and delivered pursuant hereto, and “Transaction Document” means any one of them.

     “US Securities Laws” shall mean the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations made thereunder and shall include, to the extent applicable, any state securities or “blue sky” legislation in the United States.

     “Zemex Disclosure Letter” shall mean the disclosure letter provided by Zemex to Parentco detailing exceptions to the representations and warranties set forth herein, which letter is dated and is effective as of the date of this Agreement.

     “Zemex Group” shall mean all of the Zemex Group Members collectively.

     “Zemex Group Member” shall mean Zemex and any of its Subsidiaries.

     “Zemex Option Plan” shall mean the Zemex 1999 Share Option Plan, as amended and restated as of June 29, 2001, that provides for the issuance of options to purchase Shares, and any agreements evidencing options granted under such plan.

     “Zemex Options” shall mean options to purchase Shares which are granted under the Zemex Option Plans, and the related Option Agreements evidencing and setting forth the terms of such grants.

     “Zemex Properties” shall mean all lands and premises which are owned by a Zemex Group Member or leased or subleased from a third party by a Zemex Group Member and all fixtures and improvements on such lands and premises.

     “Zemex Share Purchase Plans” shall have the meaning ascribed to such term in Section 3.13(c)

     “Zemex US” shall mean Zemex US Corporation, a Delaware corporation and wholly-owned subsidiary of Zemex.

EXHIBIT B
PLAN OF ARRANGEMENT

     IN THE MATTER OF THE ARRANGEMENT involving 6012639 Canada Inc. and Zemex Corporation (“Zemex”) and its Securityholders pursuant to section 192 of the Canada Business Corporations Act.

ARTICLE 1
INTERPRETATION

1.1 Definitions

     In this Plan of Arrangement, unless the context otherwise requires:

     “Arrangement” means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set forth in this Plan of Arrangement subject to any amendments or variations thereto made in accordance with section 6.3 of this Plan of Arrangement and section 11.09 of the Arrangement Agreement or made at the discretion of the Court in the Final Order;

     “Arrangement Agreement” means the arrangement agreement made as of March 3, 2003 between Parentco, Subco and Zemex, providing for, among other things, the Arrangement;

     “Arrangement Resolution” means the special resolution of the Securityholders, voting as a single class, approving this Plan of Arrangement, as required by the Interim Order and applicable Law;

     “Articles of Arrangement” means the articles of arrangement containing this Plan of Arrangement and containing such other provisions as are required under the CBCA, to be filed with the Director after the Final Order is made;

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks located in the City of Toronto are required or permitted to close;

     “Cash Proceeds per Share” shall mean U.S.$8.80, cash, subject to adjustment in accordance with section 3.3;

     “CBCA” means the Canada Business Corporations Act, in effect on the date hereof and as amended from time to time prior to the Effective Date;

     “Certificate of Arrangement” means the certificate of arrangement giving effect to the Arrangement, issued by the Director, pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed with the Director;

     “Court” means the Superior Court of Justice of the Province of Ontario;

     “Depositary” means CIBC Mellon Trust Company;

     “Director” means the Director appointed pursuant to section 260 of the CBCA;

     “Dissent Rights” means the right of dissent in respect of the Arrangement Resolution that may be exercised by registered holders of Shares provided in the Interim Order and in section 4.1 hereof;

     “Dissenting Shareholder” means a registered holder of Shares who dissents from the Arrangement Resolution in compliance with the Dissent Rights;

     “Effective Date” means the date shown on the Certificate of Arrangement;

     “Effective Time” means 12.01 a.m. (Toronto Time) on the Effective Date;

     “Final Order” shall mean the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time before the Effective Time or, if appealed, unless that appeal is withdrawn or denied, as affirmed or amended on appeal;

     “Governmental Entity” shall mean: (a) any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agent, domestic or foreign; (b) any subdivision, agent, commission, board or authority of any of the foregoing; or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

     “holders” means, when used with reference to the securities in the capital of any Person, the holders of such securities shown from time to time on the register maintained by or on behalf of such Person in respect of such securities;

     “Interim Order” shall mean an interim order of the Court, as may be amended, in respect of the Arrangement, providing for, among other things, the calling and holding of the Special Meeting;

     “Law” shall mean all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines having the force of law, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or licence of any Governmental Entity, statutory body (including the Toronto Stock Exchange and the New York Stock Exchange) or self-regulatory authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

     “Parentco” means Cementos Pacasmayo S.A.A., a corporation incorporated under the laws of Peru;

     “Person” shall mean any corporation, partnership, limited liability company or partnership, joint venture, trust, unincorporated association or organization, business, enterprise or other entity; any individual; and any Governmental Entity;

     “Plan of Arrangement” means this Plan of Arrangement, as such plan may be amended, modified or supplemented from time to time in accordance with the provisions hereof or section 11.09 of the Arrangement Agreement or at the direction of the Court in the Final Order;

     “Securityholders” shall mean the holders of Shares and the holders of Zemex Options;

     “Shareholders” shall mean Persons who are holders of issued and outstanding Shares;

     “Shares” shall mean common shares in the capital of Zemex;

     “Special Meeting” shall mean the special meeting of the Securityholders called and held to consider and, if thought appropriate, approve the Arrangement Resolution and any and all adjournments or postponements thereof;

     “Subco” means 6012639 Canada Inc., a corporation incorporated under the CBCA and any successor to, or assignee of, Subco;

     “Zemex Options” shall mean options to purchase Shares which are granted under the Zemex Option Plan and the related option agreements evidencing and setting forth the terms of such grant; and

     “Zemex Option Plan” shall mean the 1999 Zemex Share Option Plan as amended and restated as of June 29, 2001, that provides for the issuance of options to purchase Shares, and any agreements evidencing options granted under such Plan.

1.2 Interpretation Not Affected by Headings

     The division of this Plan of Arrangement into Articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement.

1.3 Article References

     Unless the contrary intention appears, references in this Plan of Arrangement to an Article, section, subsection or paragraph by number or letter or both refer to the Article, section, subsection or paragraph, respectively, bearing that designation in this Plan of Arrangement.

1.4 Number and Gender

     In this Plan of Arrangement, unless the contrary intention appears, words importing the singular number only shall include the plural and vice-versa, and words importing the use of any gender shall include all genders.

1.5 Date for Any Action

     If the date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6 Governing Law

     This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ARTICLE 2
PURPOSE AND EFFECT OF THE PLAN OF ARRANGEMENT

2.1 The Arrangement Agreement

     The Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement.

2.2 The Effective Time

     This Plan of Arrangement will, upon filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, become effective in the sequence set out in section 3.2 (except as otherwise provided therein) and will be binding from and after the Effective Time.

2.3 Conditions Precedent

     The implementation of this Plan of Arrangement is expressly subject to the fulfilment or waiver, by the party or parties thereto entitled, of the conditions precedent set out in the Arrangement Agreement.

ARTICLE 3
THE ARRANGEMENT

3.1 Effectiveness

     Subject to the terms of the Arrangement Agreement, this Plan of Arrangement will become effective in the sequence set out in section 3.2 (except as otherwise provided therein) and will be binding from the Effective Time on: (i) Subco (ii) Zemex; (iii) all registered and beneficial owners of Shares; (iv) all registered and beneficial owners of Zemex Options; (v) the registrar and transfer agent in respect of the Shares; and (vi) the Depositary.

3.2 The Arrangement

     On the Effective Date and commencing at the Effective Time, the following shall occur and be deemed to occur in the following order without further act or formality:

(a)	Each Share outstanding immediately prior to the Effective Time (including any Share issued upon the effective exercise of Zemex Options prior to the Effective Date), that is not held by a holder who has validly exercised its Dissent Rights and who is ultimately entitled to be paid the fair value of the Share, shall be deemed to be acquired by Subco for a payment in cash equal to the Cash Proceeds per Share, which payment shall be made upon the presentation and surrender by or on behalf of the holder to the Depositary (acting on behalf of Subco) of the certificate formerly representing Shares as more fully described in section 3.2(d).

(b)	With respect to each Share acquired by Subco in accordance with section 3.2(a):

(i)	the holder thereof shall be deemed to have sold, assigned and transferred to Subco for a cash amount per Share equal to the Cash Proceeds per Share all right, title and interest in and to such Share and in and to any and all dividends, distributions, payments, securities, rights, assets or other interest declared, paid, issued, distributed, made or transferred on or in respect of such Share on and after the Effective Time;

(ii)	the holder thereof shall be deemed to have represented and warranted that:

(A)	it has full power and authority to sell, assign and transfer the Share and has not sold, assigned or transferred or agreed to sell, assign or transfer such Share to any other Person; and

(B)	Subco has acquired good title to such Share, free and clear of all liens, restrictions, charges, encumbrances, claims and equities whatsoever;

(iii)	the holder thereof shall be deemed to have agreed to execute and deliver, upon request, all documents, transfers and other assurances including a letter of transmittal and any required tax forms as may be necessary or desirable to complete the sale, assignment and transfer of the Share to Subco; and

(iv)	the holder thereof shall cease to be the holder of such Share (and the name of such holder shall be removed from the register of holders of Shares) and each certificate formerly representing Shares shall thereafter entitle a holder thereof to receive an amount in cash equal to the product of the number of Shares, represented by such certificate immediately prior to the Effective Time, multiplied by the Cash Proceeds per Share upon the presentation and surrender of such Share certificate to the Depositary, acting on behalf of Subco. No security or instrument or other evidence of indebtedness shall be issued to the holder in respect of the entitlement of such holder of Shares to receive payment of cash as provided herein.

(c)	Notwithstanding the terms of the Zemex Option Plan, or the terms of any agreement evidencing the grant of any Zemex Options, at the Effective Time each outstanding Zemex Option:

(i)	shall vest, notwithstanding that any conditions to such vesting may not have been satisfied;

(ii)	with an exercise price per Share greater than or equal to the Cash Proceeds per Share shall be terminated and Zemex shall cease to have any liability in respect thereof; and

(iii)	with an exercise price per Share less than the Cash Proceeds per Share shall be deemed to be acquired by Subco for a payment in cash equal to the difference between the Cash Proceeds per Share and the exercise price of such Zemex Option and each such Zemex Option shall be thereafter terminated.

(d)	Prior to the Effective Time, Subco shall deposit: (i) the money required for the payment of the purchase price (the “Purchase Price”) for the Shares acquired pursuant to section 3.2(a) of this Plan of Arrangement; and (ii) the money required for the payment of the difference between the Cash Proceeds per Share and the exercise price of the Zemex Options referred to in section 3.2(c)(iii) of this Plan of Arrangement (the “Exercise Proceeds”) for the benefit of and in trust for the holders of the Shares entitled to receive Cash Proceeds per Share for each Share held by them and the holders of Zemex Options entitled to receive Exercise Proceeds, respectively, in a special account with the Depositary to be paid to or to the order of the respective former holders of such Shares and Zemex Options without interest. All such money shall be cash, denominated in U.S. dollars in same day funds payable at Toronto, Ontario. Such money shall not be used for any purpose except as provided in this Plan of Arrangement. Such payment to or to the order of the aforesaid former holders shall be made on presentation and surrender at the principal office of the Depositary in the City of Toronto of: (i) in the case of the former holders of Shares, the certificate(s) representing the Shares which were acquired by Subco pursuant to section 3.2(a) of this Plan of Arrangement, together with a duly completed letter of transmittal; and (ii) in the case of the former holders of Zemex Options, as appropriate, any option agreement evidencing such Zemex Options, if available, and a duly completed letter of transmittal, together in each case with such other documents and instruments, if any, as Subco and/or the Depositary may reasonably require. Upon surrender to the Depositary for transfer to Subco of a certificate which immediately prior to the Effective Time represented Shares in respect of which the holder is entitled to receive cash under the Arrangement, together with a duly completed letter of transmittal, and such other documents and instruments as would have been required to effect the transfer of the Shares formerly represented by such certificate under the CBCA and the by-laws of Zemex and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the Effective Time the Depositary shall deliver to such holder, the amount of cash such holder is entitled to receive under the Arrangement (together with any unpaid dividends or distributions declared on the Shares, if any, prior to the Effective Time) and any certificate so surrendered shall forthwith be transferred to Subco. In the event of a transfer of ownership of such Shares that was not registered in the securities register of Zemex, the amount of cash payable for such Shares under the Arrangement may be delivered to the transferee if the certificate representing such Shares is presented to the Depositary as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Thereafter, Subco shall be fully and completely discharged from its obligation to pay the Purchase Price to the former holders of such Shares and the Exercise Proceeds in respect of the Zemex Options and the rights of such holders shall be limited to receiving, without interest, from the Depositary their proportionate part of the money so deposited on presentation and surrender of the documentation specified above. Any interest on such deposit shall belong to Subco. Any amounts deposited with the Depositary for the payment of the Purchase Price or the Exercise Proceeds which remain unclaimed on the date which is six years from the Effective Date shall be forfeited to Subco and paid over to or as directed by Subco and the holders of Shares and/or Zemex Options shall thereafter have no right to receive the Purchase Price or the Exercise Proceeds.

3.3 Dividends and Distributions

     If Zemex declares, sets aside or pays any dividend on, or makes any other actual, constructive or deemed distribution in respect of any of the Shares, or otherwise makes any payments to the holders of the Shares in their capacity as such, during the period commencing on the date of the Arrangement Agreement and ending upon the Effective Date, Subco may reduce the amount of the Cash Proceeds per Share by any amount it determines in its sole discretion, provided that such discount shall not exceed the amount of such dividend distribution or payment received per Share.

ARTICLE 4
RIGHTS OF DISSENT

4.1 Dissent Rights

Notwithstanding Article 3, each registered holder of Shares is entitled to dissent from the Arrangement Resolution and to be paid the fair value of the Shares held by such holder in respect of which such holder dissents, determined as of the day before the date on which the Arrangement Resolution is passed (and in the event that the Arrangement becomes effective) in connection with the Plan of Arrangement (the “Dissent Right”) provided that such holder complies with section 190 of the CBCA (as modified by the Interim Order, the Final Order and this section 4.1) as if that section (as so modified) was applicable to such registered holders.

Holders of Shares who exercise Dissent Rights and who: (a) are ultimately determined to be entitled to be paid fair value for their Shares shall be deemed to have transferred such Shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances, to the Depositary, acting on behalf of Subco, in consideration of a payment of cash equal to such fair value; or (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Shares, shall have participated and shall be deemed to have participated in the Arrangement, as at the Effective Time, on the same basis as a non-Dissenting Shareholder and shall receive cash consideration in respect of their Shares on the basis set forth in Article 3.

In no case shall Zemex, Subco, the Depositary, the registrar and transfer agent in respect of the Shares or any other Person be required to recognize a Dissenting Shareholder as a holder of Shares after the Effective Time and the name of each Dissenting Shareholder shall be deleted from the register of holders of Shares as at the Effective Time.

ARTICLE 5
CERTIFICATES

5.1 Share Certificates

From and after the Effective Time, until surrendered as contemplated by this section 5.1, each certificate formerly representing Shares that, under the Arrangement, were exchanged or deemed to be exchanged for cash pursuant to section 3.2, shall represent and be deemed, at all times after the Effective Time, to represent only the right to receive upon such surrender an amount per Share equal to the Cash Proceeds per Share in accordance with this Plan of Arrangement.

5.2 Lost Certificates

In the event that any certificate which immediately prior to the Effective Time represented one or more outstanding Shares that was sold and transferred to Subco pursuant to section 3.2(a) hereof shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will pay such Person the cash that such Person would have been entitled to had such share certificate not been lost, stolen or destroyed. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom cash is to be paid shall, as a condition precedent to the payment thereof, give a bond satisfactory to Subco in such sum as Subco may direct or otherwise indemnify the Depositary and Subco in a manner satisfactory to each of them against any claim that may be made against the Depositary or Subco with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 6
GENERAL

6.1 Effectiveness

No portion of this Plan of Arrangement shall take effect with respect to any Person until the Effective Time.

6.2 Paramountcy

From and after the Effective Time (i) this Plan of Arrangement shall take precedence and priority over any and all Shares and Zemex Options issued prior to the Effective Time, (ii) the rights and obligations of the registered holders of Shares and Zemex Options, any trustee or transfer agent therefor, Subco and Zemex shall be solely as provided for in this Plan of Arrangement, and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Shares or Zemex Options shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

6.3 Amendment

(1)	Zemex reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that any such amendment, modification and/or supplement must be contained in a written document which is (i) agreed to by Parentco pursuant to the Arrangement Agreement, (ii) filed with the Court and, if made following the Special Meeting, approved by the Court, and (iii) if so required by the Court, communicated to Securityholders in the manner required by the Court.

(2)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Zemex at any time prior to or at the Special Meeting (provided that Parentco shall have consented thereto), with or without any prior notice or communication, and if so proposed and accepted by the Persons voting at the Special Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3)	Any amendment, modification and/or supplement to this Plan of Arrangement that is approved by the Court following the Special Meeting shall be effective only if: (i) it is agreed to by each of Zemex and Parentco pursuant to the Arrangement Agreement; and (ii) if required by the Court, it is consented to by holders of the Shares and/or the holders of the Zemex Options voting in the manner directed by the Court.

(4)	Any amendment, modification and/or supplement to this Plan of Arrangement may be made by Subco and Zemex after the Effective Date without the approval of the Securityholders provided that: (i) it is agreed to by the parties pursuant to the Arrangement Agreement, and (ii) it concerns a matter which, in the reasonable opinion of Subco and Zemex, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of the Securityholders.

6.4 Termination

At any time up until the time the Final Order is made, but subject to the Arrangement Agreement, Subco and Zemex may mutually determine not to proceed with this Plan of Arrangement, or to terminate this Plan of Arrangement, notwithstanding any prior approvals given at the Special Meeting.

6.5 Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and be deemed to have occurred in the order set out herein, without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to implement this Plan of Arrangement and to further document or evidence any of the transactions or events set out herein.

6.6 Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Plan of Arrangement shall be in writing and shall refer to this Plan of Arrangement and may be made or given by the Person making or giving it or by any agent of such Person authorized for that purpose by personal delivery, by prepaid mail or by telecopier addressed to the respective Parties as follows:

(a)	if to Parentco or Subco:

Cementos Pacasmayo S.A.A. Pasaje El Carmen No. 180 Urb. El Vivero de Monterrico, Surco Lima 33 — Peru

Attention: Lino Abram, Chief Executive Officer
Telephone No.: (#51)-1-317-2000 Telecopier No.: (#51)-1-437-5715

(b)	if to Zemex:

95 Wellington Street West Suite 2000 Toronto, Ontario M5J 2N7

Attention: R. Peter Gillin, President and CEO

Fax: 416-365-8094

(c)	if to a holder of Shares or Zemex Options, to the last known address for such Securityholder as shown on the books maintained by Zemex or its transfer agent.

Any such notice, consent, waiver, direction or other communication shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if prior to 4:00 p.m. at the place of receipt on a Business Day or, if not, on the next Business Day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received on a day other than a Business Day or after 4:00 p.m. at the place of receipt on a Business Day in which case it shall be deemed to have been given and received on the next Business Day. Any such address for service or facsimile number may be changed by notice given as aforesaid.

6.7 Withholding Rights

Notwithstanding any other provision hereof, Zemex, Subco and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to transactions contemplated by this Plan of Arrangement to any holder of Shares or Zemex Options, such amounts as Zemex, Subco or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Shares or Zemex Options, as the case may be, in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder of Shares or Zemex Options exceeds the cash portion of the consideration otherwise payable to the holder, Zemex, Subco and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Zemex, Subco or the Depositary to enable it to comply with such deduction or withholding requirement and Zemex, Subco and the Depositary (as applicable) shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

SCHEDULE B — THE DUNDEE BANK SUPPORT AGREEMENT

March 3, 2003

Cementos Pacasmayo S.A.A.

Pasaje El Carmen No. 180
Urb. El Vivero de Monterrico, Surco
Lima 33 — Peru

Attention: Lino Abram, Chief Executive Officer

Dear Sirs:

Subject: Proposed Arrangement with Zemex Corporation

We refer to the arrangement agreement (the “Arrangement Agreement”) proposed to be entered into between Zemex Corporation (“Zemex”), Cementos Pacasmayo S.A.A. (“Parentco”) and 6012639 Canada Inc. (“Subco”) providing for the acquisition by Subco of all of the issued and outstanding common shares of Zemex (the “Arrangement”).

We represent and warrant that: (i) we beneficially own 3,055,176 common shares of Zemex (the “Securities”) with good and marketable title thereto and free and clear of any encumbrances or any other rights or claims of others; and (ii) we have full power and authority to fulfill our obligations hereunder and doing so will not violate or conflict with applicable law or any agreement instrument or document to which we are party or by which we are bound.

We understand that you wish to have our agreement that we support the Arrangement and will not conduct ourselves in a manner that is inconsistent with the completion with the Arrangement. Accordingly, we covenant and agree that, during the period from the date of this letter to the Letter Termination (as hereinafter defined), we will: (i) not sell, option, transfer or otherwise encumber the Securities or any interest therein; (ii) not solicit a competing transaction or otherwise knowingly take any action of any kind which is reasonably likely to reduce the likelihood of success of the Arrangement; (iii) not grant or agree to grant any proxy or other right to vote the Securities, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of securityholders or give consents or approvals of any kind as to the Securities; (iv) not do indirectly anything that we have agreed not to do directly in this Agreement; and (v) deposit all of the Securities, together with a duly completed and executed letter of transmittal, with the depositary specified in the plan of Arrangement in accordance with the terms thereof.

In addition, we irrevocably covenant and agree in favour of Parentco and Subco that, unless the Letter Termination has occurred: (i) we will vote or to cause to be voted the Securities in favour of the Arrangement and all other matters related thereto including in connection with any separate vote of any sub-group of securityholders that may be required to be taken and of which sub-group we form a part; (ii) we will not exercise any rights of dissent provided under the Arrangement, any applicable laws or otherwise in connection with the Arrangement or any other corporate transaction considered at the Special Meeting of Zemex in connection with the Arrangement.

B-1

Notwithstanding any other provision of this letter, our obligations hereunder shall automatically terminate (the “Letter Termination”): (i) if the Arrangement Agreement is amended without our prior written consent to reduce the amount of the consideration payable thereunder in respect of the Securities; (ii) if the Arrangement Agreement is terminated for any reason; (iii) if the directors of Zemex withdraw their approval of the Arrangement or approve or recommend any Competing Proposal (as defined in the Arrangement Agreement; or (iv) if the representations and warranties of each of Parentco and Subco as set forth in the Arrangement Agreement are not true and correct or Parentco or Subco have not complied with all of their covenants to Zemex contained in the Arrangement Agreement and such non-compliance has not been curred within five business days after receipt of written notice of such non-compliance, delivered by us or Zemex.

We confirm that this letter agreement constitutes our legal, valid and binding obligation and is enforceable against us in accordance with its terms. We also recognize and acknowledge that this Agreement is an integral part of the transactions contemplated in the Arrangement Agreement, that Parentco and Subco will not enter into the Arrangement Agreement unless this Agreement is executed, and accordingly acknowledge and agree that a breach by us of any covenants or other commitments contained in this Agreement will cause Parentco and Subco to sustain injury for which they would not have an adequate remedy at law for money damages. Therefore, we agree that in the event of any such breach, you shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which you may be entitled, at law or in equity and further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or equitable relief.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

We look forward to the successful completion of the Arrangement.

Yours truly,

DUNDEE BANCORP INC.

/S/ Jonathan Goodman	/s/ Daniella Dimitrov
Authorized Signatory	Authorized Signatory

Acknowledged and agreed this 3rd day of March, 2003.

CEMENTOS PACASMAYO S.A.A.

	By:	/s/ Lino Abram Caballerino

Name: Lino Abram Caballerino
Title: Chief Executive Officer

	By:	/s/ Ignacio Bustamante Romero

Name: Ignacio Bustamante Romero
Title: Chief Financial Officer

6012639 CANADA INC.

	By:	/s/ Lino Abram Caballerino

Name: Lino Abram Caballerino
Title: Chief Executive Officer

	By:	/s/ Ignacio Bustamante Romero

Name: Ignacio Bustamante Romero
Title: Chief Financial Officer

B-2

SCHEDULE C — FORM OF OFFICER AND DIRECTOR SUPPORT AGREEMENT

Execution Version

     THIS AGREEMENT is made as of the 3rd day of March, 2003.

AMONG:

The holders of common shares and options to purchase common shares in the capital of Zemex Corporation, a corporation incorporated under the Canada Business Corporations Act (“Zemex”) named on the signature pages to this Agreement and as identified on Schedule A

(individually, a “Principal Securityholder” and collectively, the “Principal Securityholders”)

- and -

Cementos Pacasmayo S.A.A., a corporation organized and existing under the laws of Peru

(“Parentco”)

- and -

6012639 Canada Inc., a corporation incorporated under the laws of Canada and an indirect subsidiary of Parentco

(“Subco”)

     WHEREAS each Principal Securityholder is: the registered and/or direct or indirect beneficial owner of: (i) the issued and outstanding Shares set forth opposite his or her name in Schedule A attached to this Agreement; and/or (ii) the Zemex Options set forth opposite his or her name in Schedule A attached to this Agreement;

     AND WHEREAS Parentco, Subco and Zemex propose to enter into the Arrangement Agreement providing for the Arrangement pursuant to the CBCA, on the terms and conditions set forth in the Arrangement Agreement;

     AND WHEREAS pursuant to the Arrangement, the existing holders of Shares will receive cash proceeds per share of U.S.$8.80 (subject to adjustment in accordance with the Plan of Arrangement) (the “Cash Proceeds per Share”) on the terms and conditions set forth in the Arrangement Agreement;

     AND WHEREAS this Agreement sets out the terms and conditions of the several and not joint agreements of each of the Principal Securityholders (i) to support the Arrangement and to vote the Shares and Zemex Options owned by such Principal Securityholder in favour of the Arrangement Resolution; and (ii) to abide by the restrictions and covenants set forth herein;

     AND WHEREAS each of the Principal Securityholders acknowledges that Parentco and Subco would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Principal Securityholders;

     NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1 – DEFINITIONS

1.1   Definitions. For the purposes of this Agreement (including, without limitation, the recitals hereto) the terms:

“Arrangement” shall mean the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.3 of the Plan of Arrangement, section 11.09 of the Arrangement Agreement or made at the direction of the Court in the Final Order (each as defined in the Arrangement Agreement);

“Arrangement Agreement” shall mean the arrangement agreement dated as of March 3rd, 2003 between Parentco, Subco and Zemex, as it may be amended in accordance with the terms thereof from time to time;

“Arrangement Resolution” shall mean the special resolution of the Securityholders, voting as a single class, approving the Plan of Arrangement, as required by the Interim Order (as defined in the Arrangement Agreement) and applicable law;

“Board of Directors” shall mean the board of directors of Zemex;

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks located in the City of Toronto are required or permitted to close;

“CBCA” shall mean the Canada Business Corporations Act, in effect on the date hereof and as amended from time to time prior to the Effective Date;

“Circular” shall mean the notice of the Special Meeting and accompanying management proxy circular of Zemex, including all schedules thereto, to be sent to the Securityholders in connection with the Special Meeting;

“Competing Proposal” shall have the meaning ascribed to such term in section 5.07 of the Arrangement Agreement;

“Director” shall mean the Director appointed under section 260 of the CBCA;

“Effective Date” shall mean the date shown on the certificate of arrangement to be issued by the Director to give effect to the Arrangement;

“Effective Time” shall mean 12:01 a.m. (Toronto time) on the Effective Date;

“Person” shall mean any corporation, partnership, limited liability company or partnership, joint venture, trust, unincorporated association or organization, business, enterprise or other entity, any individual, and any Governmental Entity (as defined in the Arrangement Agreement);

“Plan of Arrangement” shall mean the plan of arrangement substantially in the form and content of Exhibit B to the Arrangement Agreement, and any amendments or variations thereto made in accordance with the Arrangement Agreement, or section 6.3 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

“Purchase Options” shall mean all Zemex Options held by a Principal Securityholder that are vested and have an exercise price of less than the Cash Proceeds per Share;

“Securityholders” shall mean the holders of Shares and the holders of Zemex Options;

“Securityholder’s Securities” shall mean, in respect of each Principal Securityholder, the number of Shares and Zemex Options set forth opposite the respective Principal Securityholder’s name on Schedule A attached to this Agreement, being all of the Shares and Zemex Options owned by the Principal Securityholder or any Person controlled by the Principal Securityholder and shall further include any Shares and Zemex Options acquired by him or her after the date hereof;

“Shares” shall mean all of the issued and outstanding common shares in the capital of Zemex (including common shares issued upon the exercise of Zemex Options) and includes any shares into which the Shares may be reclassified, subdivided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of such Shares;

“Special Meeting” shall mean the special meeting of the Securityholders to be called and held to consider and, if thought appropriate, approve the Arrangement Resolution and any and all adjournments or postponements thereof;

“Zemex Group” shall mean all of the Zemex Group Members collectively;

“Zemex Group Member” shall mean Zemex and any corporation, corporate entity, partnership or company of which more than fifty per cent (50%) of the outstanding shares or ownership interests ordinarily entitled to elect a majority of the board of directors thereof, or the equivalent thereto (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by Zemex;

“Zemex Options” shall mean options to purchase Shares which are granted under the Zemex Option Plan, and the related option agreements evidencing and setting forth the terms of such grants; and

“Zemex Option Plan” shall mean the 1999 Zemex Share Option Plan, as amended and restated on June 29, 2001, that provides for the issuance of options to purchase Shares, and any agreements evidencing options granted under such Plan.

For the purposes of this Agreement, if the last day of a period of days is not a Business Day, the period shall be extended to the next following day that is a Business Day.

1.2   Number and Gender. Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing gender shall include all genders.

ARTICLE 2 – COVENANTS OF THE PRINCIPAL SECURITY HOLDERS

2.1   General. Each of the Principal Securityholders, severally and not jointly, hereby covenants and agrees in favour of Parentco and Subco that, from the date hereof until the earlier of (i) the Effective Date, and (ii) the termination of the Arrangement Agreement, it will, subject to section 2.2 hereof:

(a)	except as permitted by this Agreement, from the date hereof, not knowingly take any action of any kind which is reasonably likely to reduce the likelihood of success of or delay the completion of the Arrangement, including but not limited to any action to continue, solicit, initiate, assist or encourage inquiries, submissions, proposals or offers from any other Person relating to, and will not continue or participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with or assist or participate in, or facilitate or encourage any effort or attempt with respect to, any Competing Proposal. Notwithstanding the foregoing if an individual Principal Securityholder is also a director of Zemex, the foregoing provisions shall not prevent such Principal Securityholder, when acting solely in his role as a director of Zemex, from acting in a manner consistent with the terms of section 5.07 of the Arrangement Agreement;

(b)	notify Subco promptly upon becoming aware of any Competing Proposal;

(c)	not option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey its Securityholder’s Securities, or any right or interest therein (legal or equitable), to any Person or agree to do any of the foregoing;

(d)	except for the granting of any proxy as contemplated under section 2.3(a) hereof, not grant or agree to grant any proxy or other right to vote its Securityholder’s Securities, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of Securityholders or give consents or approval of any kind as to its Securityholder’s Securities;

(e)	not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to its Securityholder’s Securities pursuant to this section 2.1, including, but not limited to, the sale of any direct or indirect holding company of the Principal Securityholder or the granting of a proxy on the shares of any direct or indirect holding company of the Principal Securityholder which would have, indirectly, the effect prohibited by this section 2.1;

(f)	exercise the voting rights attaching to its Securityholder’s Securities and otherwise use its commercially reasonable efforts in its capacity as a holder of Shares and/or Zemex Options to oppose any proposed action by Zemex, its shareholders, any other Zemex Group Member or any other Person: (i) in respect of any arrangement, merger, sale of Zemex’s or its affiliates’ or associates’ assets, take-over bid, plan of arrangement, reorganization, recapitalization, liquidation or winding-up of, reverse take-over or other business combination or similar transaction involving, Zemex or any other Zemex Group Member other than the Arrangement, or (ii) which might reasonably be regarded as being directed towards or likely to prevent or delay the successful completion of the Arrangement;

(g)	deposit all of its Shares and Purchase Options, together, as appropriate, with a duly completed and executed letter of transmittal, with the depositary specified in the Plan of Arrangement in accordance with the terms thereof;

(h)	if the Principal Securityholder is a director of any Zemex Group Member, upon completion of the Arrangement, resign as a director of such Zemex Group Member at the time and in the manner requested by Subco; and

(i)	except in connection with any exercise of Zemex Options, not purchase or obtain or enter into any agreement or right to purchase any additional Shares from and including the date hereof until the Effective Date.

2.2   Fiduciary Obligations. Each of Parentco and Subco agrees and acknowledges that the Principal Securityholders are bound hereunder solely in their capacity as Securityholders and that the provisions hereof shall not be deemed or interpreted to bind any of them in their capacity as directors of Zemex.

2.3   Voting.

(a)	Each of the Principal Securityholders irrevocably covenants and agrees in favour of Parentco and Subco to vote or to cause to be voted its Securityholders’ Securities in favour of the Arrangement Resolution at the Special Meeting, including in connection with any separate vote of any sub-group of securityholders that may be required to be taken and of which sub-group such Principal Securityholder forms a part. Each of the Principal Securityholders irrevocably covenants and agrees in favour of Parentco and Subco that unless the Arrangement Agreement is terminated in accordance with its terms:

(i)	no later than five days prior to the date of the Special Meeting it shall deliver or cause to be delivered (including by instructing the participant in the book entry system operated by The Canadian Depository for Securities Limited through which it holds its Shares to arrange for such delivery) to Zemex, with a copy to Subco concurrently, a duly executed proxy or proxies directing the holder of such proxy or proxies to vote in favour of the Arrangement;

(ii)	such proxy or proxies shall name such individuals as may be designated by Subco; and

(iii)	such proxy or proxies will not be revoked without the written consent of Subco.

(b)	Each of the Principal Securityholders covenants that it will not exercise any rights of dissent provided under the Plan of Arrangement, any applicable laws or otherwise in connection with the Arrangement Resolution or any other corporate transaction considered at the Special Meeting.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of the Principal Securityholders. Each of the Principal Securityholders, severally and not jointly, represents, warrants and covenants to and with Parentco and Subco solely with regard to itself and its holdings of Shares and Zemex Options and not with regard to any other Principal Securityholder and its holdings and acknowledges that Parentco and Subco are relying upon such representations and warranties in entering into this Agreement that:

(a)	Authorization. The Principal Securityholder has all necessary power, authority, capacity and right to enter into this Agreement and to complete the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Principal Securityholder and constitutes a legal, valid and binding obligation of the Principal Securityholder enforceable by Parentco and Subco against the Principal Securityholder in accordance with its terms, subject only to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(b)	Ownership of Shares. The Principal Securityholder is the sole beneficial owner of the Securityholder’s Securities as listed next to such Principal Securityholder’s name on Schedule A, and the Securityholder’s Securities so listed constitute all of the Shares and Zemex Options owned or controlled, directly or indirectly, by the Principal Securityholder.

The Principal Securityholder has the exclusive right to dispose of the Securityholder’s Securities as provided in this Agreement and the Principal Securityholder is not a party to, bound or affected by or subject to, any charter or by-law provision, statute, regulation, judgement, order, decree or law which would be violated, contravened, breached by, or under which default would occur as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

(c)	Good Title. The Securityholder’s Securities to be acquired by Subco from the Principal Securityholder pursuant to the Arrangement will be acquired with good and marketable title, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever.

(d)	No Agreements. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, to which the Principal Securityholder is a party, for the purchase, requisition or transfer from the Principal Securityholder of any of its Securityholder’s Securities, or any interest therein or right thereto, except pursuant to this Agreement.

(e)	Voting. The Principal Securityholder has not previously granted or agreed to grant any ongoing proxy in respect of its Securityholder’s Securities or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to its Securityholder’s Securities.

(f)	Consents. No consent, waiver, approval, authorization, exemption, registration, license or declaration of or by, or filing with, or notification to any governmental administrative or regulatory authority is required to be made or obtained by the Principal Securityholder in connection with (i) the execution and delivery by the Principal Securityholder and enforcement against the Principal Securityholder of this Agreement or (ii) the consummation of any transactions by the Principal Securityholder provided for herein except for, in either case, those consents referred to in the Arrangement Agreement, and the filing of insider trading reports under applicable securities legislation.

(g)	Residency. Except as set forth on each Principal Securityholder’s signature page to this Agreement, the Principal Securityholder is a resident of Canada for the purposes of the Income Tax Act (Canada).

(h)	Non-Arm’s Length Transactions. There does not exist any guarantee or obligation or any agreement, understanding or commitment giving rise to any guarantee or obligation, financial or otherwise, on the part of Zemex or any other Zemex Group Member to the Principal

Securityholder or any affiliate of the Principal Securityholder (or any associates or insiders of any of the foregoing) other than pursuant to: (i) any Zemex Option agreements, (ii) any indemnification obligation owed by Zemex or any other Zemex Group Member to any Principal Securityholder in its capacity as a director or officer of Zemex or any other Zemex Group Member; (iii) any employment agreement to which any Principal Securityholder may be party; and (iv) any obligation on the part of Zemex or any other Zemex Group Member to make any payment in the ordinary course of any directors’ fees or in respect of reimbursement of expenses in the ordinary course which, in either case, have been approved by the Board of Directors. Except as disclosed in writing to Parentco by the Principal Securityholder or Zemex, there are no loans to the Principal Securityholder or any affiliate of the Principal Securityholder (or any associates or insiders of any of the foregoing) by Zemex or any other Zemex Group Member.

     3.2   Representations and Warranties of Parentco and Subco. Parentco and Subco, jointly and severally, hereby represent and warrant to the Principal Securityholders that:

(a)	Parentco is a corporation validly existing under the laws of Peru and Subco is a corporation validly existing under the Canada Business Corporations Act;

(b)	Parentco and Subco each have all requisite power and authority to enter into this Agreement and the Arrangement Agreement and to perform their respective obligations hereunder and thereunder;

(c)	this Agreement and the Arrangement Agreement have been duly authorized by the boards of directors of Parentco and Subco and, upon the due execution and delivery by the other parties thereto, this Agreement and the Arrangement Agreement shall be valid and binding agreements enforceable by each Principal Securityholder against Parentco and Subco in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgements and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought; and

(d)	the execution of this Agreement and the Arrangement Agreement and the consummation of the transactions contemplated hereunder and thereunder, including the Arrangement, do not and will not, with notice or lapse of time or both, violate any provision of the charter documents of Subco or Parentco or any material agreement by which Subco or Parentco or any of their respective assets, rights or properties are bound.

ARTICLE 4 – TERMINATION

4.1   Termination by Principal Securityholders. Each Principal Securityholder, when not in default in the performance of its obligations under this Agreement, may, without prejudice to any other rights, terminate its obligations under this Agreement by written notice to Parentco and Subco if:

(a)	the Arrangement Agreement has been terminated;

(b)	the representations and warranties of each of Parentco and Subco as set forth in the Arrangement Agreement and in this Agreement are not true and correct; or

(c)	following the mailing of the Circular, Parentco or Subco has not complied, in any material respect, with all of its covenants to Zemex contained in the Arrangement Agreement or to the Principal Securityholder in this Agreement and such non-compliance has not been cured within five Business Days after receipt of written notice of such non-compliance delivered by Zemex or the Principal Securityholder.

4.2   Termination by Parentco and Subco. Parentco and Subco, when not in default in the performance of their obligations under this Agreement, may, without prejudice to any other rights, terminate this Agreement by notice to the Principal Securityholder if the Arrangement Agreement is terminated in accordance with its terms.

4.3   Effect of Termination. In the case of any termination of this Agreement pursuant to this Article 4, this Agreement shall be of no further force and effect. Such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

ARTICLE 5 – GENERAL

5.1   Co-operation/Further Assurances. Parentco and Subco, on the one hand, and each of the Principal Securityholders, acting individually on the other hand, agree to cooperate in good faith and to take all commercially reasonable steps and actions after the date hereof, as are not adverse to the party requested to take any such step or action, to complete the Arrangement in accordance with the provisions of the Arrangement Agreement and the Plan of Arrangement. The Principal Securityholders, Parentco and Subco, will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other parties may, either before or after the Effective Date, reasonably require and at the requesting party’s cost to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.2   Survival of Representations and Warranties. Unless this Agreement is terminated pursuant to section 4.1 or 4.2: (i) the representations and warranties of the Principal Securityholders contained in sections 3.1 (b) — 3.1 (f) shall survive indefinitely, (ii) the other representations and warranties of the Principal Securityholders contained herein shall survive for a period of two years after the date of this Agreement. and (iii) the representations and warranties of Parentco and Subco contained in section 3.2 shall survive indefinitely. No investigations made by or on behalf of Parentco and Subco or any of their authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty or covenant made by a Principal Securityholder in or pursuant to this Agreement.

5.3   Disclosure. Except as required by applicable laws or regulations, or as required by any competent governmental, judicial or other authority, or in accordance with the requirements of any stock exchange, including without limitation any such laws, regulations or requirements in respect of the Circular, no Principal Securityholder shall make any public announcement or statement with respect to this Agreement or the Arrangement without the prior written approval of Parentco and Subco.

5.4   Assignment. This Agreement shall not be assignable by any party hereto without the written consent of the other parties, which may be unreasonably withheld, provided, however, that Parentco may assign this Agreement to a subsidiary, provided, however, Parentco shall not be released from its obligations to the Principal Securityholder hereunder without their his or her prior written consent.

5.5   Time. Time shall be of the essence.

5.6   Currency. Except where specifically indicated to the contrary, all sums of money referred to in this Agreement are stated in United States dollars.

5.7   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any action, suit or proceeding initiated in connection with this Agreement shall be brought solely in any Court in the City of Toronto having jurisdiction over the subject matter thereof. Each Principal Securityholder, Parentco and Subco hereby submit themselves to the jurisdiction of any such Court for the purpose of any such action and agree that the service of process on them in any such action may be effected by the means by which notices are to be given under this Agreement.

5.8   Entire Agreement. This Agreement, including the schedules hereto, constitutes the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

5.9   Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

5.10   Notices. Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered or telecopied in the case of Parentco and Subco, addressed as follows:

Cementos Pacasmayo S.A.A. Pasaje El Carmen No. 180 Urb. El Vivero de Monterrico, Surco Lima 33 – Peru

Attention: Lino Abram, Chief Executive Officer Telephone No.: (#51)-1-317-2000 Telecopier No.: (#51)-1-437-5715

with a copy, which shall not constitute notice, to:

Cassels Brock & Blackwell LLP 2100, 40 King Street West Toronto, Ontario M5H 3C2

Attention: Jeffrey P. Roy Telephone No.: (416) 860-6616 Telecopier No.: (416) 640-3164

and in the case of a Principal Securityholder to its address indicated on its signature page to this Agreement or to such other address as the relevant party may from time to time advise by notice in writing given pursuant to this section. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery or telecopy (if during normal business hours or, if not, the next day).

5.11   Specific Performance and other Equitable Rights. Each of the parties recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Arrangement Agreement, that Parentco and Subco would not enter into the Arrangement Agreement unless this Agreement was executed, and accordingly acknowledges and agrees that a breach by a party of any covenants or other commitments contained in this Agreement will cause any of the other parties to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with obtaining any injunction or other equitable relief.

5.12   Expenses. Each of the parties shall pay its legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

5.13   Counterparts. This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be effected by means of a telecopied transmission.

5.14   Effectiveness. This Agreement shall not be effective until the Arrangement Agreement has been executed by Zemex, Parentco and Subco.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

CEMENTOS PACASMAYO S.A.A.

By:

6012639 CANADA INC.

By:

Agreed and accepted as of this 3rd day of March, 2003.

(Print Name of Principal Securityholder)

(Signature of Principal Securityholder or Authorized Signatory)

Canadian Resident Y ☐ N ☐ (check one)

Address:

Telephone:

Facsimile:

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

SCHEDULE A

Principal Securityholder	Number of Shares Held	Number of Options Held

R. Peter Gillin	1,000	37,500
Allen J. Palmiere	5,520	105,000
Peter J. Goodwin, Jr.	29,166	90,000
Terrance J. Hogan	58,990	77,000
John M. Donovan	12,346	32,500
Morton Cohen	293,886	37,500
Paul A. Carroll	12,050	30,000
Peter Lawson-Johnston	74,518	37,500
William J. vanden Heuvel	20,022	37,500
Garth A.C. MacRae	0	37,500
Jonathan C. Goodman	0	37,500

SCHEDULE D — FAIRNESS OPINION

March 3, 2003

The Special Committee of the Board of Directors
Zemex Corporation
95 Wellington Street West
Suite 200
Toronto, Ontario
M5J 2N7

To the Special Committee:

TD Securities Inc. (“TD Securities”) understands that Zemex Corporation (“Zemex” or the “Company”) has entered into an agreement dated March 3, 2003, (the “Arrangement Agreement”) with Cementos Pacasmayo S.A.A. (“Pacasmayo”) pursuant to which Pacasmayo, through a subsidiary, will acquire all of the issued and outstanding common shares (the “Common Shares”) of Zemex at a price of US$8.80 per share in cash (the “Consideration”), on and subject to certain terms and conditions (the “Arrangement”).

TD Securities further understands that The Dundee Bank (“Dundee”) and directors and senior officers of Zemex (the “Insiders”), who collectively hold approximately 46% of the fully diluted number of Common Shares, have entered into agreements (the “Support Agreements”) with Pacasmayo pursuant to which Dundee and the Insiders have agreed, subject to certain conditions, to vote their Common Shares and options to purchase Common Shares in favour of the Arrangement.

TD Securities also understands that a committee (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company has been constituted for, among other things, the purpose of considering the Arrangement and making a recommendation thereon to the Board of Directors. The specific terms and conditions of the Arrangement will be more fully described in a management proxy circular (the “Circular”), which will be mailed to holders of Common Shares (the “Shareholders”) in connection with the Arrangement.

ENGAGEMENT OF TD SECURITIES BY THE SPECIAL COMMITTEE

TD Securities was engaged by the Special Committee pursuant to an engagement agreement (the “Engagement Agreement”) dated February 27, 2003, to provide financial advice to the Company and the Special Committee in connection with the Arrangement (the “Engagement”), including the preparation and delivery to the Special Committee of TD Securities’ opinion (the “Fairness Opinion”) as to the fairness, from a financial point of view, of the Consideration to be received pursuant to the Arrangement by the Shareholders. TD Securities has not prepared a valuation of the Company or any of its securities or assets and the Fairness Opinion should not be construed as such.

The terms of the Engagement Agreement provide that TD Securities is to be paid fees for the delivery of the Fairness Opinion notwithstanding that Zemex may not complete the Arrangement. In addition, the Company has agreed to reimburse TD Securities for its reasonable out-of-pocket expenses and to indemnify TD Securities, in certain circumstances, against certain expenses, losses, claims, actions, damages and liabilities incurred in connection with the provision of its services.

The Fairness Opinion may not be published, reproduced, disseminated, quoted from or referred to without the express written consent of TD Securities, save as hereinafter provided. Subject to the terms of the Engagement Agreement, TD Securities consents to the inclusion of the Fairness Opinion in its entirety, with a summary thereof, in a form acceptable to TD Securities, in the Circular to be mailed to Shareholders in connection with the Arrangement and to the filing thereof, as necessary, by Zemex with the securities commissions or similar regulatory authorities in Canada and the United States.

RELATIONSHIP WITH INTERESTED PARTIES

Neither TD Securities nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of the Company, Pacasmayo, or any of their respective affiliates (collectively, the “Interested Parties”). Except as financial advisor to the Special Committee and the Board of Directors, neither TD Securities nor any of its affiliates is an advisor to any of the Interested Parties with respect to the Arrangement.

TD Securities and its affiliates have not been engaged to provide any financial advisory services or act as lead or co-lead underwriter of securities of the Company or any Interested Party during the 24 months preceding the date on which TD Securities was first contacted in respect of the Engagement.

Other than the Engagement Agreement, no understandings or agreements exist between TD Securities and the Company or any Interested Party with respect to future financial advisory or investment banking business. TD Securities may in the future, in the ordinary course of its business, perform financial advisory or investment banking services for the Company or any Interested Party, and The Toronto-Dominion Bank, the parent company of TD Securities, may provide banking services to the Company or any Interested Party.

TD Securities acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have and may in the future have positions in the securities of any Interested Party and, from time to time, may have executed or may execute transactions on behalf of such companies or other clients for which it may have received or may receive compensation. As an investment dealer, TD Securities conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including matters with respect to the Arrangement, the Company, or other Interested Parties.

CREDENTIALS OF TD SECURITIES

TD Securities is a Canadian investment banking firm with operations in a broad range of activities, including corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading, investment management and investment research. TD Securities has participated in a significant number of transactions involving public and private companies and has extensive experience in preparing fairness opinions.

The Fairness Opinion is the opinion of TD Securities and its form and content have been approved by a committee of senior investment banking professionals of TD Securities, each of whom is experienced in merger, acquisition, divestiture, valuation and fairness opinion matters.

SCOPE OF REVIEW

In connection with the Fairness Opinion, TD Securities reviewed and relied upon (without attempting to verify independently the completeness or accuracy of) or carried out, among other things, the following:

1.	a draft of the Arrangement Agreement dated February 17, 2003;

2.	audited financial statements of the Company for the four years ended December 31, 1999, 2000, 2001 and 2002;

3.	unaudited interim financial statements of the Company for the three month periods ended March 31, 2001, June 30, 2001, September 30, 2001, March 31, 2002, June 30, 2002, and September 30, 2002;

4.	Form 10-K of the Company for each of the three years ended December 31, 1999, 2000 and 2001;

5.	notices of annual meetings of shareholders and management proxy circulars of the Company for the three years ended December 31, 1999, 2000 and 2001;

6.	the Company’s 2003 budget and unaudited projected financial statements for the Company and its major operating divisions and subsidiaries prepared by management of the Company for the years ending December 31, 2004, through December 31, 2006;

7.	discussions with senior management of the Company and its major operating divisions and subsidiaries with respect to the information referred to above and other issues deemed relevant;

8.	discussions with members of the Special Committee;

9.	information relating to previous offers for the purchase of individual assets of the Company;

10.	various research publications prepared by equity research analysts regarding selected public companies considered relevant;

11.	public information relating to the business, operations, financial performance and stock trading history of the Company and other selected public companies considered relevant;

12.	public information with respect to certain other transactions of a comparable nature considered relevant;

13.	representations contained in a certificate dated as of the date hereof from senior officers of the Company; and

14.	such other corporate, industry, and financial market information, investigations and analyses as TD Securities considered necessary or appropriate in the circumstances.

TD Securities has not, to the best of its knowledge, been denied access by the Company to any information requested by TD Securities.

ASSUMPTIONS AND LIMITATIONS

With the Special Committee’s acknowledgement and agreement as provided for in the Engagement Agreement, TD Securities has relied upon the accuracy, completeness and fair representation of all data and other information obtained by it from public sources or provided to it by the Company and its personnel, advisors, or otherwise, including the certificate identified below (collectively, the “Information”). The Fairness Opinion is conditional upon such accuracy, completeness and fair representation. Subject to the exercise of professional judgment, and except as expressly described herein, TD Securities has not attempted to verify independently the accuracy or completeness of any of the Information.

With respect to the budgets, forecasts, projections or estimates provided to TD Securities and used in its analyses, TD Securities notes that projecting future results is inherently subject to uncertainty. TD Securities has assumed, however, that such budgets, forecasts, projections and estimates were prepared using the assumptions identified therein which, in the opinion of the Company, are reasonable in the circumstances.

Senior officers of the Company have represented to TD Securities in a certificate dated March 3, 2003, that (i) to the best of their knowledge, after due inquiry, information and belief, there are no facts, public or otherwise, not provided to TD Securities relating to the Company which would reasonably be expected to affect materially the Fairness Opinion; (ii) with the exception of forecasts, projections or estimates referred to in subparagraph (iv) below, the Company’s data and information as filed on SEDAR or EDGAR and the information and data provided to TD Securities by or on behalf of the Company in respect of the Company and its subsidiaries in connection with the Arrangement is or, in the case of historical information and data, was, at the date of preparation, true, complete and accurate in all material respects and no additional material, data or information would be required to make the information and data provided to TD Securities not misleading in light of the circumstances in which it was provided; (iii) to the extent that any of the information and data identified in subparagraph (ii) above is historical, there have been no changes in any material facts or new material facts since the respective dates thereof which have not been disclosed to TD Securities; (iv) any portions of the information and data provided to TD Securities (or filed on SEDAR or EDGAR) which constitute forecasts, projections or estimates were prepared using the assumptions identified therein, which, in the opinion of the Company, are reasonable in the circumstances; (v) after reasonable inquiry, they are not aware of the existence of, and there are no, prior valuations (as defined in Ontario Securities Commission Rule 61-501) of Zemex, or any material property of Zemex or any of its subsidiaries, made in the preceding 24 months which have not been disclosed to TD Securities; (vi) there have been no offers for, or transactions involving, the securities of the Company, or any material property or assets owned by the Company or any of its subsidiaries during the preceding 24 months which have not been disclosed to TD Securities; (vii) the Company has complied in all material respects with the Engagement Agreement; (viii) to the best of their knowledge, information and belief, after due inquiry, there is no plan or proposal for any material change (as defined in the Securities Act (Ontario)) in the affairs of the Company which has not been disclosed to TD Securities; (ix) to the best of their knowledge, information and belief, after due inquiry, there is no material non-public information concerning the Company, its securities or its subsidiaries or affiliates or their respective assets, liabilities, prospects, business affairs or condition (financial or otherwise) that has not been disclosed to TD Securities.

In preparing the Fairness Opinion, TD Securities has made several assumptions, including that all final versions of documents will conform in all material respects to the drafts provided to TD Securities, conditions precedent to the completion of certain steps in the Arrangement can be satisfied in due course, all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse condition or qualification, the procedures being followed to implement the Arrangement are valid and effective, all required documents will be distributed to the Shareholders in accordance with the applicable laws, and the disclosure in such documents will be accurate in all material respects and will comply, in all material respects, with the requirements of all applicable laws. In its analysis in connection with the preparation of the Fairness Opinion, TD Securities made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of TD Securities, the Company, or any party involved in the Arrangement.

The Fairness Opinion is addressed to the Special Committee and is not intended to be, and does not constitute, a recommendation that any Shareholder vote their Common Shares in favour of the Arrangement. Further, the Fairness Opinion does not address the relative merits of the Arrangement as compared to other transactions or business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Arrangement. The Fairness Opinion is rendered as of March 3, 2003, on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of the Company and its respective divisions, subsidiaries and affiliates as they were reflected in the Information provided to TD Securities. Any changes therein may affect the Fairness Opinion and, although TD Securities reserves the right to change or withdraw the Fairness Opinion in such event, it disclaims any undertaking or obligation to advise any person of any such change that may come to its attention, or update the Fairness Opinion after such date. TD Securities was not authorized to solicit, and did not solicit, interest from any other party with respect to the acquisition of Common Shares or other securities of the Company, or any business combination or other extraordinary transaction involving the Company, nor did TD Securities negotiate with Pacasmayo or any other party in connection with any such transaction involving the Company. In addition, TD Securities was not requested to and did not review any legal, accounting or tax aspects of the Arrangement.

The preparation of the Fairness Opinion was a complex process and is not necessarily amenable to partial analysis or summary description. TD Securities believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create an incomplete view of the process underlying the Fairness Opinion. Accordingly, this Fairness Opinion should be read in its entirety.

CONCLUSION

Based upon and subject to the foregoing, TD Securities is of the opinion that, as of March 3, 2003, the Consideration pursuant to the Arrangement is fair, from a financial point of view, to the Shareholders.

Yours very truly,

TD SECURITIES INC.

SCHEDULE E — NOTICE OF APPLICATION FOR FINAL ORDER

Court File No. 03-CL-4921

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

IN THE MATTER OF an application under section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, and Rules 14.05(2) and 14.05(3)(f) of the Rules of Civil Procedure

AND IN THE MATTER OF a proposed Plan of Arrangement respecting Zemex Corporation

ZEMEX CORPORATION

Applicant

NOTICE OF APPLICATION

TO ALL HOLDERS OF COMMON SHARES AND ALL HOLDERS OF OPTIONS TO PURCHASE COMMON SHARES OF ZEMEX CORPORATION:

     A LEGAL PROCEEDING HAS BEEN COMMENCED by the Applicant. The claim made by the Applicant appears on the following page.

     THIS APPLICATION will come on for a hearing on Wednesday, May 7, 2003, at 10:00 a.m., at 393 University Avenue, 8th Floor, Toronto, Ontario M5G 1E6.

     IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a Notice of Appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the Applicant’s lawyer or, where the Applicant does not have a lawyer, serve it on the Applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

     IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your Notice of Appearance, serve a copy of the evidence on the Applicant’s lawyer or, where the Applicant does not have a lawyer, serve it on the Applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not later than 2 days before the hearing.

     IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.

Date March 25, 2003	Issued by Address of court office	/s/ J. Doria Local registrar 393 University Avenue 10th Floor Toronto, Ontario M5G 1E6

TO:	CASSELS BROCK & BLACKWELL LLP Barristers and Solicitors 2100 Scotia Plaza 40 King Street West Toronto, Ontario M5H 3Y2 Canada

Robert B. Cohen LSUC #32187D Tel: (416) 869-5425 Fax: (416) 350-6929

Solicitors for 6012639 Canada Inc.

AND TO:	DIRECTOR under the Canada Business Corporations Act Corporations Directorate Industry Canada 9th Floor, Jean Edmonds Tower South 365 Laurier Avenue West Ottawa, Ontario K1A 0C8

Attention: Jean Turner Tel: (613) 941-4550 Fax: (613) 941-5781

AND TO:	ALL HOLDERS OF COMMON SHARES AND ALL HOLDERS OF OPTIONS TO PURCHASE COMMON SHARES OF ZEMEX CORPORATION

APPLICATION

1.	The applicant makes application for:

a)	an interim order (the “Interim Order”) for advice and directions under subsection 192(4) of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (“CBCA”);

b)	a final order (the “Final Order”) under section 192 of the CBCA approving the plan of arrangement (the “Arrangement”) proposed under the terms of an arrangement agreement dated March 3, 2003 among the Applicant, Zemex Corporation (“Zemex”), Cementos Pacasmayo S.A.A. and its Canadian subsidiary, 6012639 Canada Inc. (“6012639”); and

c)	such further and other relief as to this Honourable Court seems just.

2.	The grounds for the application are:

a)	Zemex is a corporation incorporated under and governed by the CBCA;

b)	Zemex wishes to effect a fundamental change in the nature of an arrangement under the provisions of the CBCA;

c)	in these circumstances, Zemex may apply to the Court for an order approving a proposed arrangement;

d)	under the Arrangement, 6012639 will acquire Zemex;

e)	the Arrangement will benefit, is in the best interests of and is fair and reasonable to the shareholders and optionholders of Zemex;

f)	the Arrangement will not prejudice the creditors of Zemex;

g)	it is impracticable to effect the transaction involving Zemex and 6012639 in any corporate structure other than an arrangement under section 192 of the CBCA;

h)	Zemex is not an insolvent corporation within the meaning of the CBCA;

i)	a copy of the Notice of Application and Interim Order will be sent to all holders of common shares of Zemex and holders of options to acquire common shares of Zemex;

j)	section 192 of the CBCA;

k)	Rules 14.05(2), 14.05(3)(f) and 17.02 of the Rules of Civil Procedure; and

l)	such further and other grounds as counsel may advise and this Honourable Court may permit.

3.	The following documentary evidence will be used at the hearing of the application:

a)	The Affidavit of R. Peter Gillin, sworn March 24, 2003, and the exhibits thereto;

b)	A supplementary affidavit of R. Peter Gillin, to be sworn following the special meeting, and the exhibits thereto; and

c)	Such further and other material as counsel may provide and this Honourable Court may permit.

March 25, 2003	Stikeman Elliott LLP Barristers & Solicitors Commerce Court West 53rd Floor, P.O. Box 85 Toronto, Canada M5L 1B9

Eliot N. Kolers LSUC #38304R Tel: (416) 869-5637 Fax: (416) 947-0866

Solicitors for the Applicant

IN THE MATTER OF an application under section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, and Rules 14.05(2) and 14.05(3)(f) of the Rules of Civil Procedure	AND IN THE MATTER OF a proposed Plan of Arrangement respecting ZEMEX CORPORATION Applicant	Court File No. 03-CL-4921 ONTARIO SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST)

Proceeding commenced at Toronto

NOTICE OF APPLICATION

Stikeman Elliott LLP Barristers and Solicitors 5300 Commerce Court West 199 Bay Street, P.O. Box 85 Toronto, Canada M5L 1B9

Eliot N. Kolers Tel: (416) 869-5637 Fax: (416) 947-0866

Solicitors for the Applicant

SCHEDULE F – ARRANGEMENT RESOLUTION

A.	CBCA Arrangement

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (“CBCA”) involving Zemex Corporation (“Zemex”), Cementos Pacasmayo S.A.A. and 6012639 Canada Inc., as more particularly described and set forth in the Management Proxy Circular (the “Circular”) of Zemex accompanying the Notice of this Meeting (as the Arrangement may have been amended, modified or supplemented) is hereby authorized, approved and adopted.

2. The plan of arrangement (the “Plan of Arrangement”) involving Zemex and 6012639 Canada Inc., the full text of which is set out in Exhibit B to Schedule A to the Circular, as the same may be amended, modified or supplemented pursuant to the provisions thereof, be and is hereby authorized, approved and adopted.

3. Notwithstanding the passing of this special resolution by the shareholders and optionholders of Zemex or the approval of the Superior Court of Justice of the Province of Ontario (the “Court”), the directors of Zemex are hereby authorized and empowered (i) to amend the arrangement agreement dated as of March 3, 2003 among Zemex, Cementos Pacasmayo S.A.A. and 6012639 Canada Inc, (the “Arrangement Agreement”) or the Plan of Arrangement to the extent permitted thereby, and (ii) without further notice to or approval of the shareholders or optionholders of Zemex or the Court, not to proceed with the Arrangement or to revoke this special resolution at any time prior to the Arrangement becoming effective.

4. Any one director or one officer of Zemex be, and is hereby authorized and empowered, acting for, in the name of and on behalf of Zemex, to execute or cause to be executed, under seal of Zemex or otherwise and to deliver or cause to be delivered all such documents as are necessary or desirable in connection with the Arrangement, to deliver the order of the Court approving the Arrangement and the articles of arrangement to the Director under the CBCA for filing in accordance with the Arrangement Agreement.

5. Any one director or one officer of Zemex be, and is hereby authorized and empowered, acting for, in the name of and on behalf of Zemex, to execute or cause to be executed, under seal of Zemex or otherwise, and to deliver or to cause to be delivered, all such documents, agreements and instruments and to do or to cause to be done all such other acts and things as such one director or one officer of Zemex shall determine to be necessary or desirable in order to carry out the intent of the foregoing paragraphs of this special resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of such action or thing.

F-1

SCHEDULE G — INTERIM ORDER

Court File No. 03-CL-4921

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

THE HONOURABLE JUSTICE LEDERMAN	) ) )	TUESDAY, THE 1ST DAY OF APRIL, 2003

IN THE MATTER OF an application under section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, and Rules 14.05(2) and 14.05(3)(f) of the Rules of Civil Procedure

AND IN THE MATTER OF a proposed Plan of Arrangement respecting Zemex Corporation

ZEMEX CORPORATION

Applicant

INTERIM ORDER

     THIS MOTION, made by the applicant, Zemex Corporation (“Zemex”), for an Interim Order for advice and directions under subsection 192(4) of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”) in connection with an arrangement under section 192 of the CBCA, was heard this day at Toronto, Ontario.

     UPON READING the Notice of Application, the Notice of Motion, the Affidavit of R. Peter Gillin, sworn on March 24, 2003 and the exhibits attached thereto (collectively, the “Affidavit”) and on hearing submissions of counsel for Zemex and no one appearing for 6012639 Canada Inc. or for the Director appointed under the CBCA (the “Director”), although duly served.

     THE COURT makes the within Order under subsection 192(4) of the CBCA and the Rules of Civil Procedure.

Definitions

1.     THIS COURT ORDERS THAT, as used in this Order, unless otherwise defined, terms beginning with capital letters shall have the respective meanings set out in the Notice of Special Meeting of Securityholders (the “Notice”) and accompanying management proxy circular of Zemex (the “Circular”), attached as Exhibit “A” to the Affidavit (including the respective meanings set out in the Arrangement Agreement that is attached as Schedule “A” to the Circular and the Plan of Arrangement that is attached as Exhibit “B” to the Arrangement Agreement).

Special Meeting

2.     THIS COURT ORDERS THAT Zemex is authorized and directed to call, hold and conduct a special meeting (the “Special Meeting”) of the holders of common shares in the capital of Zemex (“Zemex Common Shares”) and the holders of options (“Zemex Options”) to purchase Zemex Common Shares (collectively, the “Securityholders”) to be held on Monday, May 5, 2003 at 10:00 a.m. (Toronto time) in the Quebec Room of the Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario to consider and, if deemed advisable, pass, with or without variation, a special resolution (the “Arrangement Resolution”) approving an arrangement substantially as contemplated in the Plan of Arrangement (the “Arrangement”).

3.     THIS COURT ORDERS THAT the Special Meeting shall be called, held and conducted in accordance with the CBCA, the Notice (included in the Circular), the articles and by-laws of Zemex and applicable securities laws, subject to what may be provided hereafter and subject to any further Order of this Court and the rulings and directions of the Chair of the Special Meeting.

Amendments

4.     THIS COURT ORDERS THAT Zemex is authorized to make, in the manner contemplated by the Arrangement Agreement, such amendments, revisions or supplements to the Arrangement as it may determine without any additional notice to the Securityholders and the Arrangement as so amended, revised or supplemented, shall be the Arrangement to be submitted to the Special Meeting and the subject of the Arrangement Resolution.

Adjournments and Postponements

5.     THIS COURT ORDERS THAT notwithstanding the provisions of the CBCA and the by-laws of Zemex, the Board of Directors of Zemex by resolution shall be entitled to adjourn or postpone the Special Meeting on one or more occasions without the necessity of first convening the Special Meeting or first obtaining any vote of the Securityholders respecting the adjournment or postponement. Notice of any such adjournment shall be given by press release, newspaper advertisement, or by notice sent to the Securityholders by one of the methods specified in paragraph 7(a) of this Interim Order, as determined to be the most appropriate method of communication by the Board of Directors of Zemex.

Record Date for Notice

6.     THIS COURT ORDERS THAT the record date (the “Record Date”) for determining Securityholders entitled to receive the Notice, the Circular and the forms of proxy for use by the Securityholders (collectively, the “Meeting Materials”) shall be the close of business (Toronto time) on Monday, March 31, 2003, as previously approved by the Board of Directors of Zemex and published by Zemex.

Notice of Special Meeting

7.     THIS COURT ORDERS THAT the Meeting Materials, with such amendments or additional documents as counsel for Zemex may advise are necessary or desirable, and as are not inconsistent with the terms of this Interim Order, may be sent to:

(a)	the Securityholders determined as at the Record Date, at least twenty-one (21) days prior to the date of the Special Meeting, excluding the date of mailing, and the date of the Special Meeting, by one or more of the following methods:

(i)	by first class prepaid mail, addressed to the Securityholder at his, her or its address as it appears on the applicable security registers of Zemex as at the Record Date; or

(ii)	in the case of non-registered holders of Zemex Common Shares, by providing, at least four business days before the twenty-first day prior to the Special Meeting, multiple copies of the Meeting Materials to intermediaries and registered nominees to facilitate the broad distribution of the Meeting Materials to non-registered holders of Zemex Common Shares; or

(iii)	by delivery, in person or by recognized courier service, to the addresses specified in paragraph 7(a)(i) above;

(b)	the directors and auditors of Zemex and the Director by mailing the Meeting Materials by prepaid ordinary mail to such persons at least twenty-one (21) days prior to the date of the Special Meeting, excluding the date of mailing and the date of the Special Meeting;

(c)	the Toronto Stock Exchange Inc. by electronically filing the Meeting Materials via the System for Electronic Document Analysis and Retrieval at least twenty-one (21) days prior to the date of the Special Meeting, excluding the date of filing and the date of the Special Meeting;

(d)	the United States Securities and Exchange Commission by electronically filing the Meeting Materials via the Electronic Data Gathering, Analysis and Retrieval System; and

(e)	the New York Stock Exchange, Inc. by hand, mail or courier delivery;

and that substantial compliance with this paragraph shall constitute good and sufficient notice of the Special Meeting.

The Meeting Materials shall not be sent to registered holders of Zemex Common Shares where mail previously sent to such holders by Zemex or its registrar and transfer agent has been returned to Zemex or its registrar and transfer agent on at least two previous consecutive occasions.

Accidental failure of or omission by Zemex to give notice to any one or more Securityholders, or any failure or omission to give such notice as a result of events beyond the reasonable control of Zemex (including, without limitation, any inability to use postal services) shall not constitute a breach of the Interim Order or a defect in the calling of the Special Meeting, but if any such failure or omission is brought to the attention of Zemex, then it shall use reasonable best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

Deemed Receipt of Notice

8.     THIS COURT ORDERS THAT the Meeting Materials shall be deemed for the purposes of this Interim Order to have been received,

(a)	in the case of mailing, three (3) days after delivery thereof to the post office;

(b)	in the case of delivery in person, upon receipt thereof at the intended recipient’s address or, in the case of delivery by courier, one (1) business day after receipt by the courier; and

(c)	in the case of electronic filing, upon the transmission thereof.

Updating Meeting Materials

9.     THIS COURT ORDERS THAT notice of any amendments, updates or supplements to any of the information provided in the Meeting Materials may be communicated to the Securityholders by press release, newspaper advertisement or by notice sent to the Securityholders by any of the means set forth in paragraph 7(a), as determined to be the most appropriate method of communication by the Board of Directors of Zemex.

Permitted Attendees

10.     THIS COURT ORDERS THAT the only persons entitled to attend the Special Meeting shall be:

(a)	the Securityholders or their respective proxyholders;

(b)	Zemex directors, officers, auditors and advisors;

(c)	representatives of 6012639 Canada Inc. and its parent, Cementos Pacasmayo S.A.A., and any of their subsidiaries or affiliates;

(d)	the Director; and

(e)	other persons with the permission of the Chair of the Special Meeting;

and that the only persons entitled to vote at the Special Meeting shall be the Securityholders as at the Record Date, or their respective proxyholders.

11.     THIS COURT ORDERS THAT the accidental omission to give notice of the Special Meeting, or the non-receipt of such notice, shall not invalidate any resolution passed or proceeding taken at the Special Meeting.

Solicitation of Proxies

12.     THIS COURT ORDERS THAT Zemex is authorized to use the form of proxy for holders of Zemex Common Shares and the form of proxy for holders of Zemex Options, in substantially the same forms as are attached as Exhibit “B” and Exhibit “C” respectively, to the Affidavit, subject to Zemex’s ability to insert dates and other relevant information in the final forms of proxy and to make other non-substantive changes and changes legal counsel advise are necessary or appropriate, and that the use of proxies at the Special Meeting shall be as set out in the Circular. Zemex is authorized, at its expense, to solicit proxies directly and through its officers, directors and employees, and through such agents or representatives as it may retain for that purpose and by mail, telephone or such other form of personal or electronic communication as it may determine.

13.     THIS COURT ORDERS THAT Zemex may in its discretion generally waive the time limits for the deposit of proxies by Securityholders, if Zemex deems it advisable to do so, such waiver to be endorsed by the initials thereon of the Chair of the Special Meeting.

Quorum and Voting

14.     THIS COURT ORDERS THAT the Special Meeting shall be a single meeting of the Securityholders who shall vote together on the Arrangement Resolution.

15.     THIS COURT ORDERS THAT the votes taken at the Special Meeting shall be taken on the basis of one (1) vote per Zemex Common Share and, in respect of each Zemex Option, one (1) vote per Zemex Common Share that the holder thereof is entitled to receive upon the valid and full exercise of such Zemex Option, and subject to further order of this Court, the vote required to pass the Arrangement Resolution shall be the affirmative vote of at least 66 2/3% of the total votes cast by the Securityholders, voting as a single class, present in person or by proxy and entitled to vote at the Special Meeting (excluding spoiled, illegible and/or defective votes and abstentions).

16.     THIS COURT ORDERS THAT a quorum at the Special Meeting shall be two holders of Zemex Common Shares, present in person or by proxy and entitled to vote at such Special Meeting, provided that, if no quorum is present within 30 minutes of the appointed meeting time, the Special Meeting shall stand adjourned to be reconvened without further notice on a day which is not more than thirty (30) days later, as determined by the Chair of the Meeting, in the Chair’s sole discretion, and at such reconvened meeting, those persons present in person or by proxy and entitled to vote at such meeting will constitute a quorum for the reconvened meeting. Such vote(s) shall be sufficient to authorize Zemex to do all such acts and things as may be necessary or desirable to give effect to the Arrangement on a basis consistent with what is provided for in the Circular including, without limitation, entering into the Arrangement, and no further approval of the Securityholders shall be required.

Scrutineers

17.     THIS COURT ORDERS THAT the scrutineers for the Special Meeting shall be CIBC Mellon Trust Company (acting through its representatives for that purpose). The duties of the scrutineers shall extend to:

(a)	invigilating and reporting to the Chair on the deposit and validity of proxies;

(b)	reporting to the Chair on the quorum of the Special Meeting;

(c)	reporting to the Chair on the polls taken or ballots cast, if any, at the Special Meeting; and

(d)	providing to Zemex and to the Chair written reports on matters related to their duties.

Dissent Rights

18.     THIS COURT ORDERS THAT registered holders of Zemex Common Shares may exercise Dissent Rights with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 190 of the CBCA, as modified by the terms of the Plan of Arrangement and this Interim Order, including that:

(a)	notwithstanding the provisions of subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by Zemex prior to 5:00 p.m. (Toronto time) on the business day immediately preceding the date of the Special Meeting; and

(b)	the fair value of the Zemex Common Shares held by any Dissenting Shareholder, referred to in subsection 190(3) of the CBCA, shall be determined as of the day before the date on which the Arrangement Resolution is passed.

Service and Notice of Sanction Hearing

19.     THIS COURT ORDERS THAT Zemex shall include in the Meeting Materials, when sent in accordance with paragraph 7 of this Interim Order, a copy of the Notice of Application herein and this Interim Order (collectively, the “Court Materials”), and such Court Materials shall be deemed to have been served at the times specified in accordance with paragraph 7 of this Interim Order, whether such persons reside within Ontario or within another jurisdiction.

20.     THIS COURT ORDERS THAT the persons entitled to appear at any hearing to sanction and approve the Arrangement, and to appear and to be heard thereon, shall be only:

(a)	the Applicant, 6012639 Canada Inc. and the Director; and

(b)	persons who have served and filed a Notice of Appearance herein in accordance with the Rules of Civil Procedure.

21.     THIS COURT ORDERS THAT the sending of the Meeting Materials in the manner contemplated by paragraph 7 shall constitute good and sufficient service of the Court Materials upon all who may wish to appear in this proceeding and no other form of service need be effected and no other material need be served on such persons in respect of these proceedings unless a Notice of Appearance is served in accordance with the Rules of Civil Procedure on the Applicant’s solicitors no less than 5 days before the hearing of this Application.

Sanction Hearing

22.     THIS COURT ORDERS THAT, upon the approval by the Securityholders of the Arrangement, in the manner set forth in this Interim Order, Zemex may apply to this Court for an Order approving the Arrangement (the “Final Order”) and that the hearing for approval of the Arrangement will be on May 7, 2003 at 10:00 a.m. or as soon thereafter as the application can be heard, and that no other form of service of the Application materials need be made, subject only to further order or direction of this Court.

Precedence

23.     THIS COURT ORDERS THAT to the extent of any inconsistency or discrepancy with respect to the matters provided for in this Interim Order, between this Interim Order and the articles or by-laws of Zemex or the terms of any instrument creating or governing the Zemex Common Shares or Zemex Options, this Interim Order shall govern.

Variance

24.     THIS COURT ORDERS THAT Zemex shall be entitled, at any time, to seek leave to vary this Interim Order.

/s/ Lederman, J.

IN THE MATTER OF an application under section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, and Rules 14.05(2) and 14.05(3)(f) of the Rules of Civil Procedure	AND IN THE MATTER OF a proposed Plan of Arrangement respecting ZEMEX CORPORATION Applicant	Court File No: 03-CL-4921

ONTARIO SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST)

Proceeding commenced at Toronto

INTERIM ORDER

Stikeman Elliott LLP Barristers & Solicitors 5300 Commerce Court West 199 Bay Street Toronto, Canada M5L 1B9

Eliot N. Kolers Tel: (416) 869-5637 Fax: (416) 861-0445

Solicitor for the Applicant

SCHEDULE H — DISSENT RIGHTS

Section 190 of the Canada Business Corporations Act, R.S.C., 1985, c. C-44.

190.     (1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a)  amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)  amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)  amalgamate otherwise than under section 184;

(d)  be continued under section 188;

(e)  sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f)  carry out a going-private or a squeeze-out transaction.

(2)  A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

(2.1) The right of dissent described in subsection (2) applies even if there is only one class of shares.

(3)  In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

(4)  A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5)  A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

(6)  The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

(7)  A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)  the shareholder’s name and address;

(b)  the number and class of shares in respect of which the shareholder dissents; and

(c)  a demand for payment of the fair value of such shares.

(8)  A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

(9)  A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

(10)  A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

(11)  On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a)  the dissenting shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b)  the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws his notice, or

(c)  the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

(12)  A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a)  a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b)  if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

(13)  Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

(14)  Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

(15)  Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

(16)  If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

(17)  An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

(18)  A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

(19)  On an application to a court under subsection (15) or (16),

(a)  all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b)  the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

(20)  On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

(21)  A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

(22)  The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of his shares as fixed by the court.

(23)  A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

(24)  If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(25)  If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a)  withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b)  retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(26)  A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)  the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)  the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

R.S.C., 1985, c. C-44, s. 190; 1994, c. 24, s. 23; 2001, c.14 ss. 94(2),(3), 135 (Sched., s.64)

PROXY
ZEMEX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT AND THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SECURITYHOLDERS OF THE CORPORATION TO BE HELD ON MAY 5, 2003. IT WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL THE PROPOSALS LISTED BELOW IN THE MANNER DESCRIBED IN THE MANAGEMENT PROXY CIRCULAR DATED APRIL 2, 2003 (THE “CIRCULAR”).

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS AND VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF SPECIAL MEETING AND CIRCULAR AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned, as registered holder(s) of the common shares listed below, hereby revokes any previous proxies and appoints Peter Lawson-Johnston, or failing him, R. Peter Gillin, or failing him, Allen J. Palmiere or instead of any of them                                                      proxy for the undersigned, with full power of substitution, to represent the undersigned, to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present and to vote all of the common shares which the undersigned is entitled to vote at the above noted meeting and any adjournment or postponement thereof, as follows:

1.	☐ FOR ☐ AGAINST ☐ ABSTAIN in respect to the Arrangement Resolution described in the Circular enclosed herewith; and

2.	To vote or otherwise represent the common shares on any other business (none known at the time of solicitation of this proxy) which may properly come before the Special Meeting of Securityholders or any adjournments or postponements thereof, according to their decision and in their discretion.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Circular dated April 2, 2003.

DATE

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR SHARE CERTIFICATES. A corporation is requested to sign its name by a duly authorized officer and is requested to so indicate when signing. If the shares are registered in two names, both must sign. If proxy is not dated in the space above, it will be deemed to bear the date on which it is mailed.

To be valid, this proxy must be signed and deposited with CIBC Mellon Trust Company or Zemex Corporation not later than 4:00 p.m. (Toronto time) on May 2, 2003 or if the meeting is adjourned or postponed, 48 hours (excluding Saturday, Sunday and holidays) before the adjourned or postponed Meeting.

PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENVELOPE PROVIDED.

912914.1

PROXY
ZEMEX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT AND THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SECURITYHOLDERS OF THE CORPORATION TO BE HELD ON MAY 5, 2003. IT WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL THE PROPOSALS LISTED BELOW IN THE MANNER DESCRIBED IN THE MANAGEMENT PROXY CIRCULAR DATED APRIL 2, 2003 (THE “CIRCULAR”).

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS AND VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND CIRCULAR ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

The undersigned, as holder of the options to acquire common shares listed below, hereby revokes any previous proxies and appoints Peter Lawson-Johnston, or failing him, R. Peter Gillin, or failing him, Allen J. Palmiere or instead of any of them                                  proxy for the undersigned, with full power of substitution, to represent the undersigned, to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present and to vote all of the common shares which the undersigned would be entitled to receive upon exercise of the undersigned’s options at the above noted meeting and any adjournment or postponement thereof, as follows:

1.	☐ FOR ☐ AGAINST ☐ ABSTAIN in respect to the Arrangement Resolution described in the Circular enclosed herewith; and

2.	To vote or otherwise represent the options to acquire common shares on any other business (none known at the time of solicitation of this proxy) which may properly come before the Special Meeting of Securityholders or any adjournments or postponements thereof, according to their decision and in their discretion.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Circular dated April 2, 2003.

DATE

SIGNATURE OF OPTIONHOLDER

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON ATTACHED LABEL. If proxy is not dated in the space above, it will be deemed to bear the date on which it is mailed.

To be valid, this proxy must be signed and deposited with CIBC Mellon Trust Company or Zemex Corporation not later than 4:00 p.m. (Toronto time) on May 2, 2003 or if the meeting is adjourned or postponed, 48 hours (excluding Saturday, Sunday and holidays) before the adjourned or postponed Meeting.

PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENVELOPE PROVIDED.

912915.1